Exhibit 3.1

EXHIBIT A

Certificate of Incorporation

(See attached.)

**CERTIFICATE OF CORRECTION
OF THE CERTIFICATE OF AMENDMENT OF THE
CERTIFICATE OF INCORPORATION
OF**

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

April 27, 2012

Advanced Environmental Recycling Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "**Corporation**"),

DOES HEREBY CERTIFY:

1. The name of the Corporation is Advanced Environmental Recycling Technologies, Inc.
2. That a Certificate of Amendment of the Certificate of Incorporation was filed by the Secretary of State of Delaware on 08/16/2011 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.
3. The inaccuracy or defect of said Certificate is: Aggregate number of shares of preferred stock was incorrectly stated.
4. Article 4, subsection (a) of the Certificate is corrected to read as follows:

   "FOURTH: (a) The aggregate number of shares which the Corporation shall have the authority to issue is Five Hundred Thirty-Two Million, Five Hundred Thirty Thousand (532,530,000) shares, consisting of Thirty Thousand (30,000) shares of Preferred Stock having a par value of $0.01 per share, Five Hundred Twenty-Five Million (525,000,000) shares of Class A Common Stock having a par value of $0.01 per share, and Seven Million Five Hundred Thousand (7,500,000) shares of Class B Common Stock having a par value of $0.01 per share."

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 27th day of April, A.D. 2012.

Advanced Environmental Recycling Technologies, Inc.

By: [signature] - Chairman

Name: Joe Brooks
Title: Chairman and Chief Executive Officer

*State of Delaware
Secretary of State
Division of Corporations
Delivered 08:00 AM 05/29/2012
FILED 08:00 AM 05/29/2012
SRV 120697672 - 2179925 FILE*

The undersigned declares under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of his own knowledge.

The undersigned has executed and acknowledged this certificate on March 17, 2011.

Tim Morrison
President of Advanced Environmental Recycling Technologies, Inc.

EXHIBIT II

ACKNOWLEDGMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs [ ] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated __________, 20__ from the Corporation and acknowledged and agreed to by [ ].

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By:____________________

Name:__________________
Title:__________________

EXHIBIT I

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series E Convertible Preferred Stock of Advanced Environmental Recycling Technologies, Inc. (the "**Certificate of Designations**"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series E Convertible Preferred Stock, $0.01 par value per share (the "**Series E Preferred Stock**"), of Advanced Environmental Recycling Technologies, Inc., a Delaware corporation (the "**Corporation**"), indicated below into shares of common stock, $0.01 par value per share (the "**Common Stock**"), of the Corporation, as of the date specified below.

Date of Conversion:_______________________________________

Number of shares of Series E Preferred Stock to be converted:_______________________

Share certificate no(s). of Series E Preferred Stock to be converted:__________________

Tax ID Number (If applicable):_______________________________

Conversion Price: _______________________________________

Number of shares of Common Stock to be issued:_______________________

Please issue the shares of Common Stock into which the shares of Series E Preferred Stock are being converted in the following name and to the following address:

Issue to:_______________________________
____

Address: _______________________________

Telephone Number: ___________________________

Facsimile Number: ___________________________

Holder:_______________________________

By:_______________________
Title:_______________________

Dated: _______________________________

Account Number (if electronic book entry transfer):_______________________

Transaction Code Number (if electronic book entry transfer):____________________

Capital and HIG AERT and their affiliates, the "**Fund Persons**"); (ii) any business opportunities presented to or originated by any officer or director of the Corporation that is or was a director, officer, employee, agent and/or other representative of the Fund Persons; (iii) any business opportunities that are within the same line or type of business as conducted by any one or more of the Fund Persons on or prior to March 17, 2011 (collectively, the "**Fund Business**"); and/or (iv) any business opportunities that are related to, or evolve from, the Fund Business.

* * * * *

the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Required Holders.

(aa) "Voting Stock" of a Person means capital stock or other equity interests of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(bb) "VWAP" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Corporation and the applicable Holder. If the Corporation and such Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

25. Tax Treatment. The Corporation covenants not to treat the Series E Preferred Stock as preferred stock for purposes of Section 305 of the Internal Revenue Code of 1986, as amended, except as otherwise required by applicable law.

26. General Provisions. In addition to the above provisions with respect to Series E Preferred Stock, such Series E Preferred Stock shall be subject to, and be entitled to the benefit of, the provisions set forth in the Certificate of Incorporation with respect to preferred stock of the Corporation generally.

27. Corporate Opportunity. In accordance with the provisions of the DGCL Section 122(17), the Corporation hereby determines that it is in the best interests of the Corporation to renounce in advance any interest or expectancy of the Corporation in the following specified business opportunities and classes or categories of business opportunities: (i) any business opportunities presented to or originated by H.I.G. Capital Partners IV, L.P. ("HIG Capital") and H.I.G. AERT, LLC ("HIG AERT") (collectively, with their respective affiliates and the directors, officers, employees, agents and/or other representatives of HIG

(r) **"Options"** means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(s) **"Person"** means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(t) **"Principal Market"** means the OTC Bulletin Board.

(u) **"Redemption Notices"** means, collectively, Triggering Event Redemption Notices and Fundamental Transaction Redemption Notices, and each of the foregoing, individually, a **"Redemption Notice."**

(v) **"Redemption Prices"** means, collectively, Triggering Event Redemption Prices and the Fundamental Transaction Redemption Prices, and each of the foregoing, individually, a **"Redemption Price."**

(w) **"SEC"** means the United States Securities and Exchange Commission or the successor thereto.

(x) **"Securities Agreement"** means that certain Securities Purchase and Exchange Agreement, dated as of the Initial Issuance Date, by and between the Corporation and the investor listed therein, pursuant to which the Corporation issued the Notes and Series E Preferred Stock, as may be amended from time to time.

(y) **"Subsidiary"** means any Person in which the Corporation, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person, excluding (x) capital stock of a publicly-traded corporation only if such capital stock is held by the Corporation for passive investment purposes only, is less than five percent (5%) of the outstanding capital stock of such corporation and such capital stock is listed on an Eligible Market and (y) capital stock of a privately-held corporation only if such capital stock is held by the Corporation for passive investment purposes only, is less than ten percent (10%) of the outstanding capital stock of such corporation and (1) the fair market value of such capital stock and (2) the Corporation's investment in such corporation (including, without limitation, the fair market value of all assets contributed thereto or therefor or all claims or other property exchanged, released or surrendered (as the case may be) in consideration for such capital stock), in each case, is less than $50,000, or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, **"Subsidiaries."**

(z) **"Trading Day"** means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during

the date hereof, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Holders; and (iii) shares of Common Stock issuable upon conversion of the shares of Series E Preferred Stock.

(o) **"Fundamental Transaction"** means that (i) the Corporation or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Corporation or any of its Subsidiaries is the surviving corporation) any other Person (excluding a merger or consolidation of a wholly-owned Subsidiary of the Corporation into the Corporation or another wholly-owned Subsidiary of the Corporation only if such merger or consolidation of such wholly-owned Subsidiary and the Corporation or such other wholly-owned Subsidiary (as applicable) does not involve any other Person), or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Corporation (not including any shares of Voting Stock of the Corporation held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Corporation (not including any shares of Voting Stock of the Corporation held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any "person" (other than any Holder or any of its affiliates) or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) (other than any group of which any Holder or any of its affiliates is a member thereof) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Corporation.

(p) **"Initial Issuance Date"** means March 18, 2011.

(q) **"Notes"** means the notes issued pursuant to the Securities Agreement, as may be amended from time to time (including all notes issued in exchange therefor or replacement thereof).

the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(g) "**Common Stock**" means (i) the Corporation's shares of Class A common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed, exchanged or converted or any share capital resulting from a reclassification or recapitalization of such common stock.

(h) "**Common Stock Deemed Outstanding**" means, as of the particular time of determination, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 7(a)(i) and 7(a)(ii) hereof (but (i) excluding any shares of Common Stock owned or held by or for the account of the Corporation, shares of Common Stock issuable under Options and Convertible Securities not then exercisable, exchangeable or convertible and shares of Common Stock issuable upon conversion of shares of Series E Preferred Stock and (ii) taking account of any limitations on exercise, exchange or conversion set forth in such Options or Convertible Securities).

(i) "**Conversion Amount**" means, with respect to each share of Series E Preferred Stock, as of a particular date of determination, the sum of (1) the Stated Value thereof plus (2) all accrued and unpaid Dividends thereon.

(j) "**Conversion Price**" means, as of any Conversion Date or other date of determination, $0.075, subject to adjustment as provided herein.

(k) "**Convertible Securities**" means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(l) "**Current Market Price**" shall mean the VWAP of the Common Stock for the ten (10) Trading Day period immediately preceding the applicable date of determination.

(m) "**Eligible Market**" means The New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the Nasdaq BX Market, or the Principal Market.

(n) "**Excluded Securities**" means (i) shares of Common Stock or standard options to purchase Common Stock to directors, officers or employees of the Corporation in their capacity as such pursuant to an Approved Share Plan, provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Holders; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Share Plan that are covered by clause (i) above) issued prior to

Common Stock may be issued to any employee, officer or director for services provided to the Corporation in their capacity as such; provided that so long as there remain outstanding shares of Series E Preferred Stock representing at least twenty five percent (25%) of the outstanding shares of Common Stock (calculated assuming that the Preferred Stock is then fully converted into shares of Common Stock at the then-prevailing applicable Conversion Price), the consent of the holders of a majority of the outstanding shares of Series E Preferred Stock shall be required to approve any Approved Share Plan.

(c) **"Black Scholes Consideration Value"** means the value of the applicable Option or Convertible Security (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the "OV" function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option or Convertible Security (as the case may be) as of the date of issuance of such Option or Convertible Security (as the case may be) and (iii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option or Convertible Security (as the case may be).

(d) **"Bloomberg"** means Bloomberg, L.P.

(e) **"Business Day"** means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) **"Closing Sale Price"** means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the applicable Holder. If the Corporation and such Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with

or written consent without a meeting in accordance with the DGCL, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the DGCL and the Certificate of Incorporation.

22. Notices. The Corporation shall provide each Holder of Series E Preferred Stock with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor; provided, however, that the provision by the Corporation to any Holder of Series E Preferred Stock of written notice of an action in accordance with any other notice requirements set forth in this Certificate of Designations with regard to such action shall constitute prompt written notice for purposes of this Section 22. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with Section 9(f) of the Securities Agreement.

23. Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price, the Closing Sale Price, Current Market Price or fair market value (as the case may be) or the arithmetic calculation of the Conversion Rate or the applicable Redemption Price, the Corporation or the applicable Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile or e-mail (i) within seven (7) Business Days after receipt of the applicable notice giving rise to such dispute to the Corporation or such Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after such Holder learned of the circumstances giving rise to such dispute (including, without limitation, as to whether any issuance or sale or deemed issuance or sale was an issuance or sale or deemed issuance or sale of Excluded Securities). If such Holder and the Corporation are unable to agree upon such determination or calculation within seven (7) Business Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Corporation or such Holder (as the case may be), then the Corporation shall, within two (2) Business Days, submit via facsimile or e-mail (a) the disputed determination of the Conversion Price, the Closing Sale Price, Current Market Price or fair market value (as the case may be) to an independent, reputable investment bank selected by such Holder and approved by the Corporation or (b) the disputed arithmetic calculation of the Conversion Rate or any Redemption Price to an independent, outside accountant (other than the Corporation's or such Holder's independent, outside accountant). The Corporation shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Corporation and such Holder of the results no later than twenty (20) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank's or accountant's determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error or fraud.

24. Defined Terms.

(a) "1934 Act" Securities Exchange Act of 1934, as amended.

(b) "Approved Share Plan" means any employee benefit plan which has been approved by the board of directors of the Corporation prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase

Preferred Stock and (iii) shall, so long as any shares of Series E Preferred Stock are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series E Preferred Stock, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the shares of Series E Preferred Stock.

17. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Corporation and all Holders and shall not be construed against any Person as the drafter hereof.

18. Participation. In addition to any adjustments pursuant to Section 7, each of the Holders shall, as holders of shares of Series E Preferred Stock, be entitled to receive such dividends paid and distributions made to the holders of shares of Common Stock to the same extent as if each such Holder had converted each share of Series E Preferred Stock held by such Holder into shares of Common Stock and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of shares of Common Stock.

19. Transfer of Series E Preferred Stock. A Holder may transfer its shares of Series E Preferred Stock at any time without the consent of the Corporation.

20. Series E Preferred Stock Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series E Preferred Stock, in which the Corporation shall record the name, address and facsimile number of the Persons in whose name the shares of Series E Preferred Stock have been issued, as well as the name and address of each transferee. The Corporation may treat the Person in whose name any Series E Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

21. Stockholder Matters; Amendment.

(a) Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the DGCL, the Certificate of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Series E Preferred Stock may be effected by written consent of the Corporation's stockholders or at a duly called meeting of the Corporation's stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent effected by written consent in lieu of a meeting.

(b) Amendment. This Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose,

such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its Board to recommend to the stockholders that they approve such proposal.

14. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificates representing shares of Series E Preferred Stock (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by a Holder to the Corporation in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the certificate(s), the Corporation shall execute and deliver new certificate(s) of like tenor and date.

15. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Corporation shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Corporation's compliance with the terms and conditions of this Certificate of Designations (including, without limitation, compliance with Section 7).

16. Noncircumvention. The Corporation hereby covenants and agrees that the Corporation will not, by amendment of its Certificate of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Corporation (i) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any shares of Series E Preferred Stock above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of shares of Series E

(b) No Maturity. The Series E Preferred Stock shall not be subject to any mandatory redemption, sinking fund or similar provisions.

13. Authorized Shares.

(a) Reservation. Following the Corporation's 2011 annual stockholders meeting, the Corporation shall have sufficient authorized and unissued shares of Common Stock for each of the shares of Series E Preferred Stock equal to 133% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate with respect to the Conversion Amount of each share of Series E Preferred Stock. Without limiting the foregoing, so long as any of the shares of Series E Preferred Stock are outstanding, the Corporation shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series E Preferred Stock, the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the shares of Series E Preferred Stock then outstanding, provided that at no time shall the number of shares of Common Stock so available be less than the number of shares required to be reserved by the previous sentence (the "**Required Amount**"). The initial number of shares of Common Stock reserved for conversions of the shares of Series E Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of shares of Series E Preferred Stock held by each Holder at the time of issuance of shares of Series E Preferred Stock or increase in the number of reserved shares (as the case may be) (the "**Authorized Share Allocation**"). In the event a Holder shall sell or otherwise transfer any of such Holder's shares of Series E Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any shares of Series E Preferred Stock shall be allocated to the remaining Holders of shares of Series E Preferred Stock, pro rata based on the number of shares of Series E Preferred Stock then held by such Holders.

(b) Insufficient Authorized Shares. If, notwithstanding Section 13(a) and not in limitation thereof, at any time while any of the shares of Series E Preferred Stock remain outstanding the Corporation does not have a sufficient number of authorized and unissued shares of Common Stock to satisfy its obligation to have available for issuance upon conversion of the shares of Series E Preferred Stock at least a number of shares of Common Stock equal to the Required Amount (an "**Authorized Share Failure**"), then the Corporation shall immediately take all action necessary to increase the Corporation's authorized shares of Common Stock to an amount sufficient to allow the Corporation to have available the Required Amount for the shares of Series E Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than one hundred twenty (120) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock; provided that such time period shall be extended an additional thirty (30) days in the event the Securities Exchange Commission initiates a review of the stockholder proxy. In connection with

Subsidiary with or into another Person, (c) the acquisition by the Corporation or any Subsidiary of another Person by means of a purchase of all or substantially all of the capital stock or other equity interests or assets of such Person or (d) a liquidation, winding up, dissolution or adoption of any plan for the same, or consent to any of the foregoing;

(vi) amend, alter or repeal any provision of, or add any provision to, the Bylaws or the Certificate of Incorporation (by means of amendment or by merger, consolidation or otherwise) that would adversely affect any of the holders of Series E Preferred Stock in any manner;

(vii) increase or decrease the authorized number of directors constituting the Board or any committee of the Board;

(viii) authorize, adopt or implement any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision or other provision relating to accumulations of beneficial ownership of securities of the Corporation or a change in control of the Corporation or any of its Subsidiaries under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Holder or any of its affiliates;

(ix) amend, alter or repeal the preferences, privileges, rights or other powers of the Series E Preferred Stock so as to affect adversely the Series E Preferred Stock (including, without limitation, the authorization or issuance of any series of preferred stock with preference or priority over, or being on a parity with the Series E Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation, which shall be deemed so to affect adversely the Series E Preferred Stock);

(x) issue any indebtedness (other than asset based revolving lines of credit) which exceed $3,000,000 in the aggregate;

(xi) take any other action or agree to take any action that adversely affects any of the terms or any of the rights, powers, preferences or privileges of the holders of the Series E Preferred Stock; or

(xii) whether or not prohibited by the terms of the Series E Preferred Stock, circumvent a right of the Series E Preferred Stock.

12. Non-Redeemable; Maturity.

(a) Non-Redeemable. Except as otherwise expressly contemplated by this Certificate of Designations (including, without limitation, Sections 5, 8, 9 and 12(a)), the shares of Series E Preferred Stock shall not be redeemable either at the Corporation's option or at the option of any of the Holders at any time.

include at least one (1) Series E Director. All Series E Directors shall be elected by the affirmative vote of the Required Holders either at meetings of stockholders at which directors are elected, a special meeting of holders of Series E Preferred Stock or by written consent without a meeting in accordance with the DGCL. Each Series E Director so elected shall serve for a term of one (1) year and until such Series E Director's successor is elected and qualified, subject to such Series E Director's earlier death, resignation or removal. Any vacancy in the position of a Series E Director may be filled only by the holders of the Series E Preferred Stock. Each Series E Director may, during such Series E Director's term of office, be removed at any time, with or without cause, by and only by the affirmative vote, at a special meeting of holders of Series E Preferred Stock called for such purpose, or written consent without a meeting in accordance with the DGCL, of the Required Holders. Any vacancy created by such removal may also be filled at such meeting or by such consent.

(c) Series E Preferred Stock Protective Provisions. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the DGCL, of the Required Holders, voting separate as a single class, the Corporation shall not (and the Corporation shall not permit any Subsidiary of which it owns, directly or indirectly, twenty percent (20%) or more of the voting securities (each a "Controlled Subsidiary") and shall use its reasonable best efforts to not permit any other Subsidiary to):

(i) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock or other equity interest unless the same ranks junior to the Series E Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation and the payment of dividends, subject to clause (ii) below;

(ii) create, or authorize the creation of, or issue or obligate itself to issue shares of, any Junior Stock requiring redemption or repayment of such Junior Stock;

(iii) issue any shares of Series E Preferred Stock other than pursuant to the Securities Agreement;

(iv) authorize, adopt or file any certificate of designations or articles or certificate of amendment of any series of shares of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series E Preferred Stock, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

(v) authorize or effect (a) any sale, lease, transfer or other disposition of all or substantially all the assets or stock of the Corporation or any Subsidiary; (b) any merger or consolidation or other reorganization of the Corporation or any

number of shares of Series E Preferred Stock submitted for redemption pursuant to such Redemption Notices by each such Holder relative to the aggregate number of shares of Series E Preferred Stock submitted for redemption pursuant to such Redemption Notices.

10. Rights Upon Issuance of Purchase Rights. In addition to any adjustments pursuant to Section 7 above, if at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all the record holders of any class of Common Stock (the "**Purchase Rights**"), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the shares of Series E Preferred Stock held by such Holder immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

11. Voting Rights.

(a) General. The holders of Series E Preferred Stock shall be entitled to written notice of all meetings of stockholders or written consents (and copies of proxy materials and other information sent to stockholders) in accordance with the Corporation's bylaws (the "**Bylaws**") and the DGCL. On any matter (other than the election of the Series E Directors, which is addressed by Section 11(b) hereof) presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), the holders of outstanding shares of Series E Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series E Preferred Stock would be convertible under the circumstances described in Section 4 hereof on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock. Except as provided by law or as expressly contemplated by the other provisions of this Certificate of Designations (including, without limitation, Sections 11(b) and 11(c) below), holders of Series E Preferred Stock shall vote together with the holders of Common Stock and the holders of any other capital stock entitled to vote on such matters as a single class.

(b) Election of Directors. In addition to the voting rights provided in Section 11(a), the holders of Series E Preferred Stock shall have the exclusive right, voting separately as a single class, to elect (i) for so long as there remain outstanding shares of Series E Preferred Stock representing at least twenty percent (20%) of the outstanding shares of Common Stock (calculated assuming that the Preferred Stock is then fully converted into shares of Common Stock at the then-prevailing applicable Conversion Price), four (4) of the Corporation's seven (7) directors and (ii) for as long as any shares of Series E Preferred Stock remain outstanding but such outstanding shares of Series E Preferred Stock do not satisfy the provisions of clause (i) above, one (1) of the Corporation's seven (7) directors (such directors elected pursuant to this sentence are referred to herein as the "**Series E Directors**"). Each committee of the Board shall

the Conversion Date is after the consummation of such Fundamental Transaction, Common Stock, securities and/or other assets (as applicable) as contemplated by Section 8(a), and upon such conversion the Corporation's obligations under this Section 8(b) shall terminate with regard to all shares so converted.

(c) Application. The provisions of this Section 8 shall apply similarly and equally to successive Fundamental Transactions.

9. Redemptions by Holders.

(a) Mechanics. The Corporation shall deliver the applicable Triggering Event Redemption Price to the applicable Holder in cash within three (3) Business Days after the Corporation's receipt of the applicable Holder's Triggering Event Redemption Notice. If a Holder has submitted a Fundamental Transaction Redemption Notice in accordance with Section 8(b), the Corporation shall deliver the applicable Fundamental Transaction Redemption Price to such Holder in cash concurrently with the consummation of such Fundamental Transaction if such notice is received at least one (1) Business Day prior to the consummation of such Fundamental Transaction and within three (3) Business Days after the Corporation's receipt of such notice otherwise. In the event that the Corporation does not pay the applicable Redemption Price to the applicable Holder within the time period required, at any time thereafter and until the Corporation pays such unpaid Redemption Price in full, the applicable Holder shall have the option, in lieu of redemption, to require the Corporation to promptly return to such Holder any or all of the shares of Series E Preferred Stock that were submitted for redemption by such Holder and for which the applicable Redemption Price has not been paid. Upon the Corporation's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to the shares of Series E Preferred Stock specified in such notice and (y) the Corporation shall immediately return the shares of Series E Preferred Stock specified in such notice to the applicable Holder. A Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Corporation's obligations to make any payments of interest which have accrued prior to the date of such notice with respect to the applicable Redemption Amount subject to such notice. Interest shall accrue at the rate of 1% per month (prorated for partial months) on all Redemption Amounts that are not paid when due until such Redemption Amounts are paid in full and the Corporation shall pay such accrued interest to the applicable Holder at the time the applicable Redemption Amount is paid in full to such Holder.

(b) Notice of Redemptions. Upon the Corporation's receipt of any Redemption Notice from any of the Holders, the Corporation shall immediately, but no later than three (3) Business Days after its receipt thereof, forward to each of the other Holders by facsimile a copy of such notice. If the Corporation receives more than one (1) Redemption Notice during the seven (7) Business Day period beginning on and including the date of the Corporation's receipt of the first Redemption Notice and the Corporation is unable to redeem all of the shares of Series E Preferred Stock designated in all Redemption Notices received during such seven (7) Business Day period, then the Corporation shall redeem a pro rata amount from each Holder from who the Corporation received Redemption Notices during such seven (7) Business Day period based on the

conversion, such securities or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Fundamental Transaction or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Fundamental Transaction in such amounts as such Holder would have been entitled to receive had the Series E Preferred Stock held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders.

(b) Notice of a Fundamental Transaction; Redemption Right. No later than ten (10) Trading Days prior to the consummation of a Fundamental Transaction, the Corporation shall deliver written notice thereof via facsimile and overnight courier to each Holder (a "**Fundamental Transaction Notice**"). At any time during the period beginning after a Holder's receipt of a Fundamental Transaction Notice or such Holder becoming aware of a Fundamental Transaction if a Fundamental Transaction Notice is not delivered to such Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (A) consummation of such Fundamental Transaction or (B) the date of receipt of such Fundamental Transaction Notice, such Holder may require (other than with respect to a Fundamental Transaction that occurs solely as a result of clause (i)(5) of the definition thereof) the Corporation to redeem all or any portion of such Holder's shares of Series E Preferred Stock by delivering written notice thereof ("**Fundamental Transaction Redemption Notice**") to the Corporation, which Fundamental Transaction Redemption Notice shall indicate the number of shares of Series E Preferred Stock that such Holder is electing to redeem. Each share of Series E Preferred Stock subject to redemption pursuant to this Section 8(b) shall be redeemed by the Corporation in cash at a price per share of Series E Preferred Stock equal to the Conversion Amount thereof (the "**Fundamental Transaction Redemption Price**"). Redemptions required by this Section 8(b) shall be made in accordance with the provisions of Section 9 and shall have priority to payments to stockholders of Junior Stock in connection with such Fundamental Transaction. To the extent redemptions required by this Section 8(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the shares of Series E Preferred Stock by the Corporation, such redemptions shall be deemed to be voluntary prepayments. In the event of a Fundamental Transaction resulting in the Corporation's redemption of any portion of the shares of Series E Preferred Stock under this Section 8(b), such Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 8(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder's actual loss of its investment opportunity and not as a penalty. Notwithstanding anything to the contrary in this Section 8(b), until the Fundamental Transaction Redemption Price is paid in full, the shares of Series E Preferred Stock submitted by such Holder for redemption under this Section 8(b) may be converted, in whole or in part, by such Holder pursuant to Section 4 into Common Stock or in the event

express terms thereof, then the only adjustment that shall be made under this Section 7(a) shall be the adjustment required to be made as a result of such Dilutive Issuance and no adjustment shall be made under this Section 7(a) with respect to any such adjustment made as a result of such Dilutive Issuance to the exercise price or conversion price (as the case may be) of any such Options or Convertible Securities.

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 7(a) or Section 8, if the Corporation at any time on or after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 7(a) or Section 8, if the Corporation at any time on or after the Initial Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(c) Other Events. In the event that the Corporation (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holders from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of the Holders, provided that no such adjustment pursuant to Section 7(c) will increase the Conversion Price as otherwise determined pursuant to this Section 7, provided further that if any Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Corporation's board of directors and such Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Corporation.

8. Rights Upon Fundamental Transaction.

(a) Receipt of Consideration. Prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock, the Corporation shall make appropriate provision to insure that each Holder will thereafter have the right to receive upon a conversion of the shares of Series E Preferred Stock held by such Holder: (i) in addition to the shares of Common Stock receivable upon such

securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received by the Corporation minus (II) the Black Scholes Consideration Value of each such Option or Convertible Security (as applicable). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Corporation therefor and not reduced by any standard and customary underwriter's discounts or commissions, standard and customary selling agent commissions or expenses or other standard and customary reasonable expenses (but net of any amount or other consideration paid or payable to, or withheld by, any purchaser thereof or any of its affiliates). If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Corporation will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Corporation for such securities will be the average VWAP of such security for the five (5) Trading Day period immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business (including goodwill) of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Corporation and the applicable Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "**Valuation Event**"), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and such Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation.

(v) Record Date. If the Corporation takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(vi) Application. If a Dilutive Issuance occurs that results in an adjustment to the Conversion Price and the exercise price or conversion price (as the case may be) of any other Options or Convertible Securities pursuant to the

or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof" shall be equal to (1) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security minus (2) the sum of all amounts paid or payable by, or for the benefit of, the Corporation to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 7(a), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Initial Issuance Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. If any Option or Convertible Security is issued or deemed issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Corporation, together comprising one integrated transaction, (x) such Option or Convertible Security (as applicable) will be deemed to have been issued for consideration equal to the Black Scholes Consideration Value thereof and (y) the other

CCP = the Conversion Price in effect immediately prior to such Dilutive Issuance

OB = the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such Dilutive Issuance

AC = the consideration, if any, received by the Corporation upon such Dilutive Issuance

CSP = the Closing Sale Price of the Common Stock on the date of issuance or sale or deemed issuance or sale of the shares of Common Stock in such Dilutive Issuance

OA = the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance.

For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

(i) Issuance of Options. If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option" shall be equal to (1) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option minus (2) the sum of all amounts paid or payable by, or for the benefit of, the Corporation to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise

respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. To the extent necessary, the Corporation shall cause such actions to be taken by any of its Subsidiaries (as defined below) so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 6(a). All the preferential amounts to be paid to the Holders under this Section 6(a) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of the assets of the Corporation available for distribution to the holders of Junior Stock in connection with a Liquidation Event as to which this Section 6 applies. For purposes of this Certificate of Designations, a "**Liquidation Event**" means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries taken as a whole, in a single transaction or series of transactions.

(b) Distribution of Remaining Assets. Upon a Liquidation Event, after the payment of all preferential amounts required to be paid to the Holders, the Holders will not be entitled to any further participation as such in any distribution of the remaining assets of the Corporation as holders of shares of Series E Preferred Stock.

(c) Additional Rights. In the event the requirements of this Section 6 are not complied with, the Corporation shall forthwith either (i) cause such Liquidation Event to be postponed until such time as the requirements of this Section 6 have been complied with; or (ii) cancel such Liquidation Event, in which event the rights, powers, designations, preferences and privileges of the holders of the Series E Preferred Stock shall revert to and be the same as such rights, powers, designations, preferences and privileges existing immediately prior to the Liquidation Event.

7. Rights Upon Issuance of Other Securities and Special Adjustments.

(a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Initial Issuance Date, the Corporation issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation, but excluding any Excluded Securities (as defined below) issued or sold or deemed to have been issued or sold) for a consideration per share less than a price equal to the Current Market Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Current Market Price then in effect is referred to herein as the "**Applicable Price**") (the foregoing a "**Dilutive Issuance**"), then, immediately following such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to "CP1" below:

$$CP1 = CCP \times \frac{OB + (AC / CSP)}{OA}$$

that such Holder is electing to redeem. In addition to all other rights of such Holder contained herein, each share of Series E Preferred Stock subject to redemption by the Corporation pursuant to this Section 5(b) shall be redeemed by the Corporation at a price per share of Series E Preferred Stock equal to the greater of (i) the Conversion Amount of such share of Series E Preferred Stock and (ii) the product of (X) the Conversion Rate in effect at such time as such Holder delivers a Triggering Event Redemption Notice with respect to such Conversion Amount of such share of Series E Preferred Stock multiplied by (Y) the highest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Triggering Event and ending on the date the Corporation makes the entire payment required to be made under this Section 5(b) (the "**Triggering Event Redemption Price**"). Redemptions required by this Section 5(b) shall be made in accordance with the provisions of Section 9. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the shares of Series E Preferred Stock by the Corporation, such redemptions shall be deemed to be voluntary prepayments. In the event of any Triggering Event resulting in the Corporation's redemption of any shares of Series E Preferred Stock under this Section 5(b), such Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder's actual loss of its investment opportunity and not as a penalty. Notwithstanding anything to the contrary in this Section 5, until the Triggering Event Redemption Price is paid in full, all shares of Series E Preferred Stock submitted for redemption under this Section 5(b) may be converted, in whole or in part, by such Holder into Common Stock pursuant to Section 4, and upon such conversion the Corporation's obligations under this Section 5(b) shall terminate with regard to all shares so converted.

6. Liquidation Preference.

(a) Preferential Payment to Holders of Series E Preferred Stock. Upon any Liquidation Event (as defined below), each of the Holders shall be entitled to receive in cash out of the assets of the Corporation available for distribution to its stockholders, whether from capital or from earnings available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Senior Preferred Stock upon such Liquidation Event, but before any payment shall be made to the holders of Junior Stock, an amount in cash with respect to each share of Series E Preferred Stock then held by the Holders equal to the greater of (x) the sum of (i) the Stated Value plus (ii) all accrued and unpaid Dividends and (y) the amount per share such Holder would receive if such Holder converted such share of Series E Preferred Stock into Common Stock immediately prior to such Liquidation Event. If upon any such Liquidation Event, the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the Holders of shares of Series E Preferred Stock the full amount to which they shall be entitled, the Holders of shares of Series E Preferred Stock and the holders any Parity Stock shall share ratably in any distribution of the remaining assets of the Corporation in proportion to the

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION'S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES E PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4(c)(vi) THEREOF. THE NUMBER OF SHARES OF SERIES E PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES E PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(c)(vi) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES E PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(d) Taxes. The Corporation shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof), issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of shares of Series E Preferred Stock.

5. Rights Upon Triggering Event.

(a) Triggering Event. Each of the following events shall constitute a **"Triggering Event"**:

(i) the Corporation's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or payment of the Buy-In Price when due or (B) written notice to any Holder (including, without limitation, by way of public announcement or through any of its agents) at any time of its intention not to comply, as required, with a request for conversion of any shares of Series E Preferred Stock that is requested in accordance with the provisions of this Certificate of Designations; or

(ii) any Event of Default (as defined in the Notes) occurs under any of the Notes.

(b) Notice of a Triggering Event; Redemption Right. Upon the occurrence of any Triggering Event, the Corporation shall within three (3) Business Days deliver written notice thereof via facsimile and overnight courier (with next day delivery specified) (a **"Notice of Triggering Event"**) to each Holder. At any time after the earlier of a Holder's receipt of a Notice of Triggering Event and such Holder becoming aware of a Triggering Event, such Holder may require the Corporation to redeem all or any portion of such Holder's shares of Series E Preferred Stock by delivering written notice thereof (the **"Triggering Event Redemption Notice"**) to the Corporation, which Triggering Event Redemption Notice shall indicate the number of shares of Series E Preferred Stock

Preferred Stock submitted for conversion, the Corporation shall convert from each Holder electing to have shares of Series E Preferred Stock converted on such date a pro rata amount of such Holder's shares of Series E Preferred Stock submitted for conversion on such date based on the number of shares of Series E Preferred Stock submitted for conversion on such date by such Holder relative to the aggregate number of shares of Series E Preferred Stock submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of shares of Series E Preferred Stock, the Corporation shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 23.

(vi) Book-Entry. Notwithstanding anything to the contrary set forth in this Section 4, upon conversion of any shares of Series E Preferred Stock in accordance with the terms hereof, no Holder thereof shall be required to physically surrender the certificate representing the shares of Series E Preferred Stock to the Corporation unless (A) the full or remaining number of shares of Series E Preferred Stock represented by the certificate are being converted (in which event such certificate(s) shall be delivered to the Corporation as contemplated by Section 4(c)(i)) or (B) such Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of shares of Series E Preferred Stock upon physical surrender of any shares of Series E Preferred Stock. Each Holder and the Corporation shall maintain records showing the number of shares of Series E Preferred Stock so converted by such Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Corporation, so as not to require physical surrender of the certificate representing the shares of Series E Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation establishing the number of shares of Series E Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if shares of Series E Preferred Stock represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the shares of Series E Preferred Stock unless such Holder first physically surrenders the certificate representing the shares of Series E Preferred Stock to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of shares of Series E Preferred Stock represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any shares of Series E Preferred Stock, the number of shares of Series E Preferred Stock represented by such certificate may be less than the number of shares of Series E Preferred Stock stated on the face thereof. Each certificate for shares of Series E Preferred Stock shall bear the following legend:

Corporation's share register or to credit such Holder's or its designee's balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of any shares of Series E Preferred Stock (as the case may be) (a "**Conversion Failure**"), then, in addition to all other remedies available to such Holder, such Holder, upon written notice to the Corporation, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any shares of Series E Preferred Stock that have not been converted pursuant to such Holder's Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Corporation's obligations to make any payments which have accrued prior to the date of such notice pursuant to the terms of this Certificate of Designations or otherwise; provided that prior to (but not following) the Corporation's 2011 annual stockholders meeting, a Conversion Failure shall not be deemed to have occurred if the Corporation has failed to convert shares of Series E Preferred Stock to the extent, and only with respect to the shares of Series E Preferred Stock which cannot be converted as a result of, the Corporation does not have sufficient authorized and unissued shares of Common Stock. In addition to the foregoing, if within three (3) Trading Days after the Corporation's receipt of a Conversion Notice (whether via facsimile or otherwise), the Corporation shall fail to issue and deliver a certificate to such Holder and register such shares of Common Stock on the Corporation's share register or credit such Holder's or its designee's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be), and if on or after such third (3rd) Trading Day such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of shares of Common Stock issuable upon such conversion that such Holder anticipated receiving from the Corporation, then, in addition to all other rights and remedies available to such Holder, the Corporation shall, within three (3) Business Days after such Holder's request and in such Holder's discretion, either (i) pay cash to such Holder in an amount equal to such Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "**Buy-In Price**"), at which point the Corporation's obligation to deliver such certificate or credit such balance account (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price less the product of (A) such number of shares of Common Stock multiplied by (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Conversion Date.

(v) Pro Rata Conversion; Disputes. In the event the Corporation receives a Conversion Notice from more than one Holder for the same Conversion Date and the Corporation can convert some, but not all, of such shares of Series E

the share(s) of Series E Preferred Stock subject to such conversion in the form attached hereto as **Exhibit I** (the "**Conversion Notice**") to the Corporation. If required by Section 4(c)(vi), within five (5) Trading Days following a conversion of any such Series E Preferred Stock as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Corporation the original certificates representing the share(s) of Series E Preferred Stock being converted (or comply with the procedures set forth in Section 14) (the "**Preferred Share Certificates**").

(ii) Corporation's Response. On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Corporation shall transmit by facsimile an acknowledgment of confirmation, in the form attached hereto as **Exhibit II**, of receipt of such Conversion Notice to such Holder and the Corporation's transfer agent (the "**Transfer Agent**"), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date of receipt by the Corporation of such Conversion Notice, the Corporation shall (1) provided that the Transfer Agent is participating in The Depository Trust Company's ("**DTC**") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled.

If the number of shares of Series E Preferred Stock represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 4(c)(vi) is greater than the number of shares of Series E Preferred Stock being converted, then the Corporation shall, as soon as practicable and in no event later than three (3) Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Preferred Share Certificate representing the number of shares of Series E Preferred Stock not converted.

(iii) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of shares of Series E Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(iv) Corporation's Failure to Timely Convert. If the Corporation shall fail, for any reason or for no reason, to issue to a Holder within three (3) Trading Days after the Corporation's receipt of a Conversion Notice (whether via facsimile or otherwise), a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the

preferences provided for herein and no such merger or consolidation shall result inconsistent therewith.

3. Dividends. From and after the first date of issuance of any shares of Series E Preferred Stock (the "**Initial Issuance Date**"), each holder of a share of Series E Preferred Stock (each, a "**Holder**" and collectively, the "**Holders**") shall be entitled to receive dividends ("**Dividends**") per share equal to six percent (6%) per annum (the "**Dividend Rate**") of the Stated Value (as defined below) in the manner provided below in this Section 3, including accrued and unpaid dividends, before any dividends shall be declared, set apart for or paid upon any Junior Stock or Parity Stock. Dividends on each share of Series E Preferred Stock shall (i) accrue daily at the Dividend Rate, (ii) commence accruing on the Initial Issuance Date, compounded quarterly, (iii) be computed on the basis of a 360-day year consisting of twelve 30-day months and (iv) be payable in shares of Series E Preferred Stock when and as declared by the Board. Dividends on the Series E Preferred Stock shall be cumulative and shall continue to accrue and compound whether or not declared. "**Stated Value**" shall mean $1,000 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events relating to the Series E Preferred Stock after the Initial Issuance Date.

4. Conversion. Each share of Series E Preferred Stock shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below) on the terms and conditions set forth in this Section 4.

(a) Holder's Conversion Right. At any time or times on or after the Initial Issuance Date, each Holder shall be entitled to convert any whole number of shares of Series E Preferred Stock into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 4(c) at the Conversion Rate (as defined below).

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of each share of Series E Preferred Stock pursuant to Section 4(a) shall be determined according to the following formula (the "**Conversion Rate**"):

$$\frac{\text{Conversion Amount}}{\text{Conversion Price}}$$

No fractional shares of Common Stock are to be issued upon the conversion of any shares of Series E Preferred Stock. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up to the nearest whole share.

(c) Mechanics of Conversion. The conversion of each share of Series E Preferred Stock shall be conducted in the following manner:

(i) Optional Conversion. To convert a share of Series E Preferred Stock into shares of Common Stock on any date (a "**Conversion Date**"), a Holder shall deliver (whether via facsimile or otherwise), for receipt on or prior to 4:00 p.m., New York time, on such date, a copy of an executed notice of conversion of

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:03 PM 03/17/2011
FILED 06:58 PM 03/17/2011
SRV 110312945 - 2179925 FILE

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE SERIES E CONVERTIBLE PREFERRED STOCK OF ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

I, Tim Morrison, hereby certify that I am the President of Advanced Environmental Recycling Technologies, Inc. (the "**Corporation**"), a corporation organized and existing under the Delaware General Corporation Law (the "**DGCL**"), and further do hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Corporation (the "**Board**") by the Corporation's Certificate of Incorporation, as amended (the "**Certificate of Incorporation**"), the Board on March 16, 2011, adopted the following resolutions creating a series of 30,000 shares of Preferred Stock designated as Series E Convertible Preferred Stock, none of which shares have been issued:

RESOLVED, that the Board designates the Series E Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Certificate of Incorporation as follows:

TERMS OF SERIES E CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Corporation designated as "Series E Convertible Preferred Stock" (the "**Series E Preferred Stock**"). The authorized number of shares of Series E Preferred stock shall be 30,000 shares. Each share of the Series E Preferred Stock shall have a par value of $0.01.

2. Ranking. Except to the extent that the holders of at least a majority of the outstanding shares of Series E Preferred Stock (the "**Required Holders**") expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Sections 11(c)(i) and 11(c)(ii), all shares of capital stock of the Corporation shall be junior in rank to all shares of Series E Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (such junior stock is referred to herein collectively as "**Junior Stock**"). The rights of all such shares of capital stock of the Corporation shall be subject to the rights, powers, preferences and privileges of the shares of Series E Preferred Stock. Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Required Holders, voting separate as a single class, the Corporation shall not hereafter authorize or issue any additional or other shares of capital stock that is of (i) senior rank to the shares of Series E Preferred Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the "**Senior Preferred Stock**") or (ii) pari passu rank to the shares of Series E Preferred Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the "**Parity Stock**"). In the event of the merger or consolidation of the Corporation with or into another corporation, the shares of Series E Preferred Stock shall maintain their relative rights, powers, designations, privileges and

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:50 AM 09/07/2010
FILED 09:50 AM 09/07/2010
SRV 100887654 - 2179925 FILE

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

September 3, 2010

Advanced Environmental Recycling Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "*Corporation*"), hereby executes and adopts the following Certificate of Amendment of the Certificate of Incorporation of the Corporation and does hereby certify as follows:

FIRST: The name of the Corporation is Advanced Environmental Recycling Technologies, Inc., and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 2, 1988.

SECOND: The FOURTH Article, subsection (a), of the certificate of incorporation would be amended and replaced with the following provision:

"FOURTH: (a) The aggregate number of shares which the Corporation shall have the authority to issue is One Hundred Thirty-Seven Million Five Hundred Thousand (137,500,000) shares, consisting of Five Million (5,000,000) shares of Preferred Stock having a par value of $0.01 per share, One Hundred Twenty-Five Million (125,000,000) shares of Class A Common Stock having a par value of $.01 per share, and Seven Million Five Hundred Thousand (7,500,000) shares of Class B Common Stock having a par value of $.01 per share."

THIRD: That the foregoing amendment was duly adopted in accordance with the applicable provisions of Section 242(b) of the General Corporation Law of the State of Delaware.

FOURTH: The effective time of the amendment herein certified shall be the date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Amendment of the Certificate of Incorporation of Advanced Environmental Recycling Technologies, Inc., as of the date first written above.

Advanced Environmental Recycling Technologies, Inc.

By: [signature]

Name: Joe Brooks

Title: Chairman and Chief Executive Officer

vote at any regular, annual or special meeting of stockholders of the Company, the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the lesser of: (i) the number of shares of Common Stock into which such share of Preferred Stock could be converted, and (ii) the number of shares of Common Stock into which such holder's Preferred Stock would be convertible if the conversion price on the record date for the vote or consent of stockholders is deemed to be $1.2725, the closing price of the Company's Common Stock as of October 29, 2007 (the date of issuance of the Preferred Stock), as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction. In any such event, the holders of Preferred Stock shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class). The holders of Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

FIFTH: That the foregoing amendments were duly adopted in accordance with the applicable provisions of Section 242(b) of the General Corporation Law of the State of Delaware.

SIXTH: The effective time of the amendment herein certified shall be the date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Amendment of the Certificate of Incorporation of Advanced Environmental Recycling Technologies, Inc., as of the date first written above.

Advanced Environmental Recycling Technologies, Inc.

By: [signature] - Chairman CEO

Name: Joe Brooks

Title: Chairman and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:00 PM 08/18/2009
FILED 04:00 PM 08/18/2009
SRV 090787982 - 2179925 FILE

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

August 18, 2009

Advanced Environmental Recycling Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "*Corporation*"), hereby executes and adopts the following Certificate of Amendment of the Certificate of Incorporation of the Corporation and does hereby certify as follows:

FIRST: The name of the Corporation is Advanced Environmental Recycling Technologies, Inc., and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 2, 1988.

SECOND: The FOURTH Article, subsection (a), of the certificate of incorporation would be amended and replaced with the following provision:

"FOURTH: (a) The aggregate number of shares which the Corporation shall have the authority to issue is One Hundred Twelve Million Five Hundred Thousand (112,500,000) shares, consisting of Five Million (5,000,000) shares of Preferred Stock having a par value of $0.01 per share, One Hundred Million (100,000,000) shares of Class A Common Stock having a par value of $.01 per share, and Seven Million Five Hundred Thousand (7,500,000) shares of Class B Common Stock having a par value of $.01 per share."

THIRD: The FOURTH Article, Division B, subparagraph (3) relating to the voting rights of the common stock will be amended to add the following additional paragraph:

"Notwithstanding the foregoing, except as otherwise required by law or this Certificate (including a Preferred Stock Designation), holders of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation that implements a changed provision that it would have been within the power of the Board of Directors to provide for in *initially* establishing such series of Preferred Stock pursuant to a Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation)".

FOURTH: Section 3(b), General Voting Rights, of the Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock filed October 29, 2007 would be amended and replaced with the following provision:

(b) General Voting Rights. For purposes of determining the shares entitled to

EXHIBIT I

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Preferred Stock of Advanced Environmental Recycling Technologies, Inc. (the "Certificate of Designation"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of Advanced Environmental Recycling Technologies, Inc., a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion: ____________________

Number of Preferred Shares to be converted:_____

Stock certificate no(s). of Preferred Shares to be converted: _____

The Common Stock have been sold pursuant to the Registration Statement: YES ____ NO____

Please confirm the following information:

Conversion Price: ____________________

Number of shares of Common Stock to be issued: ____________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: ____________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to: ____________________

Facsimile Number: ____________________

Authorization: ____________________

By: ____________________

Title: ____________________

Dated:

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this 29th day of October, 2007.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By: ____________________

Name: Robert Thayer

Title: Chief Financial Officer

12. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13. Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Preferred Stock and shall not be construed against any person as the drafter hereof.

14. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(c) Payment of Redemption Price. If such holder shall elect to have its shares redeemed pursuant to Section 9(a)(i) above, the Company shall pay the Mandatory Redemption Price to such holder within thirty (30) days of the Company's receipt of the holder's Notice in Response to Inability to Convert, provided that prior to the Company's receipt of the holder's Notice in Response to Inability to Convert the Company has not delivered a notice to such holder stating, to the satisfaction of the holder, that the event or condition resulting in the Mandatory Redemption has been cured and all Conversion Shares issuable to such holder can and will be delivered to the holder in accordance with the terms of Section 2(g). If the Company shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Section 9(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Preferred Stock may have under this Certificate of Designation and the Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may (i) void the Mandatory Redemption with respect to those shares of Preferred Stock for which the full Mandatory Redemption Price has not been paid, (ii) receive back such Preferred Stock, and (iii) require that the Conversion Price of such returned shares of Preferred Stock be adjusted to the lesser of (A) the Conversion Price and (B) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date the holder voided the Mandatory Redemption.

(d) Pro-rata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one holder of Preferred Stock on the same day and the Company can convert and redeem some, but not all, of the Preferred Stock pursuant to this Section 9, the Company shall convert and redeem from each holder of Preferred Stock electing to have Preferred Stock converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number shares of Preferred Stock held by such holder relative to the number shares of Preferred Stock outstanding) of all shares of Preferred Stock being converted and redeemed at such time.

10. Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than sixty-six and two-thirds percent (66⅔%) of the then outstanding shares of Preferred Stock (in addition to any other corporate approvals then required to effect such action), shall be required (a) for any change to this Certificate of Designation or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Stock or (b) for the issuance of shares of Preferred Stock other than pursuant to the Purchase Agreement.

11. Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Preferred Stock into Common Stock.

(a) Holder's Option if Company Cannot Fully Convert. If, upon the Company's receipt of a Conversion Notice or on the Mandatory Conversion Date, the Company cannot issue shares of Common Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the Company (w) does not have a sufficient number of shares of Common Stock authorized and available, (x) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities from issuing all of the Common Stock which is to be issued to a holder of Preferred Stock pursuant to a Conversion Notice or (y) subsequent to the effective date of the Registration Statement, fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 5(b)(ii) above and, with respect to the unconverted Preferred Stock, the holder, solely at such holder's option, can elect, within five (5) business days after receipt of notice from the Company thereof to:

(i) require the Company to redeem from such holder those Preferred Stock for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice ("Mandatory Redemption") at a price per share equal to the Major Transaction Redemption Price as of such Conversion Date (the "Mandatory Redemption Price"); provided that the Company shall have the sole option to pay the Mandatory Redemption Price in cash or shares of Common Stock;

(ii) if the Company's inability to fully convert Preferred Stock is pursuant to Section 9(a)(y) above, require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 5(b)(ii) above;

(iii) void its Conversion Notice and retain or have returned, as the case may be, the shares of Preferred Stock that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice); or

(iv) exercise its Buy-In rights pursuant to and in accordance with the terms and provisions of Section 5(b)(vi) hereof.

(b) Mechanics of Fulfilling Holder's Election. The Company shall immediately send via facsimile to a holder of Preferred Stock, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 9(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the number of Preferred Stock which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder shall notify the Company of its election pursuant to Section 9(a) above by delivering written notice via facsimile to the Company ("Notice in Response to Inability to Convert").

Stock held by such holder relative to the number of shares of Preferred Stock outstanding) of all Preferred Stock being redeemed. If the Company shall fail to redeem all of the Preferred Stock submitted for redemption (other than pursuant to a dispute as to the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Preferred Stock may have under this Certificate of Designation and the Purchase Agreement, the applicable Redemption Price payable in respect of such unredeemed Preferred Stock shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full. Until the Company pays such unpaid applicable Redemption Price in full to a holder of shares of Preferred Stock submitted for redemption, such holder shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Company to promptly return to such holder(s) all of the shares of Preferred Stock that were submitted for redemption by such holder(s) under this Section 8 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice(s) and prior to payment of the full applicable Redemption Price to such holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Major Transaction shall be null and void with respect to those shares of Preferred Stock submitted for redemption and for which the applicable Redemption Price has not been paid and (ii) the Company shall immediately return any Preferred Stock submitted to the Company by each holder for redemption under this Section 8(d) and for which the applicable Redemption Price has not been paid and (iii) the Conversion Price of such returned shares of Preferred Stock shall be adjusted to the lesser of (A) the Conversion Price and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of Redemption of Option of Buyer Upon Major Transaction is delivered to the Company and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Company; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect. A holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice other than interest payments. Payments provided for in this Section 8 shall have priority to payments to other stockholders in connection with a Major Transaction.

(h) Demand Registration Rights. If the Redemption Price upon the occurrence of a Major Transaction or a Triggering Event is paid in shares of Common Stock and such shares have not been previously registered on a registration statement under the Securities Act, a holder of Preferred Stock may make a written request for registration under the Securities Act pursuant to this Section 8(h) of all of its shares of Common Stock issued upon such Major Transaction or Triggering Event. The Company shall use its reasonable best efforts to cause to be filed and declared effective as soon as reasonably practicable (but in no event later than the ninetieth (90th) day after such holder's request is made) a registration statement under the Securities Act, providing for the sale of all of the shares of Common Stock issued upon such Major Transaction or Triggering Event by such holder. The Company agrees to use its reasonable best efforts to keep any such registration statement continuously effective for resale of the Common Stock for so long as such holder shall request, but in no event later than the date that the shares of Common Stock issued upon such Major Transaction or Triggering Event may be offered for resale to the public pursuant to Rule 144(k).

9. Inability to Fully Convert.

curable, only if such breach continues for a period of a least twenty (20) business days; provided, however, a breach of a representation or warranty under the Purchase Agreement shall constitute a Triggering Event only during the two (2) year period following the Closing.

(e) <u>Mechanics of Redemption at Option of Buyer Upon Major Transaction</u>. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Major Transaction") to each holder of Preferred Stock. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), any holder of Preferred Stock then outstanding may require the Company to redeem, effective immediately prior to the consummation of such Major Transaction, all of the holder's Preferred Stock then outstanding by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Major Transaction") to the Company, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the number of shares of Preferred Stock that such holder is electing to redeem and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 8(a) above.

(f) <u>Mechanics of Redemption at Option of Buyer Upon Triggering Event</u>. Within one (1) business day after the Company obtains knowledge of the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each holder of Preferred Stock. At any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Preferred Stock then outstanding may require the Company to redeem all of the Preferred Stock by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Triggering Event") to the Company, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of shares of Preferred Stock that such holder is electing to redeem and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to Section 8(b) above.

(g) <u>Payment of Redemption Price</u>. Upon the Company's receipt of a Notice(s) of Redemption at Option of Buyer Upon Triggering Event or a Notice(s) of Redemption at Option of Buyer Upon Major Transaction from any holder of Preferred Stock, the Company shall immediately notify each holder of Preferred Stock by facsimile of the Company's receipt of such Notice(s) of Redemption at Option of Buyer Upon Triggering Event or Notice(s) of Redemption at Option of Buyer Upon Major Transaction and each holder which has sent such a notice shall promptly submit to the Company such holder's Preferred Stock Certificates which such holder has elected to have redeemed. Other than with respect to the Triggering Event described in clause (iv) of Section 8(d), the Company shall have the sole option to pay the Redemption Price in cash or shares of Common Stock in accordance with Sections 8(a) and (b) and Section 9 of this Certificate of Designation. The Company shall deliver the applicable Major Transaction Redemption Price immediately prior to the consummation of the Major Transaction; <u>provided</u> that a holder's Preferred Stock Certificates shall have been so delivered to the Company; <u>provided further</u> that if the Company is unable to redeem all of the Preferred Stock to be redeemed, the Company shall redeem an amount from each holder of Preferred Stock being redeemed equal to such holder's pro-rata amount (based on the number of shares of Preferred

(ii) the sale or transfer of more than 50% of the Company's assets other than inventory in the ordinary course of business in one or a related series of transactions; or

(iii) closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted.

(d) "Triggering Event". A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

(i) so long as any shares of Preferred Stock are outstanding, the effectiveness of the Registration Statement, after it becomes effective, (i) lapses for any reason (including, without limitation, the issuance of a stop order) and such lapse continues for a period of thirty (30) consecutive trading days, or (ii) is unavailable to the holder of the Preferred Stock for sale of the shares of Common Stock, and such lapse or unavailability continues for a period of thirty (30) consecutive trading days, and the shares of Common Stock into which such holder's Preferred Stock can be converted cannot be sold in the public securities market pursuant to Rule 144(k) under the Securities Act of 1933, as amended, provided that the cause of such lapse or unavailability is not due to factors solely within the control of such holder of Preferred Stock.

(ii) the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on a Trading Market for a period of ten (10) consecutive trading days;

(iii) the Company's notice to any holder of Preferred Stock, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 9) or its intention not to comply with proper requests for conversion of any Preferred Stock into shares of Common Stock; or

(iv) the Company's failure to comply with a Conversion Notice tendered in accordance with the provisions of this Certificate of Designation within ten (10) business days after the receipt by the Company of the Conversion Notice and the Preferred Stock Certificates; or

(v) the Company deregisters its shares of Common Stock and as a result such shares of Common Stock are no longer publicly traded; or

(vi) the Company consummates a "going private" transaction and as a result the Common Stock is no longer registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended; or

(vii) the Company breaches any representation, warranty, covenant or other term or condition of the Purchase Agreement, this Certificate of Designation or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, except to the extent that such breach would not have a Material Adverse Effect and except, in the case of a breach of a covenant which is

(a) Redemption Option Upon Major Transaction. In addition to all other rights of the holders of Preferred Stock contained herein, simultaneous with the occurrence of a Major Transaction (as defined below), each holder of Preferred Stock shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's shares of Preferred Stock at a price per share of Preferred Stock equal to one hundred percent (100%) of the Stated Value, plus any accrued but unpaid dividends and liquidated damages (the "Major Transaction Redemption Price"); provided that the Company shall have the sole option to pay the Major Transaction Redemption Price in cash or shares of Common Stock. If the Company elects to pay the Major Transaction Redemption Price in shares of Common Stock, the price per share shall be equal to the lesser of (i) the Conversion Price then in effect on the day preceding the date of delivery of the Notice of Redemption at Option of Buyer Upon Major Transaction (as hereafter defined) or (ii) the average of the VWAP of the Common Stock for the thirty (30) trading days immediately preceding the date of delivery of the Notice of Redemption at Option of Buyer Upon Major Transaction. The holder of such shares of Common Stock shall have demand registration rights with respect to such shares.

(b) Redemption Option Upon Triggering Event. In addition to all other rights of the holders of Preferred Stock contained herein, after a Triggering Event (as defined below), each holder of Preferred Stock shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's shares of Preferred Stock at a price per share of Preferred Stock equal to one hundred twenty percent (120%) of the Stated Value, plus any accrued but unpaid dividends and liquidated damages the "Triggering Event Redemption Price" and, collectively with the "Major Transaction Redemption Price," the "Redemption Price"); provided that with respect to the Triggering Events described in clauses (i), (ii), (iii) and (vii) of Section 8(d), the Company shall have the sole option to pay the Triggering Event Redemption Price in cash or shares of Common Stock; and provided, further, that with respect to the Triggering Event described in clauses (iv), (v) and (vi) of Section 8(d), the Company shall pay the Triggering Event Redemption Price in cash. If the Company elects to pay the Triggering Event Redemption Price in shares of Common Stock in accordance with this Section 8(b), the price per share shall be equal to the lesser of (i) the Conversion Price then in effect on the day preceding the date of delivery of the Notice of Redemption at Option of Buyer Upon Triggering Event (as hereafter defined) or (ii) the average of the VWAP of the Common Stock for the thirty (30) trading days immediately preceding the date of delivery of the Notice of Redemption at Option of Buyer Upon Triggering Event. The holder of such shares of Common Stock shall have demand registration rights with respect to such shares.

(c) "Major Transaction". A "Major Transaction" shall be deemed to have occurred at such time as any of the following events:

(i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (B) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities).

Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Preferred Stock shall be allocated to the remaining holders of Preferred Stock, pro rata based on the number of shares of Preferred Stock then held by such holder.

(l) Retirement of Preferred Stock. Conversion of Preferred Stock shall be deemed to have been effected on the Conversion Date. Upon conversion of only a portion of the number of shares of Preferred Stock represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder at the expense of the Company, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered as required by Section 5(b)(ii).

(m) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

6. No Preemptive Rights. Except as provided in Section 5 hereof and in the Purchase Agreement, no holder of the Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

7. Conversion Restriction. Notwithstanding anything to the contrary set forth in Section 5 of this Certificate of Designation, at no time may a holder of shares of Preferred Stock convert shares of the Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would cause the number of shares of Common Stock owned by such holder and its affiliates at such time to exceed, when aggregated with all other shares of Common Stock owned by such holder and its affiliates at such time, the number of shares of Common Stock which would result in such holder and its affiliates beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a holder of Preferred Stock providing the Company with sixty-one (61) days notice (pursuant to Section 5(i) hereof) (the "Waiver Notice") that such holder would like to waive Section 7 of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of Preferred Stock, this Section 7 shall be of no force or effect with regard to those shares of Preferred Stock referenced in the Waiver Notice.

8. Redemption.

furnish to each holder of such Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Preferred Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

(h) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Preferred Stock pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(i) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or e-mail or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Preferred Stock at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Preferred Stock at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

(j) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall round the number of shares to be issued upon conversion up to the nearest whole number of shares.

(k) Reservation of Common Stock. The Company shall, so long as any shares of Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, such number of shares of Common Stock equal to at least one hundred twenty percent (120%) of the aggregate number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Stock then outstanding. The initial number of shares of Common Stock reserved for conversions of the Preferred Stock and any increase in the number of shares so reserved shall be allocated pro rata among the holders of the Preferred Stock based on the number of shares of Preferred Stock held by each holder of record at the time of issuance of the Preferred Stock or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common

the time of issuance or as otherwise applicable shall be as determined in good faith by the Board of Directors of the Company. In the event Common Stock is issued with other shares or securities or other assets of the Company for consideration which covers both, the consideration computed as provided in this Section (5)(e)(viii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Company.

(x) Record Date. In case the Company shall take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(xi) Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Conversion Price upon (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the Issuance Date (so long as the conversion or exercise price in such securities are not amended to lower such price (except as the result of stock dividends, subdivisions or combinations) and/or adversely affect the holders), (iii) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iv) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Issuer's stock option plans and employee stock purchase plans outstanding as they exist on the Issuance Date, (v) securities issued as payment of dividends on the Preferred Stock, and (vi) any warrants issued to the placement agent and its designees for the transactions contemplated by the Purchase Agreement.

(f) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment. In the event a holder shall elect to convert any shares of Preferred Stock as provided herein, the Company cannot refuse conversion based on any claim that such holder or any one associated or affiliated with such holder has been engaged in any violation of law, unless (i) an order from the Securities and Exchange Commission prohibiting such conversion or (ii) an injunction from a court, on notice, restraining and/or adjoining conversion of all or of said shares of Preferred Stock shall have been issued and the Company posts a surety bond for the benefit of such holder in an amount equal to 120% of the Stated Value of the Preferred Stock such holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment.

(g) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Preferred Stock pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and

Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than the applicable Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price upon each such issuance or amendment shall be adjusted as provided in subsection (vi) of this Section 5(e). No adjustment shall be made to the Conversion Price upon the issuance of Common Stock pursuant to the exercise, conversion or exchange of any Convertible Security or Common Stock Equivalent where an adjustment to the Conversion Price was made as a result of the issuance or purchase of any Convertible Security or Common Stock Equivalent.

(viii) Shareholder Approval. Unless Shareholder Approval has been obtained and deemed effective, neither the Company nor any subsidiary shall make any issuance whatsoever of Additional Shares of Common Stock or Common Stock Equivalents which would cause any adjustment of the Conversion Price of the Preferred Stock. Any holder of Preferred Stock shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(ix) Consideration for Stock. In case any shares of Common Stock or Convertible Securities other than the Preferred Stock, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold:

(A) in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(B) in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Preferred Stock, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Preferred Stock. In the event any consideration received by the Company for any securities consists of property other than cash, the fair market value thereof at

at the time plus any accrued and unpaid dividends and liquidated damages owed under the Transaction Documents.

(vi) Adjustments for Issuance of Additional Shares of Common Stock.

(A) Commencing on the Issuance Date and for a period of two (2) years thereafter, in the event the Company shall issue or sell any additional shares of Common Stock (otherwise than as provided in the foregoing subsections (i) through (v) of this Section 5(e) or pursuant to Common Stock Equivalents (hereafter defined) granted or issued on or prior to the Issuance Date) (the "Additional Shares of Common Stock"), at a price per share less than the Conversion Price, or without consideration, the Conversion Price then in effect upon each such issuance shall be adjusted to the price equal to the consideration per share paid for such Additional Shares of Common Stock.

(B) Commencing on the date that is two (2) years and one (1) day following the Issuance Date, in the event the Company shall issue or sell any additional shares of Common Stock (otherwise than as provided in the foregoing subsections (i) through (v) of this Section 5(e) or pursuant to Common Stock Equivalents (hereafter defined) granted or issued on or prior to the Issuance Date) (the "Additional Shares of Common Stock"), at a price per share less than the Conversion Price, or without consideration, the Conversion Price then in effect upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Conversion Price by a fraction:

(1) the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the then Conversion Price, and

(2) the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of such Additional Shares of Common Stock;

No adjustment of the number of shares of Common Stock shall be made under paragraphs (A) and (B) of Section 5(e)(vi) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Common Stock Equivalents (as defined below), if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefore) pursuant to Section 5(e)(vii).

(vii) Issuance of Common Stock Equivalents. The provisions of this Section 5(e)(vii) shall apply if (a) the Company, at any time after the Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), other than the Preferred Stock, or (b) any rights or warrants or options to purchase any such Common Stock or Convertible Securities (collectively, the "Common Stock Equivalents") shall be issued or sold. If the price per share for which Additional Shares of

of Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

(iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of the Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(e)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(e)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Preferred Stock shall have the right thereafter to convert such share of Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5(e)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 5(e)(iv)), or a merger or consolidation of the Company with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over 50% of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company's properties or assets to any other person (an "Organic Change"), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made if necessary and provision shall be made if necessary (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Preferred Stock shall have the right thereafter to convert such share of Preferred Stock into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(e)(v) with respect to the rights of the holders of the Preferred Stock after the Organic Change to the end that the provisions of this Section 5(e)(v) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable. Notwithstanding the foregoing to the contrary, in the event of an Organic Change, the Company shall have the sole option, in lieu of the rights of each holder of Preferred Stock contained in this Section 5(e)(v) upon an Organic Change, to pay to each holder of Preferred Stock an amount equal to the Liquidation Preference Amount of each share of Preferred Stock held by such holder

such Conversion Date or any Conversion Price selected by such holder of Preferred Stock that would have been applicable had such Conversion Date been at any earlier time during the Black-out Period or within the ten (10) trading days thereafter.

(e) Adjustments of Conversion Price.

(i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the Conversion Price shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Conversion Price shall be proportionately increased. Any adjustments under this Section 5(e)(i) shall be effective at the close of business on the date the stock split or combination becomes effective.

(ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Preferred Stock shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(e)(iii) with respect to the rights of the holders of the Preferred Stock; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders

to convert such portion of the Preferred Stock owned by such holder into shares of Common Stock such that the total number of shares of Common Stock beneficially owned by such holder after such conversion shall equal up to 4.99% but not more, of the shares of Common Stock outstanding after such conversion.

(iv) As used herein, a "Mandatory Conversion Date" shall be the date when the Mandatory Conversion Notice shall be deemed delivered pursuant to Section 5(i). Notwithstanding the foregoing, the Mandatory Conversion Date shall be extended for as long as (a) a Triggering Event (as defined in Section 8(d) hereof) shall have occurred and be continuing, or (b) any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in a Triggering Event. The Mandatory Conversion Date and the Voluntary Conversion Date collectively are referred to in this Certificate of Designation as the "Conversion Date."

(v) On the Mandatory Conversion Date, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its Transfer Agent; provided, however, that the Company shall not be obligated to issue the shares of Common Stock issuable upon conversion of any shares of Preferred Stock unless certificates evidencing such shares of Preferred Stock are either delivered to the Company or the holder notifies the Company that such certificates have been lost, stolen, or destroyed, and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Upon the occurrence of a Mandatory Conversion of the Preferred Stock pursuant to this Section 5, the holders of the Preferred Stock shall surrender the certificates representing the Preferred Stock for which the Mandatory Conversion Date has occurred to the Company and the Company shall cause its Transfer Agent to deliver the shares of Common Stock issuable upon such conversion (in the same manner set forth in Section 5(b)(ii)) to the holder within three (3) business days of the holder's delivery of the applicable Preferred Stock Certificates.

(d) Conversion Price.

(i) The term "Conversion Price" shall mean $1.32, subject to adjustment under Section 5(e) hereof. Notwithstanding any adjustment hereunder, at no time shall the Conversion Price be greater than $1.32 per share except if it is adjusted pursuant to Section 5(e)(i).

(ii) Notwithstanding the foregoing to the contrary, if during any period (a "Black-out Period"), a holder of Preferred Stock is unable to trade any Common Stock issued or issuable upon conversion of the Preferred Stock immediately due to the postponement of filing or delay or suspension of effectiveness of the Registration Statement or because the Company has otherwise informed such holder of Preferred Stock that an existing prospectus cannot be used at that time in the sale or transfer of such Common Stock (provided that such postponement, delay, suspension or fact that the prospectus cannot be used is not due to factors solely within the control of the holder of Preferred Stock or due to the Company exercising its rights under Section 3(n) of the Registration Rights Agreement), such holder of Preferred Stock shall have the option but not the obligation on any Conversion Date within ten (10) trading days following the expiration of the Black-out Period of using the Conversion Price applicable on

(i) At any time following the date that is eighteen (18) months from the Issuance Date, and provided that all of the Required Conditions (as defined below) have been satisfied, the Company may, upon thirty (30) days prior written notice (a "Mandatory Conversion Notice") to all holders of the shares of Preferred Stock, cause the Preferred Stock to convert into Common Stock pursuant to the applicable conversion procedures in Section 5(b).

(ii) The "Required Conditions" shall consist of the following:

(1) the Closing Bid Price of the Common Stock for the twenty (20) consecutive trading days prior to delivery of the Mandatory Conversion Notice equals or exceeds two hundred percent (200%) of the Conversion Price then in effect (as adjusted for stock splits, stock dividends or similar events);

(2) the average daily trading volume of the Common Stock for the twenty (20) consecutive trading days prior to delivery of the Mandatory Conversion Notice has been at least 100,000 shares;

(3) the registration statement providing for the resale of shares of the Common Stock issuable upon conversion of the Preferred Stock, and any dividends accrued thereon, is effective on the date of the Mandatory Conversion and has been effective, without lapse or suspension of any kind, for a period thirty (30) consecutive calendar days, or the shares of Common Stock into which the Preferred Stock can be converted or paid as dividends may be offered for sale to the public pursuant to Rule 144(k) under the Securities Act of 1933, as amended;

(4) trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission or the Trading Market;

(5) the Company is in material compliance with the terms and conditions of this Certificate of Designation and the other Transaction Documents (as defined in the Securities Purchase Agreement); and

(6) all shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants are then (a) authorized and reserved for issuance, (b) registered under the Securities Act for resale by the holders and (c) listed or traded on the Trading Market.

(iii) In the event any holder of Preferred Stock is unable to convert all of the outstanding Preferred Stock that it holds due to the limitations set forth in Section 7(a) hereof, such unconverted Preferred Stock shall remain outstanding with all of the rights and privileges set forth herein. ~~Upon the Company's written request, a holder of Preferred Stock~~ shall advise the Company in writing the number of shares of Common Stock that are beneficially owned by such holder, not counting shares of Common Stock issuable upon conversion of any Preferred Stock held by such holder. Beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. If the shares of Common Stock beneficially owned by such holder (excluding shares of Common Stock issuable upon conversion of the Series D Preferred Stock) amount to less than 4.99% of the shares of Common Stock outstanding at such time, the Company may, at its option, compel such holder, by delivery of a Mandatory Conversion Notice,

Trading Market on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the Nasdaq Capital Market or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the five days preceding such date of determination, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the he holders of a majority of the outstanding shares of Preferred Stock.

(vi) Buy-In Rights. In addition to any other rights available to the holders of Preferred Stock, if the Company fails to cause its Transfer Agent to transmit to the holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of the Preferred Stock on or before the Delivery Date, and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of the shares of Common Stock issuable upon conversion of Preferred Stock which the holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall (1) pay in cash to the holder the amount by which (x) the holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of Preferred Stock that the Company was required to deliver to the holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the holder, either reinstate the shares of Preferred Stock and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay to the holder $1,000. The holder shall provide the Company written notice indicating the amounts payable to the holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Preferred Stock as required pursuant to the terms hereof.

(c) Mandatory Conversion.

facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within one (1) business day of such disputed arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to the Company's independent, outside accountant. The Company shall cause the accountant to perform the calculations and notify the Company and the holder of the results no later than seventy-two (72) hours from the time it receives the disputed calculations. Such accountant's calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such accountant in making such determination shall be paid by the Company, in the event the holder's calculation was correct, or by the holder, in the event the Company's calculation was correct, or equally by the Company and the holder in the event that neither the Company's or the holder's calculation was correct. The period of time in which the Company is required to effect conversions or redemptions under this Certificate of Designation shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(b)(iii).

(iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(v) Company's Failure to Timely Convert. If within three (3) business days of the Company's receipt of an executed copy of the Conversion Notice (so long as the applicable Preferred Stock Certificates and original Conversion Notice are received by the Company on or before such third business day) (the "Delivery Date") the Transfer Agent shall fail to issue and deliver to a holder the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of the Preferred Stock or to issue a new Preferred Stock Certificate representing the number of shares of Preferred Stock to which such holder is entitled pursuant to Section 5(b)(ii) (a "Conversion Failure"), in addition to all other available remedies which such holder may pursue hereunder and under the Purchase Agreement (including indemnification pursuant to Section 6 thereof), the Company shall pay additional damages to such holder on each business day after such third (3rd) business day that such conversion is not timely effected in an amount equal 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 5(b)(ii) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 5(b)(ii), the number of shares of Common Stock issuable upon conversion of the shares of Preferred Stock represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 5(b)(ii) and (B) the Closing Bid Price (as defined below) of the Common Stock on the last possible date which the Company could have issued such Common Stock and such Preferred Stock Certificate, as the case may be, to such holder without violating Section 5(b)(ii). If the Company fails to pay the additional damages set forth in this Section 5(b)(v) within five (5) business days of the date incurred, then such payment shall bear interest at the rate of 2.0% per month (pro rated for partial months) until such payments are made. The term "Closing Bid Price" shall mean (a) the closing bid price per share of the Common Stock on such date on the Nasdaq Capital Market or another

continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Company, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock. In the event of such a redemption or liquidation, dissolution or winding up, the Company shall provide to each holder of shares of Preferred Stock notice of such redemption or liquidation, dissolution or winding up, which notice shall (i) be sent at least fifteen (15) days prior to the termination of the Conversion Rights (or, if the Company obtains lesser notice thereof, then as promptly as possible after the date that it has obtained notice thereof) and (ii) state the amount per share of Preferred Stock that will be paid or distributed on such redemption or liquidation, dissolution or winding up, as the case may be.

(b) Mechanics of Voluntary Conversion. The Voluntary Conversion of Preferred Stock shall be conducted in the following manner:

(i) Holder's Delivery Requirements. To convert Preferred Stock into full shares of Common Stock on any date (the " Voluntary Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice"), to the Company at (479) 756-7410, Attention: Chief Financial Officer, and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such Voluntary Conversion Date the original certificates representing the shares of Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

(ii) Company's Response. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company of a copy of the fully executed Conversion Notice, the Company or its designated transfer agent (the "Transfer Agent"), as applicable, shall, within three (3) business days following the date of receipt by the Company of the fully executed Conversion Notice, issue and deliver to the Depository Trust Company ("DTC") account on the Holder's behalf via the Deposit Withdrawal Agent Commission System ("DWAC") as specified in the Conversion Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled. Notwithstanding the foregoing to the contrary, the Company or its Transfer Agent shall only be obligated to issue and deliver the shares to the DTC on a holder's behalf via DWAC if such conversion is in connection with a sale and the Company and the Transfer Agent are participating in DTC through the DWAC system. If the number of shares of Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than three (3) business days after receipt of the Preferred Stock Certificate(s) and at the Company's expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Preferred Stock not converted.

(iii) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the Company shall cause its Transfer Agent to promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the arithmetic calculations to the holder via

shares of the Preferred Stock and any series of Preferred Stock or any other class of stock ranking pari passu, as to rights on liquidation, dissolution or winding up, with the Preferred Stock, then all of said assets will be distributed among the holders of the Preferred Stock and the other classes of stock ranking pari passu with the Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Preferred Stock. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by an independent appraiser reasonably acceptable to the holders of a majority of the Preferred Stock) or a combination thereof; provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Preferred Stock has been paid in cash the full Liquidation Preference Amount plus any accrued and unpaid dividends to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount plus any accrued and unpaid dividends to which each holder is entitled, such holders of shares of Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

(b) A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 4. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Stock shall maintain its relative powers, designations and preferences provided for herein and no merger shall result which is inconsistent therewith.

(c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than forty-five (45) days prior to the payment date stated therein, to the holders of record of the Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

5. Conversion. The holder of Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

(a) Right to Convert. At any time on or after the Issuance Date, the holder of any such shares of Preferred Stock may, at such holder's option, subject to the limitations set forth in Section 7 herein, elect to convert (a "Voluntary Conversion") all or any portion of the shares of Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Stated Value of the shares of Preferred Stock being converted, divided by (ii) the Conversion Price (as defined in Section 5(d) below) then in effect as of the date of the delivery by such holder of its notice of election to convert. In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 8 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall

outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Preferred Stock vote separately as a class: (i) authorize, create, issue or increase the authorized or issued amount of any class or series of stock (other than any class or series of Junior Stock), including but not limited to the issuance of any more shares of Preferred Stock, ranking senior to the Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (iii) repurchase, redeem or pay dividends on, shares of Common Stock or any other shares of the Company's Junior Stock (other than repurchases from employees of the Company not to exceed $100,000 in the aggregate amount per fiscal year, or provided that all dividends have been paid upon the Preferred Stock, repurchases pursuant to Rule 10b-18 under the Exchange Act or otherwise of up to $500,000 per fiscal year, and any contractual redemption obligations existing as of the date hereof as disclosed in the Company's public filings with the Securities and Exchange Commission); (iv) amend the Certificate of Incorporation or By-Laws of the Company so as to affect materially and adversely any right, preference, privilege or voting power of the Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (v) effect any distribution with respect to Junior Stock other than as permitted hereby; (vi) reclassify the Company's outstanding securities; (vii) voluntarily file for bankruptcy, liquidate the Company's assets or make an assignment for the benefit of the Company's creditors; (viii) change the nature of the Company's business; or (ix) enter into any agreement with respect to the foregoing.

(b) General Voting Rights. The holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted for purposes of determining the shares entitled to vote at any regular, annual or special meeting of stockholders of the Company, and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

4. Liquidation Preference.

(a) In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to two hundred percent (200%) of the Stated Value per share (the "Liquidation Preference Amount") of the Preferred Stock plus any accrued and unpaid dividends and liquidated damages owed under the Transaction Documents before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount plus any accrued and unpaid dividends payable to the holders of outstanding

date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority of the Preferred Stock then outstanding and reasonably acceptable to the Company.

(e) For purposes hereof, "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

(f) So long as any shares of Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend or make any distribution on any Junior Stock (other than dividends or distributions payable in additional shares of Junior Stock), unless at the time of such dividend or distribution the Company shall have paid all accrued and unpaid dividends on the outstanding shares of Preferred Stock.

(g) In the event of a dissolution, liquidation or winding up of the Company pursuant to Section 4 hereof, all accrued and unpaid dividends on the Preferred Stock shall be payable on the date of payment of the preferential amount to the holders of Preferred Stock. In the event of (i) a mandatory redemption pursuant to Section 9 hereof or (ii) a redemption upon the occurrence of a Major Transaction (as defined in Section 8(c) hereof) or a Triggering Event (as defined in Section 8(d) hereof), all accrued and unpaid dividends on the Preferred Stock shall be payable on the date of such redemption. In the event of a voluntary conversion pursuant to Section 5(a) hereof, all accrued and unpaid dividends on the Preferred Stock being converted shall be payable on the Voluntary Conversion Date (as defined in Section 5(b)(i) hereof).

(h) For purposes hereof, unless the context otherwise requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of Common Stock or other equity securities of the Company, or the purchase or redemption of shares of the Company (other than redemptions set forth in Section 8 below or repurchases of Common Stock held by employees or consultants of the Company upon termination of their employment or services pursuant to agreements providing for such repurchase or upon the cashless exercise of options held by employees or consultants) for cash or property.

3. Voting Rights.

(a) Class Voting Rights. The Preferred Stock shall have the following class voting rights (in addition to the voting rights set forth in Section 3(b) hereof). So long as any shares of the Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of the Preferred Stock

VWAP (as defined below) for the twenty (20) trading days immediately preceding the date the Dividend Payment is due. If the Company elects to pay any dividend in registered shares of Common Stock, the Company will give the holders of record of shares of Preferred Stock twenty (20) trading days notice prior to the date of the applicable Dividend Payment. Notwithstanding the foregoing to the contrary, until the earlier of (A) the effective date of the registration statement providing for the resale of all of the shares of Preferred Stock and (B) six (6) months following the Issuance Date, dividends shall be payable solely in additional shares of Preferred Stock. In the case of shares of Preferred Stock outstanding for less than a full year, dividends shall be pro rated based on the portion of each year during which such shares are outstanding. Dividends on the Preferred Stock shall be cumulative, shall accrue and be payable semi-annually. Dividends on the Preferred Stock are prior and in preference to any declaration or payment of any distribution (as defined below) on any outstanding shares of Junior Stock. Such dividends shall accrue on each share of Preferred Stock from day to day whether or not earned or declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares on a pro rata basis with all other equity securities of the Company ranking pari passu with the Preferred Stock as to the payment of dividends before any distribution shall be paid on, or declared and set apart for Junior Stock.

(b) For purposes hereof, "Equity Conditions" means (i) the registration statement providing for the resale of shares of the Common Stock issuable upon conversion of the Preferred Stock, and any dividends accrued thereon, is effective and has been effective, without lapse or suspension of any kind, for a period thirty (30) consecutive calendar days, or the shares of Common Stock into which the Preferred Stock can be converted or paid as dividends may be offered for sale to the public pursuant to Rule 144(k) ("Rule 144(k)") under the Securities Act of 1933, as amended, (ii) trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission or the Trading Market (as defined below), (iii) the Company is in material compliance with the terms and conditions of this Certificate of Designation and the other Transaction Documents and has honored all prior conversions of Preferred Stock pursuant to the terms hereof; (iv) there is a sufficient number of authorized and unissued shares of Common Stock available to satisfy all conversions pursuant to the terms hereof; and (v) the holder of Preferred Stock is not in possession of any material non-public information.

(c) For purposes hereof, "Shareholder Approval" means such approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) for companies listed thereon (whether or not the Company is then listed thereon) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the shares of Common Stock issued and issuable upon conversion of the Preferred Stock, upon exercise of the Warrants and issued and issuable in lieu of the cash payment of dividends on the Preferred Stock in accordance with the terms hereof to the extent in excess of 19.99% of the issued and outstanding Common Stock on the Issuance Date.

(d) For purposes hereof, "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:42 PM 10/29/2007
FILED 04:42 PM 10/29/2007
SRV 071165910 - 2179925 FILE

CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES OF THE SERIES D CONVERTIBLE PREFERRED STOCK OF ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

The undersigned, the Chief Executive Officer of Advanced Environmental Recycling Technologies, Inc., a Delaware corporation (the "Company"), in accordance with the provisions of the Delaware General Corporation Law, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the following resolution creating a series of preferred stock, designated as Series D Convertible Preferred Stock, was duly adopted on October 29, 2007, as follows:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by provisions of the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), there hereby is created out of the shares of the Company's preferred stock, par value $0.01 per share, authorized in Article IV of the Certificate of Incorporation, a series of preferred stock of the Company, to be named "Series D Convertible Preferred Stock," consisting of Seven Hundred Eighty-Eight Thousand One Hundred and Eighty-Two (788,182) shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

1. Designation and Rank. The designation of such series of the Preferred Stock shall be the Series D Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"). Each share of Preferred Stock shall have a stated value of $13.20 (the "Stated Value"). The maximum number of shares of Preferred Stock shall be Seven Hundred Eighty-Eight Thousand One Hundred and Eighty-Two(788,182) shares. The Preferred Stock shall rank senior to the Company's Class A and Class B common stock, par value $0.01 per share (the "Common Stock"), and to all other classes and series of equity securities of the Company which by their terms do not rank senior to the Preferred Stock ("Junior Stock"). The Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Series D Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement") among the Company and the initial holders of the Preferred Stock.

2. Dividends.

(a) Payment of Dividends. Commencing on the date of the initial issuance (the "Issuance Date") of the Preferred Stock, the holders of record of shares of Preferred Stock shall be entitled to receive dividends at the rate of eight percent (8%) of the Stated Value per share per annum (the "Dividend Payment"), and no more, payable quarterly on each three month anniversary following the Issuance Date. Dividends are payable at the option of the Company in cash or, subject to the Equity Conditions (as defined below) and receiving Shareholder Approval (as defined below) if required by the Nasdaq Capital Market, in registered shares of Common Stock. If the Company elects to pay any dividend in registered shares of Common Stock, the number of shares of Common Stock to be issued to the holder shall be an amount equal to ninety percent (90%) of the quotient of (i) the Dividend Payment divided by (ii) the average of the

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/23/2002
020334713 – 2179925

CERTIFICATE FOR

RENEWAL AND REVIVAL OF CHARTER

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of the corporation is ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

2. Its Registered Office in the State of Delaware is located at 15 Loockerman Street, City of Dover Zip Code 19901 County of Kent. The Registered Agent in charge thereof is Agents for Delaware Corporations, Inc..

3. The date of filing of the original Certificate of Incorporation in Delaware was DECEMBER 2, 1988.

4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28TH day of FEBRUARY, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5. This corporation was duly organized and carried on the business authorized by its character until the 1ST day of MARCH, 2001 A.D. at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension, and restoration of charters, KARIN R. SLACUM, the last and acting Secretary, of ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC. have hereunto set their hands to this certificate this 23RD day of MAY, 2002.

Last and Acting Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:00 PM 10/12/1999
991430483 – 2179925

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

* * *

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution, which provides for an increase in the number of authorized shares of the Corporation's $.01 par value Class A Common Stock from 50,000,000 shares to 75,000,000 shares, was duly adopted by the Corporation's Board of Directors and, upon written notice, approved by the Corporation's stockholders at the annual stockholder's meeting in July 1999, all in accordance with section 242 of the General Corporation Law of the State of Delaware:

"RESOLVED that Article FOURTH, subsection (a), of the Certificate of Incorporation of this Corporation be amended to read as follows:

'FOURTH: (a) The total number of shares of all classes of stock which the Corporation is authorized to issue is Eighty-Seven Million Five Hundred Thousand (87,500,000) shares, consisting of Five Million (5,000,000) shares of Preferred Stock having a par value of $1.00 per share, Seventy-Five Million (75,000,000) shares of Class A Common Stock having a par value of $.01 per share, and Seven Million Five Hundred Thousand (7,500,000) shares of Class B Common Stock having a par value of $.01 per share.'"

IN WITNESS WHEREOF, ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC. Has caused this Certificate to be signed and attested by its duly authorized officers this 12 day of October, 1999.

ADVANCED ENVIRONMENTAL
RECYCLING TECHNOLOGIES, INC.

BY: Joe Brooks – Chairman
JOE G. BROOKS, President

ATTEST:

Marjorie S. Brooks Secretary
MARJORIE S. BROOKS, Secretary

NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in order to Convert the Series C Preferred Stock)

The undersigned hereby irrevocably elects to convert ____________ shares of Series C Preferred Stock (the "**Conversion**"), represented by stock certificate Nos(s). ___________ (the "**Preferred Stock Certificates**"), into shares of common stock ("**Common Stock**") of Advanced Environmental Recycling Technologies, Inc. (the "**Corporation**") according to the conditions of the Certificate of Designation, Rights and Preferences of the Series C Convertible Preferred Stock of the Corporation as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned requests that the Corporation electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is ________________) with DTC through its Deposit Withdrawal Agent Commission System ("**DTC Transfer**").

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series C Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "**Act**"), or pursuant to an exemption from registration under the Act.

☐ In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

Date of Conversion: ______________________________

Applicable Conversion Price: ______________________

Number of Shares of Common
Stock to be Issued: _______________________________

Signature: _______________________________________

Name: ____

Address: ____
____
____

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 9th day of November, 1998.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By: ______________________

Name:

Title:

therefore agrees, in the event of any such breach or threatened breach, that the holders of Series C Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Amount and the Reserved Amount. The Corporation (or its transfer agent) shall deliver the report for each quarter to each holder prior to the tenth day of the calendar month following the quarter to which such report relates. In addition, the Corporation (or its transfer agent) shall provide, within 15 days after delivery to the Corporation of a written request by any holder, any of the information enumerated in clauses (i) - (iv) of this Paragraph D as of the date of such request.

E. Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to a holder under this Certificate of Designation (upon redemption or otherwise), such cash payment shall be made to the holder within five business days after delivery by such holder of a notice specifying that the holder elects to receive such payment in cash and the method (*e.g.*, by check, wire transfer) in which such payment should be made. If such payment is not delivered within such five business day period, such holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law until such amount is paid in full to the holder.

F. Status as Stockholder. Upon submission of a Notice of Conversion by a holder of Series C Preferred Stock, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their listing or issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount) shall be deemed converted into shares of Common Stock and (ii) the holder's rights as a holder of such converted shares of Series C Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the tenth business day after the expiration of the Delivery Period with respect to a conversion of Series C Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation within five business days after the expiration of such 10 business day period) the holder shall regain the rights of a holder of Series C Preferred Stock with respect to such unconverted shares of Series C Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares to the holder. In all cases, the holder shall retain all of its rights and remedies (including, without limitation, the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Article VI.A) for the Corporation's failure to convert Series C Preferred Stock.

G. Remedies Cumulative. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series C Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation

XIV. MISCELLANEOUS

A. Cancellation of Series C Preferred Stock. If any shares of Series C Preferred Stock are converted pursuant to Article IV, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Series C Preferred Stock.

B. Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such Series C Preferred Stock.

C. Allocation of Cap Amount and Reserved Amount. The initial Cap Amount and Reserved Amount shall be allocated pro rata among the holders of Series C Preferred Stock based on the number of shares of Series C Preferred Stock issued to each holder. Each increase to the Cap Amount and the Reserved Amount shall be allocated pro rata among the holders of Series C Preferred Stock based on the number of shares of Series C Preferred Stock held by each holder at the time of the increase in the Cap Amount or Reserved Amount. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series C Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Cap Amount and Reserved Amount. Any portion of the Cap Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Series C Preferred Stock shall be allocated to the remaining holders of shares of Series C Preferred Stock, pro rata based on the number of shares of Series C Preferred Stock then held by such holders.

D. Quarterly Statements of Available Shares. For each calendar quarter beginning in the quarter in which the initial registration statement required to be filed pursuant to the Registration Rights Agreement is declared effective and thereafter so long as any shares of Series C Preferred Stock are outstanding, the Corporation shall deliver (or cause its transfer agent to deliver) to each holder a written report notifying the holders of any occurrence which prohibits the Corporation from issuing Common Stock upon any such conversion. The report shall also specify (i) the total number of shares of Series C Preferred Stock outstanding as of the end of such quarter, (ii) the total number of shares of Common Stock issued upon all conversions of Series C Preferred Stock prior to the end of such quarter, (iii) the total number of shares of Common Stock which are reserved for issuance upon conversion of the Series C Preferred Stock as of the end of such quarter and (iv) the total number of shares of Common Stock which may thereafter be listed or issued by the Corporation upon conversion of the Series C Preferred Stock before the Corporation would exceed the Cap

(a) alter or change the rights, preferences or privileges of the Series C Preferred Stock;

(b) alter or change the rights, preferences or privileges of any previously issued shares of capital stock of the Corporation so as to affect adversely the Series C Preferred Stock;

(c) create any new class or series of capital stock having a preference over the Series C Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article IX hereof, "**Senior Securities**");

(d) create any new class or series of capital stock (other than the Series A Preferred Stock and Series B Preferred Stock) ranking pari passu with the Series C Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article IX hereof, "**Pari Passu Securities**");

(e) increase the authorized number of shares of Series C Preferred Stock;

(f) issue any shares of Senior Securities or Pari Passu Securities, other than an aggregate of up to 1,500 shares of Series A Preferred Stock and an aggregate of up to 900 shares of Series B Preferred Stock Preferred Stock to Marjorie Brooks, Ike Tull, Michael Tull, Mr. and Mrs. Delbert Allen, Jr. and Mr. and Mrs. Fritz Friday;

(g) issue any shares of Series C Preferred Stock other than pursuant to the Securities Purchase Agreement;

(h) redeem, or declare or pay any cash dividend or distribution on, any Junior Securities; or

(i) increase the par value of the Common Stock.

Notwithstanding the foregoing, no change pursuant to this Article XIII shall be effective to the extent that, by its terms, it applies to less than all of the holders of shares of Series C Preferred Stock then outstanding.

XII. VOTING RIGHTS

The holders of the Series C Preferred Stock have no voting power whatsoever, except as otherwise provided by the Delaware General Corporation Law (the "**Business Corporation Act**") and in Article XIII below.

Notwithstanding the above, the Corporation shall provide each holder of Series C Preferred Stock with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders) at the same time such notice and materials are provided to the holders of Common Stock. If the Corporation takes a record of its stockholders for the purpose of determining stockholders entitled to (a) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (b) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least 20 days prior to the record date specified therein (but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

To the extent that under the Business Corporation Act the vote of the holders of the Series C Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of the Series C Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock (except as otherwise may be required under the Business Corporation Act) shall constitute the approval of such action by the class. To the extent that under the Business Corporation Act holders of the Series C Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series C Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (subject to the limitations contained in Article IV.C(ii)) using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated.

XIII. PROTECTION PROVISIONS

So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by the Business Corporation Act) of the holders of 80% of the then outstanding shares of Series C Preferred Stock:

where:

F'	=	the adjusted Fixed Conversion Price;
F	=	the then current Fixed Conversion Price;
CBP	=	the then current Closing Bid Price;
O	=	the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance;
P	=	the aggregate consideration, calculated as set forth herein, received by the Company upon such Dilutive Issuance; and
CSDO	=	the total number of shares of Common Stock deemed outstanding immediately after the Dilutive Issuance.

F. Purchase Rights. If, at any time after the Issuance Date, the Corporation issues any securities which are convertible into or exchangeable for Common Stock, or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the holders of Series C Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series C Preferred Stock (without giving effect to the limitations contained in Article IV.C) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

G. Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price and/or the Fixed Conversion Price pursuant to this Article XI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price and/or the Fixed Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series C Preferred Stock.

exchange offer or another transaction to purchase 50% or more of the Corporation's Common Stock or otherwise publicly announces an intention to replace a majority of the Corporation's Board of Directors by waging a proxy battle or otherwise (the date of the announcement or commencement referred to in clause (i) or (ii) of this Paragraph C is hereinafter referred to as the "**Announcement Date**"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the earlier of the consummation of the proposed transaction or tender offer, exchange offer or another transaction or the Abandonment Date (as defined below) (the earlier of such dates being the "**Adjusted Conversion Price Termination Date**"), be equal to the lower of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price determined in accordance with Article III.C on the Conversion Date set forth in the Notice of Conversion for the Optional Conversion. After the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in Article III.C. "**Abandonment Date**" means with respect to any proposed transaction or tender offer, exchange offer or another transaction for which a public announcement or an action contemplated by this Paragraph C has been made or commenced, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this Paragraph C to become operative.

D. Adjustment Due to Distribution. If, at any time after the Issuance Date, the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's common stockholders in shares (or rights to acquire shares) of capital stock of a subsidiary (*i.e.* a spin-off)) (a "**Distribution**"), then the holders of Series C Preferred Stock shall be entitled, upon any conversion of shares of Series C Preferred Stock after the date of record for determining stockholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion (without giving effect to the limitations contained in Article IV.C) had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

E. Issuance of Other Securities. If at any time after the Issuance Date the Company issues or sells any shares of Common Stock or any securities which are convertible into or exchangeable for Common Stock ("**Convertible Securities**") for no consideration or for a consideration per share less than the Closing Bid Price in effect on the date of issuance of such securities (a "**Dilutive Issuance**"), then effective immediately upon the Dilutive Issuance, the Fixed Conversion Price will be adjusted in accordance with the formula below.

$$F' = F \times \frac{O + P/CBP}{CSDO}$$

all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) - (iii) above being a "**Corporate Change**"), then the holders of Series C Preferred Stock shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon conversion (without giving effect to the limitations contained in Article IV.C) had such Corporate Change not taken place, and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series C Preferred Shares then outstanding) shall be made with respect to the rights and interests of the holders of the Series C Preferred Stock to the end that the economic value of the shares of Series C Preferred Stock are in no way diminished by such Corporate Change and that the provisions hereof (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is not the Corporation, an immediate adjustment of the Fixed Conversion Price so that the Fixed Conversion Price immediately after the Corporate Change reflects the same relative value as compared to the value of the surviving entity's common stock that existed between the Fixed Conversion Price and the value of the Corporation's Common Stock immediately prior to such Corporate Change and an immediate revision to the Variable Conversion Price so that it is determined as provided in Article III.I but based on the price of the common stock of the surviving entity and the market in which such common stock is traded) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any Corporate Change unless (i) each holder of Series C Preferred Stock has received written notice of such transaction along with the notice sent to the holders of the Common Stock of the Corporation, but in no event later than 20 days prior to the record date for the determination of stockholders entitled to vote with respect thereto, and (ii) the resulting, successor or acquiring entity (if not the Corporation) assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Series C Preferred Shares then outstanding) the obligations of this Certificate of Designation. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the shares of Series C Preferred Stock outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

C. Adjustment Due to Major Announcement. In the event the Corporation at any time after the Issuance Date and after the occurrence of a Milestone Failure (i) makes a public announcement that it intends to consolidate or merge with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and the voting capital stock of the Corporation immediately prior to such merger represents at least 50% of the voting power of the capital stock of the Corporation after the merger) or to sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the Corporation, but excluding the holders of Series C Preferred Stock and their affiliates) publicly announces a tender offer,

the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

B. At the option of any holder of Series C Preferred Stock, the occurrence of any event enumerated in Article VIII.A(v) hereof shall either: (i) be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article X; or (ii) be treated pursuant to Article XI hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

C. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Except as provided in Paragraph B above, neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation.

D. The **"Liquidation Preference"** with respect to a share of Series C Preferred Stock means an amount equal to the Stated Value thereof, plus the accrued Premium thereon through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

XI. ADJUSTMENTS TO THE CONVERSION PRICE

The Conversion Price shall be subject to adjustment from time to time as follows:

A. Stock Splits, Stock Dividends, Etc. If, at any time on or after the Issuance Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Corporation's transfer agent of such change on or before the effective date thereof.

B. Adjustment Due to Merger, Consolidation, Etc. If, at any time after the Issuance Date, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged) or (iii) any share exchange pursuant to which

the Corporation shall immediately return any shares of Series C Preferred Stock subject to the Void Optional Redemption Notice

IX. RANK

The Series C Preferred Stock shall rank (i) prior to all classes of the Corporation's common stock and any class or series of capital stock of the Corporation hereafter created that, by its terms, ranks junior to the Series C Preferred Stock (collectively, "**Junior Securities**"); (ii) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series C Preferred Stock obtained in accordance with Article XIII hereof) specifically ranking, by its terms, senior to the Series C Preferred Stock ("**Senior Securities**"); and (iii) pari passu with the Series A Preferred Stock of the Corporation, Series B Preferred Stock of the Corporation and any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of the Series C Preferred Stock obtained in accordance with Article XIII hereof) specifically ranking by its terms on parity with the Series C Preferred Stock (collectively, the "**Pari Passu Securities**"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

X. LIQUIDATION PREFERENCE

A. If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event (a "**Liquidation Event**"), the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the holders of shares of Series C Preferred Stock shall have received the Liquidation Preference with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series C Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series C Preferred Stock and

(i) The Corporation shall have the right at any time and from time to time to redeem any shares which are the subject of a Notice of Conversion for an amount of cash equal to the Redemption Amount as determined pursuant to clause (a) of its definition (a "**Redemption in Lieu of Conversion**"), in its sole discretion by delivery of an Optional Redemption Notice in accordance with the redemption procedures set forth below.

(ii) Within ten (10) calendar days prior to the beginning of any calendar month during which the Corporation elects to effect a Redemption in Lieu of Conversion, the Corporation shall provide written notice to the holders of Series C Preferred Stock by facsimile and overnight courier stating that the Corporation will redeem any conversions of Series C Preferred Stock in such calendar month (an "**Optional Redemption Notice**"). In the event the Corporation fails to provide an Optional Redemption Notice to the holders of Series C Preferred Stock within such ten (10) day period, the Corporation shall not be permitted to so redeem any conversions of Series C Preferred Stock during such calendar month. In the event a timely Optional Redemption Notice is provided as aforesaid, upon the Corporation's receipt of a Notice of Conversion the Corporation shall be obligated to redeem on or before the fifth business day after the receipt of the Notice of Conversion, the entire number of shares of the Series C Preferred Stock which are the subject of the Notice of Conversion for the Redemption Amount as determined pursuant to clause (a) of its definition.

(iii) After the two (2) year anniversary of the Issuance Date, the Corporation shall have the right, on one occasion and on 10 business days prior written notice, to redeem all, but not less than all, of the then outstanding shares of Series C Preferred Stock by paying to each holder an amount per share of Series C Preferred Stock equal to 150% of the sum of (x) the Stated Value thereof, plus (y) accrued Premium thereon. At all times prior to redemption pursuant to this Article VIII.D (including after receipt of the notice required by this Article), each holder of Series C Preferred Stock shall remain entitled to convert shares of Series C Preferred Stock into shares of Common Stock in accordance with the terms of Article IV hereof.

E. Void Redemption. In the event that the Corporation does not pay the Redemption Amount within the time period set forth in Article IV.D, Article VIII.A or Article VIII.D, at any time thereafter and until the Corporation pays such unpaid applicable Redemption Amount in full, a holder of Series C Preferred Stock shall have the option (the "**Void Optional Redemption Option**") to, in lieu of redemption, require the Corporation to promptly return to such holder any or all of the shares of Series C Preferred Stock that were submitted for redemption by such holder under this Article VIII and for which the applicable Redemption Amount (together with any interest thereon) has not been paid, by sending written notice thereof to the Corporation via facsimile and confirmed by overnight courier, in person (by courier or otherwise) or by telephone (to an authorized officer of the Corporation or his or her administrative assistant) (the "**Void Optional Redemption Notice**"). Upon the Corporation's receipt of such Void Optional Redemption Notice and overnight courier, in-person or telephone confirmation, (i) the Notice of Redemption shall be null and void with respect to those shares of Series C Preferred Stock subject to the Void Optional Redemption Notice, and (ii)

"M" means (i) with respect to all redemptions other than redemptions pursuant to Article VIII.A(v) hereof, the highest Closing Bid Price of the Corporation's Common Stock during the period beginning on the date on which the Corporation receives the Redemption Notice and ending on the date immediately preceding the date of payment of the Redemption Amount and (ii) with respect to redemptions pursuant to Article VIII.A(v) hereof, the greater of (a) the amount determined pursuant to clause (i) of this definition or (b) the fair market value, as of the date on which the Corporation receives the Redemption Notice, of the consideration payable to the holder of a share of Common Stock pursuant to the transaction which triggers the redemption. For purposes of this definition, "fair market value" for any consideration other than cash (in which case the fair market value shall equal the amount thereof) or any registered security (in which case the fair market value shall equal the Closing Bid Price thereof) shall be determined by the mutual agreement of the Corporation and holders of a majority-in-interest of the shares of Series C Preferred Stock then outstanding, or if such agreement cannot be reached within five business days prior to the date of redemption, by an investment banking firm selected by the Corporation and reasonably acceptable to holders of a majority-in-interest of the then outstanding shares of Series C Preferred Stock, with the costs of such appraisal to be borne by the Corporation.

C. Redemption Defaults. If the Corporation fails to pay any holder the Redemption Amount with respect to any share of Series C Preferred Stock within five business days after its receipt of a notice requiring such redemption (a "Redemption Notice"), then the holder of Series C Preferred Stock delivering such Redemption Notice (i) shall be entitled to interest on the Redemption Amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law from the date on which the Corporation receives the Redemption Notice until the date of payment of the Redemption Amount hereunder, and (ii) shall have the right, at any time and from time to time, to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of Paragraph A of Article IV) all or any portion of the Redemption Amount, plus interest as aforesaid, into shares of Common Stock at a Conversion Price equal to the lowest Closing Bid Price for the Common Stock during the period beginning on the date on which the Corporation receives the Redemption Notice and ending on the Conversion Date with respect to the conversion of such Redemption Amount. In the event the Corporation is not able to redeem all of the shares of Series C Preferred Stock subject to Redemption Notices delivered prior to the date upon which such redemption is to be effected, the Corporation shall redeem shares of Series C Preferred Stock from each holder pro rata, based on the total number of shares of Series C Preferred Stock outstanding at the time of redemption included by such holder in all Redemption Notices delivered prior to the date upon which such redemption is to be effected relative to the total number of shares of Series C Preferred Stock outstanding at the time of redemption included in all of the Redemption Notices delivered prior to the date upon which such redemption is to be effected.

D. Redemption by Corporation.

equal to the Redemption Amount (as defined in Paragraph B below) in effect at the time of the redemption hereunder. For the avoidance of doubt, the occurrence of any event described in clauses (i), (ii), (iii), (iv) or (v) above shall immediately constitute a Redemption Event and there shall be no cure period. Upon the Corporation's receipt of any Redemption Notice hereunder (other than during the three trading day period following the Corporation's delivery of a Redemption Announcement (as defined below) to all of the holders in response to the Corporation's initial receipt of a Redemption Notice from a holder of Series C Preferred Stock), the Corporation shall promptly (and in any event within two business days following such receipt) deliver a written notice (a "**Redemption Announcement**") to all holders of Series C Preferred Stock stating the date upon which the Corporation received such Redemption Notice and the amount of Series C Preferred Stock covered thereby. Subject to Article VIII.D, the Corporation shall not redeem any shares of Series C Preferred Stock during the three trading day period following the delivery of a required Redemption Announcement hereunder. At any time and from time to time during such three trading day period, each holder of Series C Preferred Stock may request (either orally or in writing) information from the Corporation with respect to the instant redemption (including, but not limited to, the aggregate number of shares of Series C Preferred Stock covered by Redemption Notices received by the Corporation) and the Corporation shall furnish (either orally or in writing) as soon as practicable such requested information to such requesting holder.

B. Definition of Redemption Amount. The "**Redemption Amount**" with respect to a share of Series C Preferred Stock means an amount equal to the greater of:

(a) $$\frac{V}{CP} \times M$$

and

(b) The product of (x) one hundred and fifteen percent (115%), times (y) the sum of (I) Stated Value thereof, plus (II) the accrued Premium thereon, plus (III) all unpaid Conversion Default Payments owing (if any) with respect thereto through the Effective Date of Redemption (as defined in subparagraph (iii) below).

where:

"**V**" means the Stated Value thereof, plus the accrued Premium thereon through the date of payment of the Redemption Amount;

"**CP**" means the Conversion Price in effect on the date on which the Corporation receives the Redemption Notice; and

(iii) the Registration Statement required to be filed by the Corporation pursuant to Section 2(a) of the Registration Rights Agreement by and among the Corporation and the other signatories thereto entered into in connection with the Securities Purchase Agreement (the "**Registration Rights Agreement**") has not been declared effective by April 17, 1999, or such Registration Statement, after being declared effective, cannot be utilized by the holders of Series C Preferred Stock for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement) for an aggregate of more than thirty (30) days

(iv) the Corporation provides notice to any holder of Series C Preferred Stock, including by way of public announcement, at any time, of its intention not to issue, or otherwise refuses to issue, shares of Common Stock to any holder of Series C Preferred Stock upon conversion in accordance with the terms of this Certificate of Designation (other than due to the circumstances contemplated by Articles V or VII for which the holders shall have the remedies set forth in such Articles);

(v) the Corporation shall:

(a) sell, convey or dispose of all or substantially all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Corporation);

(b) merge, consolidate or engage in any other business combination with any other entity (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation and other than pursuant to a merger in which the Corporation is the surviving or continuing entity and the voting capital stock of the Corporation immediately prior to such merger represents at least 50% of the voting power of the capital stock of the Corporation after the merger); or

(c) have fifty percent (50%) or more of the voting power of its capital stock is owned beneficially by one person, entity or "group" (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended) (other than Marjorie Brooks, Steven Brooks, Joseph Brooks, Douglas Brooks and members of their immediate family); or

(vi) the Corporation otherwise shall breach any material term hereunder or under the Securities Purchase Agreement or the Registration Rights Agreement,

then, upon the occurrence of any such Redemption Event, each holder of shares of Series C Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Paragraph C below) to the Corporation while such Redemption Event continues, to require the Corporation to purchase for cash any or all of the then outstanding shares of Series C Preferred Stock held by such holder for an amount per share

AMEX (or any other stock exchange, interdealer quotation system or trading market) and to cause its Common Stock to be eligible for trading on the over-the-counter electronic bulletin board; or

(ii) to require the Corporation to issue shares of Common Stock in accordance with such holder's Notice of Conversion at a conversion price equal to the average of the Closing Bid Prices for the Common Stock during the five consecutive trading days ending on the trading day immediately preceding the date of the holder's written notice to the Corporation of its election to receive shares of Common Stock pursuant to this subparagraph (ii) (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such five trading day period).

C. Adjustment to Conversion Price. If the Corporation is prohibited, at any time, from listing shares of Common Stock or from issuing shares of Common Stock upon conversion of Series C Preferred Stock to any holder because such listing or issuance would exceed the then unissued portion of such holder's Cap Amount because of applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or its securities, then the Fixed Conversion Price in respect of any shares of Series C Preferred Stock held by any holder (including shares of Series C Preferred Stock submitted to the Corporation for conversion, but for which shares of Common Stock have not been issued) shall be adjusted as provided in Article VI.A.

VIII. REDEMPTION

A. Redemption by Holder. In the event (each of the events described in clauses (i)-(v) below after expiration of the applicable cure period (if any) being a "**Redemption Event**"):

(i) the Common Stock (including, from and after the Issuance Date, any of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock) is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the NASDAQ Small Cap Market, the NASDAQ National Market, the New York Stock Exchange or the American Stock Exchange for an aggregate of 10 trading days in any nine month period;

(ii) the Corporation fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of Series C Preferred Stock upon conversion of the Series C Preferred Stock as and when required by this Certificate of Designation, the Securities Purchase Agreement or the Registration Rights Agreement (as defined below) (a "**Legend Removal Failure**"), and any such failure continues uncured for ten business days after the Corporation has been notified thereof in writing by the holder;

VII. INABILITY TO LIST OR CONVERT DUE TO CAP AMOUNT

A. Obligation to Cure. If at any time after the Initial Issuance Date the then unissued portion of any holder's Cap Amount is less than 135% of the number of shares of Common Stock then issuable upon conversion of such holder's shares of Series C Preferred Stock (a **"Trading Market Trigger Event"**), the Corporation shall immediately notify the holders of Series C Preferred Stock of such occurrence and shall take immediate action (including, if necessary, seeking the approval of its stockholders to authorize the listing or issuance of the full number of shares of Common Stock which would be issuable upon the conversion of the then outstanding shares of Series C Preferred Stock but for the Cap Amount) to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation's ability to list or issue shares of Common Stock in excess of the Cap Amount (**"Trading Market Prohibitions"**). In the event the Corporation fails to eliminate all such Trading Market Prohibitions within 120 days after the Trading Market Trigger Event, then each holder of Series C Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time until such date that all such Trading Market Prohibitions are eliminated, by delivery of a Redemption Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to purchase for cash, at an amount per share equal to the Redemption Amount, a number of the holder's shares of Series C Preferred Stock such that, after giving effect to such redemption, the then unissued portion of such holder's Cap Amount exceeds 135% of the total number of shares of Common Stock issuable upon conversion of such holder's shares of Series C Preferred Stock. If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of such Redemption Notice, then such holder shall be entitled to the remedies provided in Articles VII.B and VIII.C.

B. Remedies. If the Corporation fails to redeem any shares of Series C Preferred Stock pursuant to Article VII.A within five business days after its receipt of such Redemption Notice, and thereafter the Corporation is prohibited, at any time, from listing shares of Common Stock or from issuing shares of Common Stock upon conversion of Series C Preferred Stock to any holder because such listing or issuance would exceed the then unissued portion of such holder's Cap Amount because of applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or its securities, any holder who is so prohibited from converting its Series C Preferred Stock because the shares of Common Stock underlying such Series C Preferred Stock may not be listed or issued, may elect either or both of the following additional remedies:

(i) to require, with the consent of holders of at least fifty percent (50%) of the outstanding shares of Series C Preferred Stock (including any shares of Series C Preferred Stock held by the requesting holder), the Corporation to terminate the listing of its Common Stock on the

purchases unlegended shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for $10,000, the Corporation will be required to pay the holder $1,000. A holder shall provide the Corporation written notification indicating any amounts payable to such holder pursuant to this Paragraph C. The Corporation shall make any payments required pursuant to this Paragraph C in accordance with and subject to the provisions of Article XIV.E.

D. Redemption Right. If the Corporation fails, and such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by the holder, for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and VII, respectively) to issue shares of Common Stock within 10 business days after the expiration of the Delivery Period with respect to any conversion of Series C Preferred Stock, then the holder may elect at any time and from time to time prior to the Default Cure Date for such Conversion Default, by delivery of a Redemption Notice to the Corporation, to have all of such holder's shares of Series C Preferred Stock which were submitted for conversion purchased by the Corporation for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B). If the Corporation fails to redeem any of such shares within five business days after its receipt of such Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C.

E. Void Notice of Conversion. If for any reason a holder has not received all of the shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of Series C Preferred Stock and (i) such shares have not been called for redemption pursuant to Article VIII.D, provided the Redemption Amount therefor has been or may be paid within the time limits set forth in Article VIII.D, and (ii) such shares are not subject to a redemption notice from the holder thereof, then the holder, upon written notice to the Corporation's transfer agent, with a copy to the Corporation, may void its Notice of Conversion with respect to, and retain or have returned, as the case may be, any shares of Series C Preferred Stock that have not been converted pursuant to such holder's Notice of Conversion; provided that the voiding of a holder's Notice of Conversion shall not affect such holders rights and remedies which have accrued prior to the date of such notice pursuant to Article VI hereof or otherwise.

Cure Date, whichever is earlier, with respect to such Conversion Default Payments. In the event a holder elects to receive any Conversion Default Payments in cash, it shall so notify the Corporation in writing. Such payment shall be made in accordance with and be subject to the provisions of Article XIV.E. In the event a holder elects to convert all or any portion of the Conversion Default Payments into Common Stock, the holder shall indicate on a Notice of Conversion such portion of the Conversion Default Payments which such holder elects to so convert and such conversion shall otherwise be effected in accordance with the provisions of Article IV.

B. Adjustment to Conversion Price. If a holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of Series C Preferred Stock for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and VII, respectively), then the Fixed Conversion Price in respect of any shares of Series C Preferred Stock held by such holder (including shares of Series C Preferred Stock submitted to the Corporation for conversion, but for which shares of Common Stock have not been issued to such holder) shall thereafter be the lesser of (i) the Fixed Conversion Price on the Conversion Date specified in the Notice of Conversion which resulted in the Conversion Default and (ii) the lowest Closing Bid Price for the Common Stock during the period beginning on, and including, such Conversion Date through and including the earlier of (x) the day such shares of Common Stock are delivered to the holder and (y) the day on which the holder regains its rights as a holder of Series C Preferred Stock with respect to such unconverted shares of Series C Preferred Stock pursuant to the provisions of Article XIV.F hereof. If there shall occur a Conversion Default of the type described in clause (y) of Article VI.A, then the Fixed Conversion Price with respect to any conversion thereafter shall be the lowest Closing Bid Price for the Common Stock during the period beginning on, and including, the date of the occurrence of such Conversion Default through and including the Default Cure Date. The Fixed Conversion Price shall thereafter be subject to further adjustment for any events described in Article XI.

C. Buy-In Cure. Unless the Corporation has notified the applicable holder in writing prior to the delivery by such holder of a Notice of Conversion that the Corporation is unable to honor conversions, if (i) (a) the Corporation fails for any reason to deliver during the Delivery Period shares of Common Stock to a holder upon a conversion of shares of Series C Preferred Stock or (b) there shall occur a Legend Removal Failure (as defined in Article VIII.A(ii) below) and (ii) thereafter, such holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by such holder of the unlegended shares of Common Stock (the **"Sold Shares"**) which such holder anticipated receiving upon such conversion (a **"Buy-In"**), the Corporation shall pay such holder (in addition to any other remedies available to the holder) the amount by which (x) such holder's total purchase price (including brokerage commissions, if any) for the unlegended shares of Common Stock so purchased exceeds (y) the net proceeds received by such holder from the sale of the Sold Shares. For example, if a holder

VI. FAILURE TO SATISFY CONVERSIONS

A. Conversion Default Payments. If, at any time, (x) a holder of shares of Series C Preferred Stock submits a Notice of Conversion and the Corporation fails for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and VII, respectively) to deliver, on or prior to the fourth (4th) business day following the expiration of the Delivery Period for such conversion, such number of unlegended shares of Common Stock to which such holder is entitled upon such conversion, or (y) the Corporation provides notice to any holder of Series C Preferred Stock at any time of its intention not to issue unlegended shares of Common Stock upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount) (each of (x) and (y) being a **"Conversion Default"**), then the Corporation shall pay to the affected holder, in the case of a Conversion Default described in clause (x) above, and to all holders, in the case of a Conversion Default described in clause (y) above, an amount equal to:

(.24) x (D/365) x (the Default Amount)

where:

"D" means the number of days after the expiration of the Delivery Period through and including the Default Cure Date;

"Default Amount" means (i) the total Stated Value of all shares of Series C Preferred Stock held by such holder, plus (ii) the total accrued Premium as of the first day of the Conversion Default on all shares of Series C Preferred Stock included in clause (i) of this definition; and

"Default Cure Date" means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Corporation effects the conversion of the full number of shares of Series C Preferred Stock, and (ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Corporation begins to issue unlegended shares of Common Stock in satisfaction of all conversions of Series C Preferred Stock in accordance with Article IV.A, and (iii) with respect to either type of a Conversion Default, the date on which the Corporation redeems shares of Series C Preferred Stock held by such holder pursuant to paragraph D of this Article VI.

The payments to which a holder shall be entitled pursuant to this Paragraph A are referred to herein as **"Conversion Default Payments."** A holder may elect to receive accrued Conversion Default Payments in cash or to convert all or any portion of such accrued Conversion Default Payments, at any time, into Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Conversion Default through the Conversion Date or the Default

V. RESERVATION OF SHARES OF COMMON STOCK

A. Reserved Amount. On or before January 15, 1999, the Corporation shall reserve, from the authorized but unissued shares of Common Stock, for issuance upon conversion of the Series C Preferred Stock, 200% of the number of shares which would be issuable if the outstanding shares of Series C Preferred Stock were converted in their entirety on the Issuance Date based on the Conversion Price in effect on the Issuance Date, and thereafter the number of authorized but unissued shares of Common Stock so reserved (the "**Reserved Amount**") shall not be decreased and shall at all times be sufficient to provide for the conversion of the Series C Preferred Stock outstanding at the then current Conversion Price thereof. The Reserved Amount shall be allocated to the holders of Series C Preferred Stock as provided in Article XIV.C.

B. Increases to Reserved Amount. If the Reserved Amount for any three consecutive trading days (the last of such three trading days being the "**Authorization Trigger Date**") shall be less than 135% of the number of shares of Common Stock issuable upon conversion of the then outstanding shares of Series C Preferred Stock, the Corporation shall immediately notify the holders of Series C Preferred Stock of such occurrence and shall take immediate action (including, if necessary, seeking stockholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 200% of the number of shares of Common Stock then issuable upon conversion of the outstanding Series C Preferred Stock. In the event the Corporation fails to so increase the Reserved Amount within 90 days after an Authorization Trigger Date (such event being the "**Reserved Amount Trigger Event**"), each holder of Series C Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to purchase for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B), a portion of the holder's Series C Preferred Stock such that, after giving effect to such purchase, the holder's allocated portion of the Reserved Amount exceeds 135% of the total number of shares of Common Stock issuable to such holder upon conversion of its Series C Preferred Stock. If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of such Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C.

C. Adjustment to Conversion Price. If the Corporation is prohibited, at any time, from issuing shares of Common Stock upon conversion of Series C Preferred Stock to any holder because the Corporation does not then have available a sufficient number of authorized and reserved shares of Common Stock, then the Fixed Conversion Price in respect of any shares of Series C Preferred Stock held by any holder (including shares of Series C Preferred Stock submitted to the Corporation for conversion, but for which shares of Common Stock have not been issued to any such holder) shall be adjusted as provided in Article VI.B.

the conversion of the shares of Series C Preferred Stock with respect to which the determination of this subparagraph is being made, would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (x) above. The restriction contained in this subparagraph (ii) shall not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock and each holder of outstanding shares of Series C Preferred Stock shall approve such alteration, amendment, deletion or change.

D. Required Conversion at Maturity. If the Corporation does not elect to exercise its redemption rights set forth in Article VIII.D hereof, subject to the limitations set forth in Paragraph C(i) of this Article IV and provided all shares of Common Stock issuable upon conversion of all outstanding shares of Series C Preferred Stock are then (i) authorized and reserved for issuance, (ii) registered under the Securities Act of 1933, as amended, for resale by the holders of such shares of Series C Preferred Stock and (iii) eligible to be traded on either the Nasdaq SmallCap Market, The Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, each share of Series C Preferred Stock issued and outstanding on the seventh anniversary of the Issuance Date thereof (the "**Maturity Date**"), automatically shall be converted into shares of Common Stock on such date in accordance with the conversion formulas set forth in Paragraph A of this Article IV (the "**Required Conversion at Maturity**"); provided, however, in such case the Conversion Price shall equal the lower of (i) the average of the Closing Bid Prices for the Common Stock for the five (5) trading days immediately preceding the Maturity Date and (ii) the Fixed Conversion Price; provided, further, the Maturity Date shall be extended for a period equal to the number of days any Conversion Default, Trading Market Trigger Event, Trading Market Prohibition or Redemption Event is in existence. If the Required Conversion at Maturity occurs, the Corporation and the holders of Series C Preferred Stock shall follow the applicable conversion procedures set forth in Paragraph B of this Article IV; *provided, however,* that the holders of Series C Preferred Stock are not required to deliver a Notice of Conversion to the Corporation or its transfer agent.

(iv) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, the Corporation shall submit the disputed calculations to an independent outside accountant reasonably acceptable to the holder of Series C Preferred Stock being converted via facsimile at any time prior to the expiration of the Delivery Period. The accountant, at the expense of the party in error, shall audit the calculations and notify the Corporation and the holder of the results as soon as practicable following the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

C. Limitations on Conversions. The conversion of shares of Series C Preferred Stock shall be subject to the following limitations (each of which limitations shall be applied independently):

(i) Cap Amount. If, notwithstanding the representations and warranties of the Corporation contained in the Securities Purchase Agreement, dated as of September 30, 1998, between the Corporation and the purchasers of the Series C Preferred Stock named therein, the Corporation is prohibited by the rules or regulations of any securities exchange or quotation system on which the Common Stock is then listed or traded, from listing or issuing a number of shares of Common Stock in excess of a prescribed amount (the **"Cap Amount"**) without the approval of the Corporation's stockholders, then the Corporation shall not be required to list or issue, as applicable, shares in excess of the Cap Amount unless the Corporation has obtained the required approvals. The Cap Amount which, as of the Issuance Date, shall be 1.99 million shares, shall be allocated pro rata to the holders of Series C Preferred Stock as provided in Article XIV.C. In the event a holder of Series C Preferred Stock submits a Notice of Conversion and the Corporation is prohibited from listing or issuing shares of Common Stock to satisfy such Notice of Conversion as a result of the operation of this subparagraph (i), such holder shall be entitled to the rights set forth in Article VII hereof.

(ii) No Ten Percent Holders. Except in connection with a Required Conversion at Maturity (as defined below), in no event shall a holder of shares of Series C Preferred Stock be entitled to receive shares of Common Stock upon a conversion to the extent that the sum of (x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (exclusive of shares issuable upon conversion of the unconverted portion of the shares of Series C Preferred Stock or the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, the warrants (the **"Warrants"**) issued by the Corporation pursuant to the Securities Purchase Agreement) subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (y) the number of shares of Common Stock issuable upon

Certificates"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation or the transfer agent. Upon receipt by the Corporation of the Notice of Conversion by fax from a holder, the Corporation shall, within one business day, send, via fax, a confirmation (the "**Notice of Conversion Confirmation**") to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion, and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Preferred Stock Certificates are delivered to the Corporation or the transfer agent as provided above, or the holder notifies the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by Article XIV.B hereof.

(i) Delivery of Common Stock Upon Conversion. Upon the surrender of Preferred Stock Certificates from a holder of Series C Preferred Stock accompanied by a Notice of Conversion, the Corporation shall, subject to the Corporation's redemption rights set forth in Article VIII.D, no later than the later of (a) the third business day following the Conversion Date and (b) the business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of documentation pursuant to Article XIV.B) (the "**Delivery Period**"), issue and deliver to the holder or its nominee, (x) that number of shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock being converted and (y) a certificate representing the number of shares of Series C Preferred Stock not being converted, if any. If the Corporation's transfer agent is participating in the Depository Trust Company ("**DTC**") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder thereof is not then required to return such certificate for the placement of a legend thereon, the Corporation may cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("**DTC Transfer**"). If the aforementioned conditions to a DTC Transfer are not satisfied or a DTC Transfer is otherwise not effected, the Corporation shall deliver to the holder physical certificates representing the Common Stock issuable upon conversion. Further, a holder may instruct the Corporation to deliver to the holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

(ii) Taxes. The Corporation shall pay any and all taxes which may be imposed upon the Corporation with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series C Preferred Stock.

(iii) No Fractional Shares. If any conversion of Series C Preferred Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock shall be the next higher whole number of shares.

or in accordance with the following formula if the Corporation does not timely redeem the Premium thereon in accordance with subparagraph (ii) below:

$$\frac{1{,}000 + \text{the Premium}}{\text{Conversion Price}}$$

(ii) (a) The Corporation shall have the right, in its sole discretion, upon receipt of a Notice of Conversion, to redeem the Premium subject to such conversion for a sum of cash equal to the amount of the Premium being so redeemed. All cash redemption payments hereunder shall be paid in lawful money of the United States of America at such address for the holder as appears on the record books of the Corporation (or at such other address as such holder shall hereafter give to the Corporation by written notice). In the event the Corporation so elects to redeem the Premium in cash and fails to pay such holder the applicable redemption amount to which such holder is entitled by depositing a check in the U.S. Mail to such holder within four (4) business days of receipt by the Corporation of a Notice of Conversion (in the case of a redemption in connection with an Optional Conversion), the Corporation shall thereafter forfeit its right to redeem such Premium in cash and such Premium shall thereafter be converted into shares of Common Stock in accordance with Article IV.A(i).

(b) Each holder of Series C Preferred Stock shall have the right to require the Corporation to provide advance notice to such holder stating whether the Corporation will elect to redeem the Premium in cash pursuant to the Corporation's redemption rights discussed in subparagraph (a) of this Article IV.A(ii). A holder may exercise such right from time to time by sending notice (an "**Election Notice**") to the Corporation, by facsimile, requesting that the Corporation disclose to such holder whether the Corporation would elect to redeem the Premium for cash in lieu of issuing shares of Common Stock therefor if such holder were to exercise its right of conversion pursuant to this Article IV.A. The Corporation shall, no later than the close of business on the second business day following receipt of an Election Notice, disclose to such holder whether the Corporation would elect to redeem the Premium in connection with a conversion pursuant to a Notice of Conversion delivered over the subsequent ten (10) business day period. If the Corporation does not respond to such holder within such two business day period via facsimile, the Corporation shall, with respect to any conversion pursuant to a Conversion Notice delivered within the subsequent ten (10) business day period, forfeit its right to redeem such Premium in accordance with subparagraph (a) of this Article IV.A(ii) and shall be required to convert such Premium into shares of Common Stock.

B. Mechanics of Conversion. In order to effect an Optional Conversion, a holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation or the transfer agent for the Common Stock and (y) surrender or cause to be surrendered the original certificates representing the Series C Preferred Stock being converted (the "**Preferred Stock**

F. "**Milestone Failure**" means the Corporation's failure to achieve one or more of the following milestones:

(i) The Corporation's quarterly sales for the Corporation's first fiscal quarter in 1999, as reported in the Corporation's Quarterly Report on Form 10-Q ("**Form 10-Q**") for such quarter, shall be not less than $4,500,000.

(ii) The Corporation's quarterly sales for each of the Corporation's fiscal quarters commencing with the second fiscal quarter of 1999 and for each fiscal quarter thereafter, as reported in Form 10-Q or in the Corporation's Annual Report on Form 10-K ("**Form 10-K**"), as applicable, for each such quarter, shall be not less than $6,000,000.

(iii) The Corporation's quarterly cash flow from operations shall be positive for each of the Corporation's fiscal quarters, commencing with the fourth fiscal quarter of 1998 and for each fiscal quarter thereafter, as reported in Form 10-Q or Form 10-K, as applicable.

G. "**N**" means the number of days from, but excluding, the Issuance Date.

H. "**Premium**" means an amount equal to (.10)x(N/365)x(1,000).

I. "**Variable Conversion Price**" means the average of the Closing Bid Prices for the Common Stock (as defined below) during the ten (10) consecutive trading days ending on the trading day immediately preceding such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such ten (10) trading day period).

IV. CONVERSION

A. Conversion at the Option of the Holder. (i) Subject to the limitations on conversions contained in Paragraph C of this Article IV and to the Corporation's right of redemption contained in Article VIII.D, each holder of shares of Series C Preferred Stock may, at any time and from time to time on or after the Issuance Date, convert (an "**Optional Conversion**") each of its shares of **Series C** Preferred Stock into a number of fully paid and nonassessable shares of the Corporation's Class A Common Stock, $.01 par value per share (the "**Common Stock**"), determined in accordance with the following formula if the Corporation timely redeems the Premium thereon in cash in accordance with subparagraph (ii) below:

$$\frac{1{,}000}{\textbf{Conversion Price}}$$

III. CERTAIN DEFINITIONS

For purposes of this Certificate of Designation, the following terms shall have the following meanings:

A. "**Closing Bid Price**" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series C Preferred Stock. If Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "**Bloomberg**"), or if the foregoing does not apply, the last reported bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series C Preferred Stock, with the costs of such appraisal to be borne by the Corporation.

B. "**Conversion Date**" means, for any Optional Conversion, the date on which the notice of conversion in the form attached hereto (the "**Notice of Conversion**") is delivered by fax, as evidenced by a mechanically or electronically generated confirmation thereof, (or delivered by other means resulting in notice) to the Corporation on the Conversion Date indicated in the Notice of Conversion.

C. "**Conversion Price**" means the Fixed Conversion Price if no Milestone Failure has occurred and, if a Milestone Failure has occurred, the lower of the Fixed Conversion Price and the Variable Conversion Price, each in effect as of such date and subject to adjustment as provided herein. Notwithstanding the foregoing, at all times prior to the one (1) year anniversary of the Issuance Date, the Conversion Price means the Fixed Conversion Price, in effect as of such date and subject to adjustment as provided herein.

D. "**Fixed Conversion Price**" means $1.20.

E. "**Issuance Date**" means the date of the Closing (as defined in that certain Securities Purchase Agreement by and among the Corporation and the purchasers named therein with respect to the initial issuance of the Series C Preferred Stock (the "**Securities Purchase Agreement**").

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:02 PM 11/10/1998
981432555 – 2179925

CERTIFICATE OF DESIGNATIONS,
RIGHTS AND PREFERENCES
OF
SERIES C CONVERTIBLE PREFERRED STOCK
OF
ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

(Pursuant to Section 151 of the
Delaware General Corporation Law)

Advanced Environmental Recycling Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law;

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $1.00 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

Series C Convertible Preferred Stock:

I. DESIGNATION AND AMOUNT

The designation of this series, which consists of 500 shares of Preferred Stock, is the Series C Convertible Preferred Stock (the "**Series C Preferred Stock**") and the stated value shall be One Thousand U.S. Dollars ($1,000.00) per share (the "**Stated Value**").

II. NO DIVIDENDS

The Series C Preferred Stock will bear no dividends, and the holders of the Series C Preferred Stock shall not be entitled to receive dividends on the Series C Preferred Stock.

NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in order to Convert the Series B Preferred Stock)

The undersigned hereby irrevocably elects to convert __________ shares of Series B Preferred Stock (the "**Conversion**"), represented by stock certificate Nos(s). __________ (the "**Preferred Stock Certificates**"), into shares of common stock ("**Common Stock**") of Advanced Environmental Recycling Technologies, Inc. (the "**Corporation**") according to the conditions of the Certificate of Designation, Rights and Preferences of the Series B Convertible Preferred Stock of the Corporation as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned requests that the Corporation electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is ______________) with DTC through its Deposit Withdrawal Agent Commission System ("**DTC Transfer**").

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series B Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "**Act**"), or pursuant to an exemption from registration under the Act.

☐ In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

Date of Conversion: ______________________

Applicable Conversion Price: ______________________

Number of Shares of Common
Stock to be Issued: ______________________

Signature: ______________________

Name: ______________________

Address: ______________________
____
____

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 9th day of November, 1998.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By: ______________________

Name:

Title:

PHIL\150845-2 Series B – Preferred Stock

11/09/98 MON 13:58 [TX/RX NO 8887] @003

G. Remedies Cumulative. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series B Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the holders of Series B Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

which such report relates. In addition, the Corporation (or its transfer agent) shall provide, within 15 days after delivery to the Corporation of a written request by any holder, any of the information enumerated in clauses (i) - (iv) of this Paragraph D as of the date of such request.

E. Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to a holder under this Certificate of Designation (upon redemption or otherwise), such cash payment shall be made to the holder within five business days after delivery by such holder of a notice specifying that the holder elects to receive such payment in cash and the method (*e.g.*, by check, wire transfer) in which such payment should be made. If such payment is not delivered within such five business day period, such holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law until such amount is paid in full to the holder.

F. Status as Stockholder. Upon submission of a Notice of Conversion by a holder of Series B Preferred Stock, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their listing or issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount) shall be deemed converted into shares of Common Stock and (ii) the holder's rights as a holder of such converted shares of Series B Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the tenth business day after the expiration of the Delivery Period with respect to a conversion of Series B Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation within five business days after the expiration of such 10 business day period) the holder shall regain the rights of a holder of Series B Preferred Stock with respect to such unconverted shares of Series B Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares to the holder. In all cases, the holder shall retain all of its rights and remedies (including, without limitation, the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Article VI.A) for the Corporation's failure to convert Series B Preferred Stock.

XIV. MISCELLANEOUS

A. Cancellation of Series B Preferred Stock. If any shares of Series B Preferred Stock are converted pursuant to Article IV, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Series B Preferred Stock.

B. Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such Series B Preferred Stock.

C. Allocation of Cap Amount and Reserved Amount. The initial Cap Amount and Reserved Amount shall be allocated pro rata among the holders of Series B Preferred Stock based on the number of shares of Series B Preferred Stock issued to each holder. Each increase to the Cap Amount and the Reserved Amount shall be allocated pro rata among the holders of Series B Preferred Stock based on the number of shares of Series B Preferred Stock held by each holder at the time of the increase in the Cap Amount or Reserved Amount. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series B Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Cap Amount and Reserved Amount. Any portion of the Cap Amount or Reserved Amount which is allocated to any person or entity which does not hold any Series B Preferred Stock shall be re-allocated to the remaining holders of shares of Series B Preferred Stock, pro rata based on the number of shares of Series B Preferred Stock then held by such holders.

D. Quarterly Statements of Available Shares. For each calendar quarter beginning in the quarter in which the initial registration statement required to be filed pursuant to the Registration Rights Agreement is declared effective and thereafter so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall deliver (or cause its transfer agent to deliver) to each holder a written report notifying the holders of any occurrence which prohibits the Corporation from issuing Common Stock upon any such conversion. The report shall also specify (i) the total number of shares of Series B Preferred Stock outstanding as of the end of such quarter, (ii) the total number of shares of Common Stock issued upon all conversions of Series B Preferred Stock prior to the end of such quarter, (iii) the total number of shares of Common Stock which are reserved for issuance upon conversion of the Series B Preferred Stock as of the end of such quarter and (iv) the total number of shares of Common Stock which may thereafter be listed or issued by the Corporation upon conversion of the Series B Preferred Stock before the Corporation would exceed the Cap Amount and the Reserved Amount. The Corporation (or its transfer agent) shall deliver the report for each quarter to each holder prior to the tenth day of the calendar month following the quarter to

(a) alter or change the rights, preferences or privileges of the Series B Preferred Stock;

(b) alter or change the rights, preferences or privileges of any previously issued shares of capital stock of the Corporation so as to affect adversely the Series B Preferred Stock;

(c) create any new class or series of capital stock having a preference over the Series B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article IX hereof, "**Senior Securities**");

(d) create any new class or series of capital stock (other than the Series A Preferred Stock and Series C Preferred Stock) ranking pari passu with the Series B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article IX hereof, "**Pari Passu Securities**");

(e) increase the authorized number of shares of Series B Preferred Stock;

(f) issue any shares of Senior Securities or Pari Passu Securities, other than an aggregate of up to 1,500 shares of Series A Preferred Stock and an aggregate of up to 500 Series C Preferred Stock pursuant to Robert Mackie, Sr., Robert Mackie, Jr., Mr. and Mrs. Delbert Allen, Jr., Mr. and Mrs. Fritz Friday, Allen & Co. and Millenco LLP;

(g) issue any shares of Series B Preferred Stock other than pursuant to the Securities Purchase Agreement;

(h) redeem, or declare or pay any cash dividend or distribution on, any Junior Securities; or

(i) increase the par value of the Common Stock.

Notwithstanding the foregoing, no change pursuant to this Article XIII shall be effective to the extent that, by its terms, it applies to less than all of the holders of shares of Series B Preferred Stock then outstanding.

G. Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price and/or the Fixed Conversion Price pursuant to this Article XI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price and/or the Fixed Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series B Preferred Stock.

XII. VOTING RIGHTS

Each holder of shares of Series B Preferred Stock shall have the right to one vote for each share of Common Stock into which such holder's shares of Series B Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholder's meeting in accordance with the by-laws of this Corporation, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

To the extent that under the Business Corporation Act the vote of the holders of the Series B Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of the Series B Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock (except as otherwise may be required under the Business Corporation Act) shall constitute the approval of such action by the class. To the extent that under the Business Corporation Act holders of the Series B Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (subject to the limitations contained in Article IV.C(ii)) using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated.

XIII. PROTECTION PROVISIONS

So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by the Business Corporation Act) of the holders of 80% of the then outstanding shares of Series B Preferred Stock:

to acquire shares) of capital stock of a subsidiary (*i.e.* a spin-off)) (a "**Distribution**"), then the holders of Series B Preferred Stock shall be entitled, upon any conversion of shares of Series B Preferred Stock after the date of record for determining stockholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion (without giving effect to the limitations contained in Article IV.C) had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

E. Issuance of Other Securities. If at any time after the Issuance Date the Company issues or sells any shares of Common Stock or any securities which are convertible into or exchangeable for Common Stock ("**Convertible Securities**") for no consideration or for a consideration per share less than the Closing Bid Price in effect on the date of issuance of such securities (a "**Dilutive Issuance**"), then effective immediately upon the Dilutive Issuance, the Fixed Conversion Price will be adjusted in accordance with the formula below.

$$F' = F \times \frac{O + P/CBP}{CSDO}$$

where:

F'	=	the adjusted Fixed Conversion Price;
F	=	the then current Fixed Conversion Price;
CBP	=	the then current Closing Bid Price;
O	=	the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance;
P	=	the aggregate consideration, calculated as set forth herein, received by the Company upon such Dilutive Issuance; and
CSDO	=	the total number of shares of Common Stock deemed outstanding immediately after the Dilutive Issuance.

F. Purchase Rights. If, at any time after the Issuance Date, the Corporation issues any securities which are convertible into or exchangeable for Common Stock, or rights to purchase stock, warrants, securities or other property (the "**Purchase Rights**") pro rata to the record holders of any class of Common Stock, then the holders of Series B Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series B Preferred Stock (without giving effect to the limitations contained in Article IV.C) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Corporate Change unless (i) each holder of Series B Preferred Stock has received written notice of such transaction along with the notice sent to the holders of the Common Stock of the Corporation, but in no event later than 20 days prior to the record date for the determination of stockholders entitled to vote with respect thereto, and (ii) the resulting, successor or acquiring entity (if not the Corporation) assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Series B Preferred Shares then outstanding) the obligations of this Certificate of Designation. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the shares of Series B Preferred Stock outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

C. Adjustment Due to Major Announcement. In the event the Corporation at any time after the Issuance Date and after the occurrence of a Milestone Failure (i) makes a public announcement that it intends to consolidate or merge with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and the voting capital stock of the Corporation immediately prior to such merger represents at least 50% of the voting power of the capital stock of the Corporation after the merger) or to sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the Corporation, but excluding the holders of Series B Preferred Stock and their affiliates) publicly announces a tender offer, exchange offer or another transaction to purchase 50% or more of the Corporation's Common Stock or otherwise publicly announces an intention to replace a majority of the Corporation's Board of Directors by waging a proxy battle or otherwise (the date of the announcement or commencement referred to in clause (i) or (ii) of this Paragraph C is hereinafter referred to as the "**Announcement Date**"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the earlier of the consummation of the proposed transaction or tender offer, exchange offer or another transaction or the Abandonment Date (as defined below) (the earlier of such dates being the "**Adjusted Conversion Price Termination Date**"), be equal to the lower of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price determined in accordance with Article III.C on the Conversion Date set forth in the Notice of Conversion for the Optional Conversion. After the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in Article III.C. "**Abandonment Date**" means with respect to any proposed transaction or tender offer, exchange offer or another transaction for which a public announcement or an action contemplated by this Paragraph C has been made or commenced, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this Paragraph C to become operative.

D. Adjustment Due to Distribution. If, at any time after the Issuance Date, the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's common stockholders in shares (or rights

date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

XI. ADJUSTMENTS TO THE CONVERSION PRICE

The Conversion Price shall be subject to adjustment from time to time as follows:

A. Stock Splits, Stock Dividends, Etc. If, at any time on or after the Issuance Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Corporation's transfer agent of such change on or before the effective date thereof.

B. Adjustment Due to Merger, Consolidation, Etc. If, at any time after the Issuance Date, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged) or (iii) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) - (iii) above being a "**Corporate Change**"), then the holders of Series B Preferred Stock shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon conversion (without giving effect to the limitations contained in Article IV.C) had such Corporate Change not taken place, and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series B Preferred Shares then outstanding) shall be made with respect to the rights and interests of the holders of the Series B Preferred Stock to the end that the economic value of the shares of Series B Preferred Stock are in no way diminished by such Corporate Change and that the provisions hereof (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is not the Corporation, an immediate adjustment of the Fixed Conversion Price so that the Fixed Conversion Price immediately after the Corporate Change reflects the same relative value as compared to the value of the surviving entity's common stock that existed between the Fixed Conversion Price and the value of the Corporation's Common Stock immediately prior to such Corporate Change and an immediate revision to the Variable Conversion Price so that it is determined as provided in Article III.I but based on the price of the common stock of the surviving entity and the market in which such common stock is traded) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any

X. LIQUIDATION PREFERENCE

A. If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event (a "**Liquidation Event**"), the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the holders of shares of Series B Preferred Stock shall have received the Liquidation Preference with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series B Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

B. At the option of any holder of Series B Preferred Stock, the occurrence of any event enumerated in Article VIII.A(v) hereof shall either: (i) be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article X; or (ii) be treated pursuant to Article XI hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

C. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Except as provided in Paragraph B above, neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation.

D. The "**Liquidation Preference**" with respect to a share of Series B Preferred Stock means an amount equal to the Stated Value thereof, plus the accrued Premium thereon through the

(iii) After the two (2) year anniversary of the Issuance Date, the Corporation shall have the right, on one occasion and on 10 business days prior written notice, to redeem all, but not less than all, of the then outstanding shares of Series B Preferred Stock by paying to each holder an amount per share of Series B Preferred Stock equal to 150% of the sum of (x) the Stated Value thereof, plus (y) accrued Premium thereon. At all times prior to redemption pursuant to this Article VIII.D (including after receipt of the notice required by this Article), each holder of Series B Preferred Stock shall remain entitled to convert shares of Series B Preferred Stock into shares of Common Stock in accordance with the terms of Article IV hereof.

E. Void Redemption. In the event that the Corporation does not pay the Redemption Amount within the time period set forth in Article IV.D, Article VIII.A or Article VIII.D, at any time thereafter and until the Corporation pays such unpaid applicable Redemption Amount in full, a holder of Series B Preferred Stock shall have the option (the "**Void Optional Redemption Option**") to, in lieu of redemption, require the Corporation to promptly return to such holder any or all of the shares of Series B Preferred Stock that were submitted for redemption by such holder under this Article VIII and for which the applicable Redemption Amount (together with any interest thereon) has not been paid, by sending written notice thereof to the Corporation via facsimile and confirmed by overnight courier, in person (by courier or otherwise) or by telephone (to an authorized officer of the Corporation or his or her administrative assistant) (the "**Void Optional Redemption Notice**"). Upon the Corporation's receipt of such Void Optional Redemption Notice and overnight courier, in-person or telephone confirmation, (i) the Notice of Redemption shall be null and void with respect to those shares of Series B Preferred Stock subject to the Void Optional Redemption Notice, and (ii) the Corporation shall immediately return any shares of Series B Preferred Stock subject to the Void Optional Redemption Notice

IX. RANK

The Series B Preferred Stock shall rank (i) prior to all classes of the Corporation's common stock and any class or series of capital stock of the Corporation hereafter created that, by its terms, ranks junior to the Series B Preferred Stock (collectively, "**Junior Securities**"); (ii) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series B Preferred Stock obtained in accordance with Article XIII hereof) specifically ranking, by its terms, senior to the Series B Preferred Stock ("**Senior Securities**"); and (iii) pari passu with the Series A Preferred Stock of the Corporation, Series C Preferred Stock of the Corporation and any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of the Series B Preferred Stock obtained in accordance with Article XIII hereof) specifically ranking by its terms on parity with the Series B Preferred Stock (collectively, the "**Pari Passu Securities**"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

Redemption Amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law from the date on which the Corporation receives the Redemption Notice until the date of payment of the Redemption Amount hereunder, and (ii) shall have the right, at any time and from time to time, to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of Paragraph A of Article IV) all or any portion of the Redemption Amount, plus interest as aforesaid, into shares of Common Stock at a Conversion Price equal to the lowest Closing Bid Price for the Common Stock during the period beginning on the date on which the Corporation receives the Redemption Notice and ending on the Conversion Date with respect to the conversion of such Redemption Amount. In the event the Corporation is not able to redeem all of the shares of Series B Preferred Stock subject to Redemption Notices delivered prior to the date upon which such redemption is to be effected, the Corporation shall redeem shares of Series B Preferred Stock from each holder pro rata, based on the total number of shares of Series B Preferred Stock outstanding at the time of redemption included by such holder in all Redemption Notices delivered prior to the date upon which such redemption is to be effected relative to the total number of shares of Series B Preferred Stock outstanding at the time of redemption included in all of the Redemption Notices delivered prior to the date upon which such redemption is to be effected.

D. Redemption by Corporation.

(i) The Corporation shall have the right at any time and from time to time to redeem any shares which are the subject of a Notice of Conversion for an amount of cash equal to the Redemption Amount as determined pursuant to clause (a) of its definition (a **"Redemption in Lieu of Conversion"**), in its sole discretion by delivery of an Optional Redemption Notice in accordance with the redemption procedures set forth below.

(ii) Within ten (10) calendar days prior to the beginning of any calendar month during which the Corporation elects to effect a Redemption in Lieu of Conversion, the Corporation shall provide written notice to the holders of Series B Preferred Stock by facsimile and overnight courier stating that the Corporation will redeem any conversions of Series A Preferred Stock in such calendar month (an **"Optional Redemption Notice"**). In the event the Corporation fails to provide an Optional Redemption Notice to the holders of Series B Preferred Stock within such ten (10) day period, the Corporation shall not be permitted to so redeem any conversions of Series A Preferred Stock during such calendar month. In the event a timely Optional Redemption Notice is provided as aforesaid, upon the Corporation's receipt of a Notice of Conversion the Corporation shall be obligated to redeem on or before the fifth business day after the receipt of the Notice of Conversion, the entire number of shares of the Series B Preferred Stock which are the subject of the Notice of Conversion for the Redemption Amount as determined pursuant to clause (a) of its definition.

B. Definition of Redemption Amount. The "Redemption Amount" with respect to a share of Series B Preferred Stock means an amount equal to the greater of:

(a) $$\frac{V}{CP} \times M$$

and

(b) The product of (x) one hundred and fifteen percent (115%), times (y) the sum of (I) Stated Value thereof, plus (II) the accrued Premium thereon, plus (III) all unpaid Conversion Default Payments owing (if any) with respect thereto through the Effective Date of Redemption (as defined in subparagraph (iii) below).

where:

"V" means the Stated Value thereof, plus the accrued Premium thereon through the date of payment of the Redemption Amount;

"CP" means the Conversion Price in effect on the date on which the Corporation receives the Redemption Notice; and

"M" means (i) with respect to all redemptions other than redemptions pursuant to Article VIII.A(v) hereof, the highest Closing Bid Price of the Corporation's Common Stock during the period beginning on the date on which the Corporation receives the Redemption Notice and ending on the date immediately preceding the date of payment of the Redemption Amount and (ii) with respect to redemptions pursuant to Article VIII.A(v) hereof, the greater of (a) the amount determined pursuant to clause (i) of this definition or (b) the fair market value, as of the date on which the Corporation receives the Redemption Notice, of the consideration payable to the holder of a share of Common Stock pursuant to the transaction which triggers the redemption. For purposes of this definition, "fair market value" for any consideration other than cash (in which case the fair market value shall equal the amount thereof) or any registered security (in which case the fair market value shall equal the Closing Bid Price thereof) shall be determined by the mutual agreement of the Corporation and holders of a majority-in-interest of the shares of Series B Preferred Stock then outstanding, or if such agreement cannot be reached within five business days prior to the date of redemption, by an investment banking firm selected by the Corporation and reasonably acceptable to holders of a majority-in-interest of the then outstanding shares of Series B Preferred Stock, with the costs of such appraisal to be borne by the Corporation.

C. Redemption Defaults. If the Corporation fails to pay any holder the Redemption Amount with respect to any share of Series B Preferred Stock within five business days after its receipt of a notice requiring such redemption (a "Redemption Notice"), then the holder of Series B Preferred Stock delivering such Redemption Notice (i) shall be entitled to interest on the

(a) sell, convey or dispose of all or substantially all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Corporation);

(b) merge, consolidate or engage in any other business combination with any other entity (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation and other than pursuant to a merger in which the Corporation is the surviving or continuing entity and the voting capital stock of the Corporation immediately prior to such merger represents at least 50% of the voting power of the capital stock of the Corporation after the merger); or

(c) have fifty percent (50%) or more of the voting power of its capital stock is owned beneficially by one person, entity or "group" (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended) (other than Marjorie Brooks, Steven Brooks, Joseph Brooks, Douglas Brooks and members of their immediate family); or

(vi) the Corporation otherwise shall breach any material term hereunder or under the Securities Purchase Agreement or the Registration Rights Agreement.

then, upon the occurrence of any such Redemption Event, each holder of shares of Series B Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Paragraph C below) to the Corporation while such Redemption Event continues, to require the Corporation to purchase for cash any or all of the then outstanding shares of Series B Preferred Stock held by such holder for an amount per share equal to the Redemption Amount (as defined in Paragraph B below) in effect at the time of the redemption hereunder. For the avoidance of doubt, the occurrence of any event described in clauses (i), (ii), (iii), (iv) or (v) above shall immediately constitute a Redemption Event and there shall be no cure period. Upon the Corporation's receipt of any Redemption Notice hereunder (other than during the three trading day period following the Corporation's delivery of a Redemption Announcement (as defined below) to all of the holders in response to the Corporation's initial receipt of a Redemption Notice from a holder of Series B Preferred Stock), the Corporation shall promptly (and in any event within two business days following such receipt) deliver a written notice (a "**Redemption Announcement**") to all holders of Series B Preferred Stock stating the date upon which the Corporation received such Redemption Notice and the amount of Series B Preferred Stock covered thereby. Subject to Article VIII.D, the Corporation shall not redeem any shares of Series B Preferred Stock during the three trading day period following the delivery of a required Redemption Announcement hereunder. At any time and from time to time during such three trading day period, each holder of Series B Preferred Stock may request (either orally or in writing) information from the Corporation with respect to the instant redemption (including, but not limited to, the aggregate number of shares of Series B Preferred Stock covered by Redemption Notices received by the Corporation) and the Corporation shall furnish (either orally or in writing) as soon as practicable such requested information to such requesting holder.

stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or its securities, then the Fixed Conversion Price in respect of any shares of Series B Preferred Stock held by any holder (including shares of Series B Preferred Stock submitted to the Corporation for conversion, but for which shares of Common Stock have not been issued) shall be adjusted as provided in Article VI.A.

VIII. REDEMPTION

A. Redemption by Holder. In the event (each of the events described in clauses (i)-(v) below after expiration of the applicable *cure period* (*if any*) being a **"Redemption Event"**):

(i) the Common Stock (including, from and after the Issuance Date, any of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock) is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the NASDAQ Small Cap Market, the NASDAQ National Market, the New York Stock Exchange or the American Stock Exchange for an aggregate of 10 trading days in any nine month period;

(ii) the Corporation fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of Series B Preferred Stock upon conversion of the Series B Preferred Stock as and when required by this Certificate of Designation, the Securities Purchase Agreement or the Registration Rights Agreement (as defined below) (a **"Legend Removal Failure"**), and any such failure continues uncured for ten business days after the Corporation has been notified thereof in writing by the holder;

(iii) the Registration Statement required to be filed by the Corporation pursuant to Section 2(a) of the Registration Rights Agreement by and among the Corporation and the other signatories thereto entered into in connection with the Securities Purchase Agreement (the **"Registration Rights Agreement"**) has not been declared effective by April 17, 1999, or such Registration Statement, after being declared effective, cannot be utilized by the holders of Series B Preferred Stock for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement) for an aggregate of more than thirty (30) days

(iv) the Corporation provides notice to any holder of Series B Preferred Stock, including by way of public announcement, at any time, of its intention not to issue, or otherwise refuses to issue, shares of Common Stock to any holder of Series B Preferred Stock upon conversion in accordance with the terms of this Certificate of Designation (other than due to the circumstances contemplated by Articles V or VII for which the holders shall have the remedies set forth in such Articles);

(v) the Corporation shall:

Corporation's ability to list or issue shares of Common Stock in excess of the Cap Amount ("**Trading Market Prohibitions**"). In the event the Corporation fails to eliminate all such Trading Market Prohibitions within 120 days after the Trading Market Trigger Event, then each holder of Series B Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time until such date that all such Trading Market Prohibitions are eliminated, by delivery of a Redemption Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to purchase for cash, at an amount per share equal to the Redemption Amount, a number of the holder's shares of Series B Preferred Stock such that, after giving effect to such redemption, the then unissued portion of such holder's Cap Amount exceeds 135% of the total number of shares of Common Stock issuable upon conversion of such holder's shares of Series B Preferred Stock. If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of such Redemption Notice, then such holder shall be entitled to the remedies provided in Articles VII.B and VIII.C.

B. Remedies. If the Corporation fails to redeem any shares of Series B Preferred Stock pursuant to Article VII.A within five business days after its receipt of such Redemption Notice, and thereafter the Corporation is prohibited, at any time, from listing shares of Common Stock or from issuing shares of Common Stock upon conversion of Series B Preferred Stock to any holder because such listing or issuance would exceed the then unissued portion of such holder's Cap Amount because of applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or its securities, any holder who is so prohibited from converting its Series B Preferred Stock because the shares of Common Stock underlying such Series B Preferred Stock may not be listed or issued, may elect either or both of the following additional remedies:

(i) to require, with the consent of holders of at least fifty percent (50%) of the outstanding shares of Series B Preferred Stock (including any shares of Series B Preferred Stock held by the requesting holder), the Corporation to terminate the listing of its Common Stock on the AMEX (or any other stock exchange, interdealer quotation system or trading market) and to cause its Common Stock to be eligible for trading on the over-the-counter electronic bulletin board; or

(ii) to require the Corporation to issue shares of Common Stock in accordance with such holder's Notice of Conversion at a conversion price equal to the average of the Closing Bid Prices for the Common Stock during the five consecutive trading days ending on the trading day immediately preceding the date of the holder's written notice to the Corporation of its election to receive shares of Common Stock pursuant to this subparagraph (ii) (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such five trading day period).

C. Adjustment to Conversion Price. If the Corporation is prohibited, at any time, from listing shares of Common Stock or from issuing shares of Common Stock upon conversion of Series B Preferred Stock to any holder because such listing or issuance would exceed the then unissued portion of such holder's Cap Amount because of applicable law or the rules or regulations of any

indicating any amounts payable to such holder pursuant to this Paragraph C. The Corporation shall make any payments required pursuant to this Paragraph C in accordance with and subject to the provisions of Article XIV.E.

D. Redemption Right. If the Corporation fails, and such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by the holder, for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and VII, respectively) to issue shares of Common Stock within 10 business days after the expiration of the Delivery Period with respect to any conversion of Series B Preferred Stock, then the holder may elect at any time and from time to time prior to the Default Cure Date for such Conversion Default, by delivery of a Redemption Notice to the Corporation, to have all of such holder's shares of Series B Preferred Stock which were submitted for conversion purchased by the Corporation for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B). If the Corporation fails to redeem any of such shares within five business days after its receipt of such Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C.

E. Void Notice of Conversion. If for any reason a holder has not received all of the shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of Series B Preferred Stock and (i) such shares have not been called for redemption pursuant to Article VIII.D, provided the Redemption Amount therefor has been or may be paid within the time limits set forth in Article VIII.D, and (ii) such shares are not subject to a redemption notice from the holder thereof, then the holder, upon written notice to the Corporation's transfer agent, with a copy to the Corporation, may void its Notice of Conversion with respect to, and retain or have returned, as the case may be, any shares of Series B Preferred Stock that have not been converted pursuant to such holder's Notice of Conversion; provided that the voiding of a holder's Notice of Conversion shall not affect such holders rights and remedies which have accrued prior to the date of such notice pursuant to Article VI hereof or otherwise.

VII. INABILITY TO LIST OR CONVERT DUE TO CAP AMOUNT

A. Obligation to Cure. If at any time after the Initial Issuance Date the then unissued portion of any holder's Cap Amount is less than 135% of the number of shares of Common Stock then issuable upon conversion of such holder's shares of Series B Preferred Stock (a **"Trading Market Trigger Event"**), the Corporation shall immediately notify the holders of Series B Preferred Stock of such occurrence and shall take immediate action (including, if necessary, seeking the approval of its stockholders to authorize the listing or issuance of the full number of shares of Common Stock which would be issuable upon the conversion of the then outstanding shares of Series B Preferred Stock but for the Cap Amount) to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the

holder elects to receive any Conversion Default Payments in cash, it shall so notify the Corporation in writing. Such payment shall be made in accordance with and be subject to the provisions of Article XIV.E. In the event a holder elects to convert all or any portion of the Conversion Default Payments into Common Stock, the holder shall indicate on a Notice of Conversion such portion of the Conversion Default Payments which such holder elects to so convert and such conversion shall otherwise be effected in accordance with the provisions of Article IV.

B. Adjustment to Conversion Price. If a holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of Series B Preferred Stock for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and VII, respectively), then the Fixed Conversion Price in respect of any shares of Series B Preferred Stock held by such holder (including shares of Series B Preferred Stock submitted to the Corporation for conversion, but for which shares of Common Stock have not been issued to such holder) shall thereafter be the lesser of (i) the Fixed Conversion Price on the Conversion Date specified in the Notice of Conversion which resulted in the Conversion Default and (ii) the lowest Closing Bid Price for the Common Stock during the period beginning on, and including, such Conversion Date through and including the earlier of (x) the day such shares of Common Stock are delivered to the holder and (y) the day on which the holder regains its rights as a holder of Series B Preferred Stock with respect to such unconverted shares of Series B Preferred Stock pursuant to the provisions of Article XIV.F hereof. If there shall occur a Conversion Default of the type described in clause (y) of Article VI.A, then the Fixed Conversion Price with respect to any conversion thereafter shall be the lowest Closing Bid Price for the Common Stock during the period beginning on, and including, the date of the occurrence of such Conversion Default through and including the Default Cure Date. The Fixed Conversion Price shall thereafter be subject to further adjustment for any events described in Article XI.

C. Buy-In Cure. Unless the Corporation has notified the applicable holder in writing prior to the delivery by such holder of a Notice of Conversion that the Corporation is unable to honor conversions, if (i) (a) the Corporation fails for any reason to deliver during the Delivery Period shares of Common Stock to a holder upon a conversion of shares of Series B Preferred Stock or (b) there shall occur a Legend Removal Failure (as defined in Article VIII.A(ii) below) and (ii) thereafter, such holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by such holder of the unlegended shares of Common Stock (the "**Sold Shares**") which such holder anticipated receiving upon such conversion (a "**Buy-In**"), the Corporation shall pay such holder (in addition to any other remedies available to the holder) the amount by which (x) such holder's total purchase price (including brokerage commissions, if any) for the unlegended shares of Common Stock so purchased exceeds (y) the net proceeds received by such holder from the sale of the Sold Shares. For example, if a holder purchases unlegended shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for $10,000, the Corporation will be required to pay the holder $1,000. A holder shall provide the Corporation written notification

VI. FAILURE TO SATISFY CONVERSIONS

A. Conversion Default Payments. If, at any time, (x) a holder of shares of Series B Preferred Stock submits a Notice of Conversion and the Corporation fails for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and VII, respectively) to deliver, on or prior to the fourth (4th) business day following the expiration of the Delivery Period for such conversion, such number of unlegended shares of Common Stock to which such holder is entitled upon such conversion, or (y) the Corporation provides notice to any holder of Series B Preferred Stock at any time of its intention not to issue unlegended shares of Common Stock upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount) (each of (x) and (y) being a "**Conversion Default**"), then the Corporation shall pay to the affected holder, in the case of a Conversion Default described in clause (x) above, and to all holders, in the case of a Conversion Default described in clause (y) above, an amount equal to:

(.24) x (D/365) x (the Default Amount)

where:

"**D**" means the number of days after the expiration of the Delivery Period through and including the Default Cure Date;

"**Default Amount**" means (i) the total Stated Value of all shares of Series B Preferred Stock held by such holder, plus (ii) the total accrued Premium as of the first day of the Conversion Default on all shares of Series B Preferred Stock included in clause (i) of this definition; and

"**Default Cure Date**" means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Corporation effects the conversion of the full number of shares of Series B Preferred Stock, and (ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Corporation begins to issue freely tradeable shares of Common Stock in satisfaction of all conversions of Series B Preferred Stock in accordance with Article IV.A, and (iii) with respect to either type of a Conversion Default, the date on which the Corporation redeems shares of Series B Preferred Stock held by such holder pursuant to paragraph D of this Article VI.

The payments to which a holder shall be entitled pursuant to this Paragraph A are referred to herein as "**Conversion Default Payments.**" A holder may elect to receive accrued Conversion Default Payments in cash or to convert all or any portion of such accrued Conversion Default Payments, at any time, into Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Conversion Default through the Conversion Date or the Default Cure Date, whichever is earlier, with respect to such Conversion Default Payments. In the event a

V. RESERVATION OF SHARES OF COMMON STOCK

A. Reserved Amount. On or before January 15, 1999, the Corporation shall reserve, from the authorized but unissued shares of Common Stock, for issuance upon conversion of the Series B Preferred Stock, 200% of the number of shares which would be issuable if the outstanding shares of Series B Preferred Stock were converted in their entirety on the Issuance Date based on the Conversion Price in effect on the Issuance Date, and thereafter the number of authorized but unissued shares of Common Stock so reserved (the "**Reserved Amount**") shall not be decreased and shall at all times be sufficient to provide for the conversion of the Series B Preferred Stock outstanding at the then current Conversion Price thereof. The Reserved Amount shall be allocated to the holders of Series B Preferred Stock as provided in Article XIV.C.

B. Increases to Reserved Amount. If the Reserved Amount for any three consecutive trading days (the last of such three trading days being the "**Authorization Trigger Date**") shall be less than 135% of the number of shares of Common Stock issuable upon conversion of the then outstanding shares of Series B Preferred Stock, the Corporation shall immediately notify the holders of Series B Preferred Stock of such occurrence and shall take immediate action (including, if necessary, seeking stockholders approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 200% of the number of shares of Common Stock then issuable upon conversion of the outstanding Series B Preferred Stock. In the event the Corporation fails to so increase the Reserved Amount within 90 days after an Authorization Trigger Date (such event being the "**Reserved Amount Trigger Event**"), each holder of Series B Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to purchase for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B), a portion of the holder's Series B Preferred Stock such that, after giving effect to such purchase, the holder's allocated portion of the Reserved Amount exceeds 135% of the total number of shares of Common Stock issuable to such holder upon conversion of its Series B Preferred Stock. If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of such Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C.

C. Adjustment to Conversion Price. If the Corporation is prohibited, at any time, from issuing shares of Common Stock upon conversion of Series B Preferred Stock to any holder because the Corporation does not then have available a sufficient number of authorized and reserved shares of Common Stock, then the Fixed Conversion Price in respect of any shares of Series B Preferred Stock held by any holder (including shares of Series B Preferred Stock submitted to the Corporation for conversion, but for which shares of Common Stock have not been issued to any such holder) shall be adjusted as provided in Article VI.B.

error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

C. Limitations on Conversions. The conversion of shares of Series B Preferred Stock shall be subject to the following limitations (each of which limitations shall be applied independently):

(i) Cap Amount. If, notwithstanding the representations and warranties of the Corporation contained in the Securities Purchase Agreement, dated as of September 30, 1998, between the Corporation and the purchasers of the Series B Preferred Stock named therein, the Corporation is prohibited by the rules or regulations of any securities exchange or quotation system on which the Common Stock is then listed or traded, from listing or issuing a number of shares of Common Stock in excess of a prescribed amount (the "**Cap Amount**") without the approval of the Corporation's stockholders, then the Corporation shall not be required to list or issue, as applicable, shares in excess of the Cap Amount unless the Corporation has obtained the required approvals. The Cap Amount which, as of the Issuance Date, shall be 3.582 million shares, shall be allocated pro rata to the holders of Series B Preferred Stock as provided in Article XIV.C. In the event a holder of Series B Preferred Stock submits a Notice of Conversion and the Corporation is prohibited from listing or issuing shares of Common Stock to satisfy such Notice of Conversion as a result of the operation of this subparagraph (i), such holder shall be entitled to the rights set forth in Article VII hereof.

D. Required Conversion at Maturity. If the Corporation does not elect to exercise its redemption rights set forth in Article VIII.D hereof, subject to the limitations set forth in Paragraph C(i) of this Article IV and provided all shares of Common Stock issuable upon conversion of all outstanding shares of Series B Preferred Stock are then (i) authorized and reserved for issuance, (ii) registered under the Securities Act of 1933, as amended, for resale by the holders of such shares of Series B Preferred Stock and (iii) eligible to be traded on either the Nasdaq SmallCap Market, The Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, each share of Series B Preferred Stock issued and outstanding on the seventh anniversary of the Issuance Date thereof (the "**Maturity Date**"), automatically shall be converted into shares of Common Stock on such date in accordance with the conversion formulas set forth in Paragraph A of this Article IV (the "**Required Conversion at Maturity**"); provided, however, in such case the Conversion Price shall equal the lower of (i) the average of the Closing Bid Prices for the Common Stock for the five (5) trading days immediately preceding the Maturity Date and (ii) the Fixed Conversion Price; provided, further, the Maturity Date shall be extended for a period equal to the number of days any Conversion Default, Trading Market Trigger Event, Trading Market Prohibition or Redemption Event is in existence. If the Required Conversion at Maturity occurs, the Corporation and the holders of Series B Preferred Stock shall follow the applicable conversion procedures set forth in Paragraph B of this Article IV; *provided, however,* that the holders of Series B Preferred Stock are not required to deliver a Notice of Conversion to the Corporation or its transfer agent.

delivered to the Corporation or the transfer agent as provided above, or the holder notifies the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by Article XIV.B hereof.

(i) Delivery of Common Stock Upon Conversion. Upon the surrender of Preferred Stock Certificates from a holder of Series B Preferred Stock accompanied by a Notice of Conversion, the Corporation shall, subject to the Corporation's redemption rights set forth in Article VIII.D, no later than the later of (a) the third business day following the Conversion Date and (b) the business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of documentation pursuant to Article XIV.B) (the "Delivery Period"), issue and deliver to the holder or its nominee, (x) that number of shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock being converted and (y) a certificate representing the number of shares of Series B Preferred Stock not being converted, if any. If the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder thereof is not then required to return such certificate for the placement of a legend thereon, the Corporation may cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied or a DTC Transfer is otherwise not effected, the Corporation shall deliver to the holder physical certificates representing the Common Stock issuable upon conversion. Further, a holder may instruct the Corporation to deliver to the holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

(ii) Taxes. The Corporation shall pay any and all taxes which may be imposed upon the Corporation with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series B Preferred Stock.

(iii) No Fractional Shares. If any conversion of Series B Preferred Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall be the next higher whole number of shares.

(iv) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, the Corporation shall submit the disputed calculations to an independent outside accountant reasonably acceptable to the holder of Series B Preferred Stock being converted via ~~facsimile at any time prior to the expiration of the Delivery Period. The accountant, at the Corporation's sole expense of the party in error, shall audit the calculations and notify the~~ Corporation and the holder of the results as soon as practicable following the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest

(ii) (a) The Corporation shall have the right, in its sole discretion, upon receipt of a Notice of Conversion, to redeem the Premium subject to such conversion for a sum of cash equal to the amount of the Premium being so redeemed. All cash redemption payments hereunder shall be paid in lawful money of the United States of America at such address for the holder as appears on the record books of the Corporation (or at such other address as such holder shall hereafter give to the Corporation by written notice). In the event the Corporation so elects to redeem the Premium in cash and fails to pay such holder the applicable redemption amount to which such holder is entitled by depositing a check in the U.S. Mail to such holder within four (4) business days of receipt by the Corporation of a Notice of Conversion (in the case of a redemption in connection with an Optional Conversion), the Corporation shall thereafter forfeit its right to redeem such Premium in cash and such Premium shall thereafter be converted into shares of Common Stock in accordance with Article IV.A(i).

(b) Each holder of Series B Preferred Stock shall have the right to require the Corporation to provide advance notice to such holder stating whether the Corporation will elect to redeem the Premium in cash pursuant to the Corporation's redemption rights discussed in subparagraph (a) of this Article IV.A(ii). A holder may exercise such right from time to time by sending notice (an "**Election Notice**") to the Corporation, by facsimile, requesting that the Corporation disclose to such holder whether the Corporation would elect to redeem the Premium for cash in lieu of issuing shares of Common Stock therefor if such holder were to exercise its right of conversion pursuant to this Article IV.A. The Corporation shall, no later than the close of business on the second business day following receipt of an Election Notice, disclose to such holder whether the Corporation would elect to redeem the Premium in connection with a conversion pursuant to a Notice of Conversion delivered over the subsequent ten (10) business day period. If the Corporation does not respond to such holder within such two business day period via facsimile, the Corporation shall, with respect to any conversion pursuant to a Conversion Notice delivered within the subsequent ten (10) business day period, forfeit its right to redeem such Premium in accordance with subparagraph (a) of this Article IV.A(ii) and shall be required to convert such Premium into shares of Common Stock.

B. Mechanics of Conversion. In order to effect an Optional Conversion, a holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation or the transfer agent for the Common Stock and (y) surrender or cause to be surrendered the original certificates representing the Series B Preferred Stock being converted (the "**Preferred Stock Certificates**"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation or the transfer agent. Upon receipt by the Corporation of the Notice of Conversion by fax from a holder, the Corporation shall, within one business day, send, via fax, a confirmation (the "**Notice of Conversion Confirmation**") to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion, and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Preferred Stock Certificates are

(i) The Corporation's quarterly sales for the Corporation's first fiscal quarter in 1999, as reported in the Corporation's Quarterly Report on Form 10-Q ("**Form 10-Q**") for such quarter, shall be not less than $4,500,000.

(ii) The Corporation's quarterly sales for each of the Corporation's fiscal quarters commencing with the second fiscal quarter of 1999 and for each fiscal quarter thereafter, as reported in Form 10-Q or in the Corporation's Annual Report on Form 10-K ("**Form 10-K**"), as applicable, for each such quarter, shall be not less than $6,000,000.

(iii) The Corporation's quarterly cash flow from operations shall be positive for each of the Corporation's fiscal quarters, commencing with the fourth fiscal quarter of 1998 and for each fiscal quarter thereafter, as reported in Form 10-Q or Form 10-K, as applicable.

G. "**N**" means the number of days from, but excluding, the Issuance Date.

H. "**Premium**" means an amount equal to (.10)x(N/365)x(1,000).

I. "**Variable Conversion Price**" means the average of the Closing Bid Prices for the Common Stock (as defined below) during the ten (10) consecutive trading days ending on the trading day immediately preceding such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such ten (10) trading day period).

IV. CONVERSION

A. Conversion at the Option of the Holder. (i) Subject to the limitations on conversions contained in Paragraph C of this Article IV and to the Corporation's right of redemption contained in Article VIII.D, each holder of shares of **Series B** Preferred Stock may, at any time and from time to time on or after the Issuance Date, convert (an "**Optional Conversion**") each of its shares of **Series B** Preferred Stock into a number of fully paid and nonassessable shares of the Corporation's Class A Common Stock, $.01 par value per share (the "**Common Stock**"), determined in accordance with the following formula if the Corporation timely redeems the Premium thereon in cash in accordance with subparagraph (ii) below:

$$\frac{1{,}000}{\textbf{Conversion Price}}$$

or in accordance with the following formula if the Corporation does not timely redeem the Premium thereon in accordance with subparagraph (ii) below:

$$\frac{1{,}000 + \textbf{the Premium}}{\textbf{Conversion Price}}$$

III. CERTAIN DEFINITIONS

For purposes of this Certificate of Designation, the following terms shall have the following meanings:

A. **"Closing Bid Price"** means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series B Preferred Stock. If Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, **"Bloomberg"**), or if the foregoing does not apply, the last reported bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series B Preferred Stock, with the costs of such appraisal to be borne by the Corporation.

B. **"Conversion Date"** means, for any Optional Conversion, the date on which the notice of conversion in the form attached hereto (the **"Notice of Conversion"**) is delivered by fax, as evidenced by a mechanically or electronically generated confirmation thereof, (or delivered by other means resulting in notice) to the Corporation on the Conversion Date indicated in the Notice of Conversion.

C. **"Conversion Price"** means the Fixed Conversion Price if no Milestone Failure has occurred and, if a Milestone Failure has occurred, the lower of the Fixed Conversion Price and the Variable Conversion Price, each in effect as of such date and subject to adjustment as provided herein. Notwithstanding the foregoing, at all times prior to the one (1) year anniversary of the Issuance Date, the Conversion Price means the Fixed Conversion Price, in effect as of such date and subject to adjustment as provided herein.

D. **"Fixed Conversion Price"** means $1.20.

E. **"Issuance Date"** means the date of the Closing (as defined in that certain Securities Purchase Agreement by and among the Corporation and the purchasers named therein with respect to the initial issuance of the Series B Preferred Stock (the **"Securities Purchase Agreement"**).

F. **"Milestone Failure"** means the Corporation's failure to achieve one or more of the following milestones:

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:01 PM 11/10/1998
981432550 - 2179925

CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES OF SERIES B CONVERTIBLE PREFERRED STOCK OF ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

(Pursuant to Section 151 of the
Delaware General Corporation Law)

Advanced Environmental Recycling Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law;

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $1.00 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

Series B Convertible Preferred Stock:

I. DESIGNATION AND AMOUNT

The designation of this series, which consists of 900 shares of Preferred Stock, is the Series B Convertible Preferred Stock (the "**Series B Preferred Stock**") and the stated value shall be One-Thousand U.S. Dollars ($1,000.00) per share (the "**Stated Value**").

II. NO DIVIDENDS

The Series B Preferred Stock will bear no dividends, and the holders of the Series B Preferred Stock shall not be entitled to receive dividends on the Series B Preferred Stock.

NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in order to Convert the Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert ___________ shares of Series A Preferred Stock (the "**Conversion**"), represented by stock certificate Nos(s). __________ (the "**Preferred Stock Certificates**"), into shares of common stock ("Common Stock") of Advanced Environmental Recycling Technologies, Inc. (the "**Corporation**") according to the conditions of the Certificate of Designation, Rights and Preferences of the Series A Convertible Preferred Stock of the Corporation as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned requests that the Corporation electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is _______________) with DTC through its Deposit Withdrawal Agent Commission System ("**DTC Transfer**").

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series A Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "**Act**"), or pursuant to an exemption from registration under the Act.

☐ In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

Date of Conversion: ______________________

Applicable Conversion Price: ______________________

Number of Shares of Common
Stock to be Issued: ______________________

Signature: ______________________

Name: ______________________

Address: ______________________

____

____

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 9th day of November, 1998.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By: [signature]
Name:
Title:

PHIL1\1350845-5

to have the Conversion Price with respect to subsequent conversions determined in accordance with Article VI.A) for the Corporation's failure to convert Series A Preferred Stock.

G. Remedies Cumulative. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the holders of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

D Quarterly Statements of Available Shares. For each calendar quarter beginning in the quarter in which the initial registration statement required to be filed pursuant to the Registration Rights Agreement is declared effective and thereafter so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall deliver (or cause its transfer agent to deliver) to each holder a written report notifying the holders of any occurrence which prohibits the Corporation from issuing Common Stock upon any such conversion. The report shall also specify (i) the total number of shares of Series A Preferred Stock outstanding as of the end of such quarter, (ii) the total number of shares of Common Stock issued upon all conversions of Series A Preferred Stock prior to the end of such quarter, (iii) the total number of shares of Common Stock which are reserved for issuance upon conversion of the Series A Preferred Stock as of the end of such quarter and (iv) the total number of shares of Common Stock which may thereafter be listed or issued by the Corporation upon conversion of the Series A Preferred Stock before the Corporation would exceed the Cap Amount and the Reserved Amount. The Corporation (or its transfer agent) shall deliver the report for each quarter to each holder prior to the tenth day of the calendar month following the quarter to which such report relates. In addition, the Corporation (or its transfer agent) shall provide, within 15 days after delivery to the Corporation of a written request by any holder, any of the information enumerated in clauses (i) - (iv) of this Paragraph D as of the date of such request.

E Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to a holder under this Certificate of Designation (upon redemption or otherwise), such cash payment shall be made to the holder within five business days after delivery by such holder of a notice specifying that the holder elects to receive such payment in cash and the method (*e.g.*, by check, wire transfer) in which such payment should be made. If such payment is not delivered within such five business day period, such holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law until such amount is paid in full to the holder.

F Status as Stockholder. Upon submission of a Notice of Conversion by a holder of Series A Preferred Stock, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their listing or issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount) shall be deemed converted into shares of Common Stock and (ii) the holder's rights as a holder of such converted shares of Series A Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the tenth business day after the expiration of the Delivery Period with respect to a conversion of Series A Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation within five business days after the expiration of such 10 business day period) the holder shall regain the rights of a holder of Series A Preferred Stock with respect to such unconverted shares of Series A Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares to the holder. In all cases, the holder shall retain all of its rights and remedies (including, without limitation, the right

(g) issue any shares of Series A Preferred Stock other than pursuant to the Securities Purchase Agreement;

(h) redeem, or declare or pay any cash dividend or distribution on, any Junior Securities; or

(i) increase the par value of the Common Stock.

Notwithstanding the foregoing, no change pursuant to this Article XIII shall be effective to the extent that, by its terms, it applies to less than all of the holders of shares of Series A Preferred Stock then outstanding.

XIV MISCELLANEOUS

A Cancellation of Series A Preferred Stock. If any shares of Series A Preferred Stock are converted pursuant to Article IV, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Series A Preferred Stock.

B Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such Series A Preferred Stock.

C Allocation of Cap Amount and Reserved Amount. The initial Cap Amount and Reserved Amount shall be allocated pro rata among the holders of Series A Preferred Stock based on the number of shares of Series A Preferred Stock issued to each holder. Each increase to the Cap Amount and the Reserved Amount shall be allocated pro rata among the holders of Series A Preferred Stock based on the number of shares of Series A Preferred Stock held by each holder at the time of the increase in the Cap Amount or Reserved Amount. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series A Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Cap Amount and Reserved Amount. Any portion of the Cap Amount or Reserved Amount which is allocated to any person or entity which does not hold any Series A Preferred Stock shall be re-allocated to the remaining holders of shares of Series A Preferred Stock, pro rata based on the number of shares of Series A Preferred Stock then held by such holders.

To the extent that under the Business Corporation Act the vote of the holders of the Series A Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock (except as otherwise may be required under the Business Corporation Act) shall constitute the approval of such action by the class. To the extent that under the Business Corporation Act holders of the Series A Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (subject to the limitations contained in Article IV.C(ii)) using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated.

XIII. PROTECTION PROVISIONS

So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by the Business Corporation Act) of the holders of 67% of the then outstanding shares of Series A Preferred Stock:

(a) alter or change the rights, preferences or privileges of the Series A Preferred Stock;

(b) alter or change the rights, preferences or privileges of any previously issued shares of capital stock of the Corporation so as to affect adversely the Series A Preferred Stock;

(c) create any new class or series of capital stock having a preference over the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article IX hereof, "Senior Securities");

(d) create any new class or series of capital stock (other than the Series B Preferred Stock and Series C Preferred Stock) ranking pari passu with the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article IX hereof, "Pari Passu Securities");

(e) increase the authorized number of shares of Series A Preferred Stock;

(f) issue any shares of Senior Securities or Pari Passu Securities, other than an aggregate of up to 1,400 shares of Series B Preferred Stock and Series C Preferred Stock to Robert Mackie, Sr., Robert Mackie, Jr., Marjorie Brooks, Ike Tull, Michael Tull, Mr. and Mrs. Delbert Allen, Jr., Mr. and Mrs. Fritz Friday, Allen & Co. and Millenco LLP;

warrants, securities or other property (the "**Purchase Rights**") pro rata to the record holders of any class of Common Stock, then the holders of Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock (without giving effect to the limitations contained in Article IV.C) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

G Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price and/or the Fixed Conversion Price pursuant to this Article XI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price and/or the Fixed Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series A Preferred Stock.

XII VOTING RIGHTS

The holders of the Series A Preferred Stock have no voting power whatsoever, except as otherwise provided by the Delaware General Corporation Law (the "**Business Corporation Act**") and in Article XIII below.

Notwithstanding the above, the Corporation shall provide each holder of Series A Preferred Stock with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders) at the same time such notice and materials are provided to the holders of Common Stock. If the Corporation takes a record of its stockholders for the purpose of determining stockholders entitled to (a) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (b) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least 20 days prior to the record date specified therein (but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

exchange offer or another transaction for which a public announcement or an action contemplated by this Paragraph C has been made or commenced, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this Paragraph C to become operative.

D Adjustment Due to Distribution. If, at any time after the Issuance Date, the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's common stockholders in shares (or rights to acquire shares) of capital stock of a subsidiary (*i.e.* a spin-off)) (a **"Distribution"**), then the holders of Series A Preferred Stock shall be entitled, upon any conversion of shares of Series A Preferred Stock after the date of record for determining stockholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion (without giving effect to the limitations contained in Article IV.C) had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

E Issuance of Other Securities. If at any time after the Issuance Date the Company issues or sells any shares of Common Stock or any securities which are convertible into or exchangeable for Common Stock (**"Convertible Securities"**) for no consideration or for a consideration per share less than the Closing Bid Price in effect on the date of issuance of such securities (a **"Dilutive Issuance"**), then effective immediately upon the Dilutive Issuance, the Fixed Conversion Price will be adjusted in accordance with the formula below.

$$F' = F \times \frac{O + P/CBP}{CSDO}$$

where:

F'	=	the adjusted Fixed Conversion Price;
F	=	the then current Fixed Conversion Price;
CBP	=	the then current Closing Bid Price;
O	=	the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance;
P	=	the aggregate consideration, calculated as set forth herein, received by the Company upon such Dilutive Issuance; and
CSDO	=	the total number of shares of Common Stock deemed outstanding immediately after the Dilutive Issuance.

F Purchase Rights. If, at any time after the Issuance Date, the Corporation issues any securities which are convertible into or exchangeable for Common Stock, or rights to purchase stock,

provisions hereof (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is not the Corporation, an immediate adjustment of the Fixed Conversion Price so that the Fixed Conversion Price immediately after the Corporate Change reflects the same relative value as compared to the value of the surviving entity's common stock that existed between the Fixed Conversion Price and the value of the Corporation's Common Stock immediately prior to such Corporate Change and an immediate revision to the Variable Conversion Price so that it is determined as provided in Article III.I but based on the price of the common stock of the surviving entity and the market in which such common stock is traded) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any Corporate Change unless (i) each holder of Series A Preferred Stock has received written notice of such transaction along with the notice sent to the holders of the Common Stock of the Corporation, but in no event later than 20 days prior to the record date for the determination of stockholders entitled to vote with respect thereto, and (ii) the resulting, successor or acquiring entity (if not the Corporation) assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Series A Preferred Shares then outstanding) the obligations of this Certificate of Designation. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the shares of Series A Preferred Stock outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

C <u>Adjustment Due to Major Announcement</u>. In the event the Corporation at any time after the Issuance Date and after the occurrence of a Milestone Failure (i) makes a public announcement that it intends to consolidate or merge with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and the voting capital stock of the Corporation immediately prior to such merger represents at least 50% of the voting power of the capital stock of the Corporation after the merger) or to sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the Corporation, but excluding the holders of Series A Preferred Stock and their affiliates) publicly announces a tender offer, exchange offer or another transaction to purchase 50% or more of the Corporation's Common Stock or otherwise publicly announces an intention to replace a majority of the Corporation's Board of Directors by waging a proxy battle or otherwise (the date of the announcement or commencement referred to in clause (i) or (ii) of this Paragraph C is hereinafter referred to as the "**Announcement Date**"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the earlier of the consummation of the proposed transaction or tender offer, exchange offer or another transaction or the Abandonment Date (as defined below) (the earlier of such dates being the "**Adjusted Conversion Price Termination Date**"), be equal to the lower of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price determined in accordance with Article III.C on the Conversion Date set forth in the Notice of Conversion for the Optional Conversion. After the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in Article III.C. "**Abandonment Date**" means with respect to any proposed transaction or tender offer,

C The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Except as provided in Paragraph B above, neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation.

D The "**Liquidation Preference**" with respect to a share of Series A Preferred Stock means an amount equal to the Stated Value thereof, plus the accrued Premium thereon through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

XI ADJUSTMENTS TO THE CONVERSION PRICE

The Conversion Price shall be subject to adjustment from time to time as follows:

A Stock Splits, Stock Dividends, Etc. If, at any time on or after the Issuance Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Corporation's transfer agent of such change on or before the effective date thereof.

B Adjustment Due to Merger, Consolidation, Etc. If, at any time after the Issuance Date, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged) or (iii) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) - (iii) above being a "**Corporate Change**"), then the holders of Series A Preferred Stock shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon conversion (without giving effect to the limitations contained in Article IV.C) had such Corporate Change not taken place, and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series A Preferred Shares then outstanding) shall be made with respect to the rights and interests of the holders of the Series A Preferred Stock to the end that the economic value of the shares of Series A Preferred Stock are in no way diminished by such Corporate Change and that the

class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series A Preferred Stock obtained in accordance with Article XIII hereof) specifically ranking, by its terms, senior to the Series A Preferred Stock ("**Senior Securities**"); and (iii) pari passu with the Series B Preferred Stock of the Corporation, the Series C Preferred Stock of the Corporation, and any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of the Series A Preferred Stock obtained in accordance with Article XIII hereof) specifically ranking by its terms on parity with the Series A Preferred Stock (collectively, the "**Pari Passu Securities**"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

X LIQUIDATION PREFERENCE

A If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event (a "**Liquidation Event**"), the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the holders of shares of Series A Preferred Stock shall have received the Liquidation Preference with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series A Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series A Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

B At the option of any holder of Series A Preferred Stock, the occurrence of any event enumerated in Article VIII.A(v) hereof shall either: (i) be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article X; or (ii) be treated pursuant to Article XI hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(ii) Within ten (10) calendar days prior to the beginning of any calendar month during which the Corporation elects to effect a Redemption in Lieu of Conversion, the Corporation shall provide written notice to the holders of Series A Preferred Stock by facsimile and overnight courier stating that the Corporation will redeem any conversions of Series A Preferred Stock in such calendar month (an "**Optional Redemption Notice**"). In the event the Corporation fails to provide an Optional Redemption Notice to the holders of Series A Preferred Stock within such ten (10) day period, the Corporation shall not be permitted to so redeem any conversions of Series A Preferred Stock during such calendar month. In the event a timely Optional Redemption Notice is provided as aforesaid, upon the Corporation's receipt of a Notice of Conversion the Corporation shall be obligated to redeem on or before the fifth business day after the receipt of the Notice of Conversion, the entire number of shares of the Series A Preferred Stock which are the subject of the Notice of Conversion for the Redemption Amount as determined pursuant to clause (a) of its definition.

(iii) After the two (2) year anniversary of the Issuance Date, the Corporation shall have the right, on one occasion and on 10 business days prior written notice, to redeem all, but not less than all, of the then outstanding shares of Series A Preferred Stock by paying to each holder an amount per share of Series A Preferred Stock equal to 150% of the sum of (x) the Stated Value thereof, plus (y) accrued Premium thereon. At all times prior to redemption pursuant to this Article VIII.D (including after receipt of the notice required by this Article), each holder of Series A Preferred Stock shall remain entitled to convert shares of Series A Preferred Stock into shares of Common Stock in accordance with the terms of Article IV hereof.

E. Void Redemption. In the event that the Corporation does not pay the Redemption Amount within the time period set forth in Article IV.D, Article VIII.A or Article VIII.D, at any time thereafter and until the Corporation pays such unpaid applicable Redemption Amount in full, a holder of Series A Preferred Stock shall have the option (the "**Void Optional Redemption Option**") to, in lieu of redemption, require the Corporation to promptly return to such holder any or all of the shares of Series A Preferred Stock that were submitted for redemption by such holder under this Article VIII and for which the applicable Redemption Amount (together with any interest thereon) has not been paid, by sending written notice thereof to the Corporation via facsimile and confirmed by overnight courier, in person (by courier or otherwise) or by telephone (to an authorized officer of the Corporation or his or her administrative assistant) (the "**Void Optional Redemption Notice**"). Upon the Corporation's receipt of such Void Optional Redemption Notice and overnight courier, in-person or telephone confirmation, (i) the Notice of Redemption shall be null and void with respect to those shares of Series A Preferred Stock subject to the Void Optional Redemption Notice, and (ii) the Corporation shall immediately return any shares of Series A Preferred Stock subject to the Void Optional Redemption Notice.

IX. RANK

The Series A Preferred Stock shall rank (i) prior to all classes of the Corporation's common stock and any class or series of capital stock of the Corporation hereafter created that, by its terms, ranks junior to the Series A Preferred Stock (collectively, "**Junior Securities**"); (ii) junior to any

respect to redemptions pursuant to Article VIII.A(v) hereof, the greater of (a) the amount determined pursuant to clause (i) of this definition or (b) the fair market value, as of the date on which the Corporation receives the Redemption Notice, of the consideration payable to the holder of a share of Common Stock pursuant to the transaction which triggers the redemption. For purposes of this definition, "fair market value" for any consideration other than cash (in which case the fair market value shall equal the amount thereof) or any registered security (in which case the fair market value shall equal the Closing Bid Price thereof) shall be determined by the mutual agreement of the Corporation and holders of a majority-in-interest of the shares of Series A Preferred Stock then outstanding, or if such agreement cannot be reached within five business days prior to the date of redemption, by an investment banking firm selected by the Corporation and reasonably acceptable to holders of a majority-in-interest of the then outstanding shares of Series A Preferred Stock, with the costs of such appraisal to be borne by the Corporation.

C. Redemption Defaults. If the Corporation fails to pay any holder the Redemption Amount with respect to any share of Series A Preferred Stock within five business days after its receipt of a notice requiring such redemption (a "**Redemption Notice**"), then the holder of Series A Preferred Stock delivering such Redemption Notice (i) shall be entitled to interest on the Redemption Amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law from the date on which the Corporation receives the Redemption Notice until the date of payment of the Redemption Amount hereunder, and (ii) shall have the right, at any time and from time to time, to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of Paragraph A of Article IV) all or any portion of the Redemption Amount, plus interest as aforesaid, into shares of Common Stock at a Conversion Price equal to the lowest Closing Bid Price for the Common Stock during the period beginning on the date on which the Corporation receives the Redemption Notice and ending on the Conversion Date with respect to the conversion of such Redemption Amount. In the event the Corporation is not able to redeem all of the shares of Series A Preferred Stock subject to Redemption Notices delivered prior to the date upon which such redemption is to be effected, the Corporation shall redeem shares of Series A Preferred Stock from each holder pro rata, based on the total number of shares of Series A Preferred Stock outstanding at the time of redemption included by such holder in all Redemption Notices delivered prior to the date upon which such redemption is to be effected relative to the total number of shares of Series A Preferred Stock outstanding at the time of redemption included in all of the Redemption Notices delivered prior to the date upon which such redemption is to be effected.

D. Redemption by Corporation.

(i) The Corporation shall have the right at any time and from time to time to redeem any shares which are the subject of a Notice of Conversion for an amount of cash equal to the Redemption Amount as determined pursuant to clause (a) of its definiton (a "**Redemption in Lieu of Conversion**"), in its sole discretion by delivery of an Optional Redemption Notice in accordance with the redemption procedures set forth below.

(i), (ii), (iii), (iv) or (v) above shall immediately constitute a Redemption Event and there shall be no cure period. Upon the Corporation's receipt of any Redemption Notice hereunder (other than during the three trading day period following the Corporation's delivery of a Redemption Announcement (as defined below) to all of the holders in response to the Corporation's initial receipt of a Redemption Notice from a holder of Series A Preferred Stock), the Corporation shall promptly (and in any event within two business days following such receipt) deliver a written notice (a "**Redemption Announcement**") to all holders of Series A Preferred Stock stating the date upon which the Corporation received such Redemption Notice and the amount of Series A Preferred Stock covered thereby. Subject to Article VIII.D, the Corporation shall not redeem any shares of Series A Preferred Stock during the three trading day period following the delivery of a required Redemption Announcement hereunder. At any time and from time to time during such three trading day period, each holder of Series A Preferred Stock may request (either orally or in writing) information from the Corporation with respect to the instant redemption (including, but not limited to, the aggregate number of shares of Series A Preferred Stock covered by Redemption Notices received by the Corporation) and the Corporation shall furnish (either orally or in writing) as soon as practicable such requested information to such requesting holder.

B. Definition of Redemption Amount. The "**Redemption Amount**" with respect to a share of Series A Preferred Stock means an amount equal to the greater of:

(a) $$\frac{V}{CP} \times M$$

and

(b) The product of (x) one hundred and fifteen percent (115%), times (y) the sum of (I) Stated Value thereof, plus (II) the accrued Premium thereon, plus (III) all unpaid Conversion Default Payments owing (if any) with respect thereto through the Effective Date of Redemption (as defined in subparagraph (iii) below).

where:

"V" means the Stated Value thereof, plus the accrued Premium thereon through the date of payment of the Redemption Amount;

"CP" means the Conversion Price in effect on the date on which the Corporation receives the Redemption Notice; and

"M" means (i) with respect to all redemptions other than redemptions pursuant to Article VIII.A(v) hereof, the highest Closing Bid Price of the Corporation's Common Stock during the period beginning on the date on which the Corporation receives the Redemption Notice and ending on the date immediately preceding the date of payment of the Redemption Amount and (ii) with

(iii) the Registration Statement required to be filed by the Corporation pursuant to Section 2(a) of the Registration Rights Agreement by and among the Corporation and the other signatories thereto entered into in connection with the Securities Purchase Agreement (the "**Registration Rights Agreement**") has not been declared effective by April 17, 1999, or such Registration Statement, after being declared effective, cannot be utilized by the holders of Series A Preferred Stock for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement) for an aggregate of more than thirty (30) days;

(iv) the Corporation provides notice to any holder of Series A Preferred Stock, including by way of public announcement, at any time, of its intention not to issue, or otherwise refuses to issue, shares of Common Stock to any holder of Series A Preferred Stock upon conversion in accordance with the terms of this Certificate of Designation (other than due to the circumstances contemplated by Articles V or VII for which the holders shall have the remedies set forth in such Articles);

(v) the Corporation shall:

(a) sell, convey or dispose of all or substantially all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Corporation);

(b) merge, consolidate or engage in any other business combination with any other entity (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation and other than pursuant to a merger in which the Corporation is the surviving or continuing entity and the voting capital stock of the Corporation immediately prior to such merger represents at least 50% of the voting power of the capital stock of the Corporation after the merger); or

(c) have fifty percent (50%) or more of the voting power of its capital stock is owned beneficially by one person, entity or "group" (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended) (other than Marjorie Brooks, Steven Brooks, Joseph Brooks, Douglas Brooks and members of their immediate family); or

(vi) the Corporation otherwise shall breach any material term hereunder or under the Securities Purchase Agreement or the Registration Rights Agreement.

then, upon the occurrence of any such Redemption Event, each holder of shares of Series A Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Paragraph C below) to the Corporation while such Redemption Event continues, to require the Corporation to purchase for cash any or all of the then outstanding shares of Series A Preferred Stock held by such holder for an amount per share equal to the Redemption Amount (as defined in Paragraph B below) in effect at the time of the redemption hereunder. For the avoidance of doubt, the occurrence of any event described in clauses

(i) to require, with the consent of holders of at least fifty percent (50%) of the outstanding shares of Series A Preferred Stock (including any shares of Series A Preferred Stock held by the requesting holder), the Corporation to terminate the listing of its Common Stock on the AMEX (or any other stock exchange, interdealer quotation system or trading market) and to cause its Common Stock to be eligible for trading on the over-the-counter electronic bulletin board; or

(ii) to require the Corporation to issue shares of Common Stock in accordance with such holder's Notice of Conversion at a conversion price equal to the average of the Closing Bid Prices for the Common Stock during the five consecutive trading days ending on the trading day immediately preceding the date of the holder's written notice to the Corporation of its election to receive shares of Common Stock pursuant to this subparagraph (ii) (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such five trading day period).

C. Adjustment to Conversion Price. If the Corporation is prohibited, at any time, from listing shares of Common Stock or from issuing shares of Common Stock upon conversion of Series A Preferred Stock to any holder because such listing or issuance would exceed the then unissued portion of such holder's Cap Amount because of applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or its securities, then the Fixed Conversion Price in respect of any shares of Series A Preferred Stock held by any holder (including shares of Series A Preferred Stock submitted to the Corporation for conversion, but for which shares of Common Stock have not been issued) shall be adjusted as provided in Article VI.A.

VIII. REDEMPTION

A. Redemption by Holder. In the event (each of the events described in clauses (i)-(v) below after expiration of the applicable cure period (if any) being a "**Redemption Event**"):

(i) the Common Stock (including, from and after the Issuance Date, any of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock) is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the NASDAQ Small Cap Market, the NASDAQ National Market, the New York Stock Exchange or the American Stock Exchange for an aggregate of 10 trading days in any nine month period;

(ii) the Corporation fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of Series A Preferred Stock upon conversion of the Series A Preferred Stock as and when required by this Certificate of Designation, the Securities Purchase Agreement or the Registration Rights Agreement (as defined below) (a "**Legend Removal Failure**"), and any such failure continues uncured for ten business days after the Corporation has been notified thereof in writing by the holder;

respect to, and retain or have returned, as the case may be, any shares of Series A Preferred Stock that have not been converted pursuant to such holder's Notice of Conversion; provided that the voiding of a holder's Notice of Conversion shall not affect such holders rights and remedies which have accrued prior to the date of such notice pursuant to Article VI hereof or otherwise.

VII. INABILITY TO LIST OR CONVERT DUE TO CAP AMOUNT

A. Obligation to Cure. If at any time after the Initial Issuance Date the then unissued portion of any holder's Cap Amount is less than 135% of the number of shares of Common Stock then issuable upon conversion of such holder's shares of Series A Preferred Stock (a **"Trading Market Trigger Event"**), the Corporation shall immediately notify the holders of Series A Preferred Stock of such occurrence and shall take immediate action (including, if necessary, seeking the approval of its stockholders to authorize the listing or issuance of the full number of shares of Common Stock which would be issuable upon the conversion of the then outstanding shares of Series A Preferred Stock but for the Cap Amount) to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation's ability to list or issue shares of Common Stock in excess of the Cap Amount (**"Trading Market Prohibitions"**). In the event the Corporation fails to eliminate all such Trading Market Prohibitions within 120 days after the Trading Market Trigger Event, then each holder of Series A Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time until such date that all such Trading Market Prohibitions are eliminated, by delivery of a Redemption Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to purchase for cash, at an amount per share equal to the Redemption Amount, a number of the holder's shares of Series A Preferred Stock such that, after giving effect to such redemption, the then unissued portion of such holder's Cap Amount exceeds 135% of the total number of shares of Common Stock issuable upon conversion of such holder's shares of Series A Preferred Stock. If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of such Redemption Notice, then such holder shall be entitled to the remedies provided in Articles VII.B and VIII.C.

B. Remedies. If the Corporation fails to redeem any shares of Series A Preferred Stock pursuant to Article VII.A within five business days after its receipt of such Redemption Notice, and thereafter the Corporation is prohibited, at any time, from listing shares of Common Stock or from issuing shares of Common Stock upon conversion of Series A Preferred Stock to any holder because such listing or issuance would exceed the then unissued portion of such holder's Cap Amount because of applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or its securities, any holder who is so prohibited from converting its Series A Preferred Stock because the shares of Common Stock underlying such Series A Preferred Stock may not be listed or issued, may elect either or both of the following additional remedies:

Conversion Price shall thereafter be subject to further adjustment for any events described in Article XI.

C. Buy-In Cure. Unless the Corporation has notified the applicable holder in writing prior to the delivery by such holder of a Notice of Conversion that the Corporation is unable to honor conversions, if (i) (a) the Corporation fails for any reason to deliver during the Delivery Period shares of Common Stock to a holder upon a conversion of shares of Series A Preferred Stock or (b) there shall occur a Legend Removal Failure (as defined in Article VIII.A(ii) below) and (ii) thereafter, such holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by such holder of the unlegended shares of Common Stock (the "**Sold Shares**") which such holder anticipated receiving upon such conversion (a "**Buy-In**"), the Corporation shall pay such holder (in addition to any other remedies available to the holder) the amount by which (x) such holder's total purchase price (including brokerage commissions, if any) for the unlegended shares of Common Stock so purchased exceeds (y) the net proceeds received by such holder from the sale of the Sold Shares. For example, if a holder purchases unlegended shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for $10,000, the Corporation will be required to pay the holder $1,000. A holder shall provide the Corporation written notification indicating any amounts payable to such holder pursuant to this Paragraph C. The Corporation shall make any payments required pursuant to this Paragraph C in accordance with and subject to the provisions of Article XIV.E.

D. Redemption Right. If the Corporation fails, and such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by the holder, for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and VII, respectively) to issue shares of Common Stock within 10 business days after the expiration of the Delivery Period with respect to any conversion of Series A Preferred Stock, then the holder may elect at any time and from time to time prior to the Default Cure Date for such Conversion Default, by delivery of a Redemption Notice to the Corporation, to have all of such holder's shares of Series A Preferred Stock which were submitted for conversion purchased by the Corporation for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B). If the Corporation fails to redeem any of such shares within five business days after its receipt of such Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C.

E. Void Notice of Conversion. If for any reason a holder has not received all of the shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of Series A Preferred Stock and (i) such shares have not been called for redemption pursuant to Article VIII.D, provided the Redemption Amount therefor has been or may be paid within the time limits set forth in Article VIII.D, and (ii) such shares are not subject to a redemption notice from the holder thereof, then the holder, upon written notice to the Corporation's transfer agent, with a copy to the Corporation, may void its Notice of Conversion with

"**Default Amount**" means (i) the total Stated Value of all shares of Series A Preferred Stock held by such holder, plus (ii) the total accrued Premium as of the first day of the Conversion Default on all shares of Series A Preferred Stock included in clause (i) of this definition; and

"**Default Cure Date**" means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Corporation effects the conversion of the full number of shares of Series A Preferred Stock, and (ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Corporation begins to issue freely tradeable shares of Common Stock in satisfaction of all conversions of Series A Preferred Stock in accordance with Article IV.A, and (iii) with respect to either type of a Conversion Default, the date on which the Corporation redeems shares of Series A Preferred Stock held by such holder pursuant to paragraph D of this Article VI.

The payments to which a holder shall be entitled pursuant to this Paragraph A are referred to herein as "**Conversion Default Payments.**" A holder may elect to receive accrued Conversion Default Payments in cash or to convert all or any portion of such accrued Conversion Default Payments, at any time, into Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Conversion Default through the Conversion Date or the Default Cure Date, whichever is earlier, with respect to such Conversion Default Payments. In the event a holder elects to receive any Conversion Default Payments in cash, it shall so notify the Corporation in writing. Such payment shall be made in accordance with and be subject to the provisions of Article XIV.E. In the event a holder elects to convert all or any portion of the Conversion Default Payments into Common Stock, the holder shall indicate on a Notice of Conversion such portion of the Conversion Default Payments which such holder elects to so convert and such conversion shall otherwise be effected in accordance with the provisions of Article IV.

B. Adjustment to Conversion Price. If a holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of Series A Preferred Stock for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and VII, respectively), then the Fixed Conversion Price in respect of any shares of Series A Preferred Stock held by such holder (including shares of Series A Preferred Stock submitted to the Corporation for conversion, but for which shares of Common Stock have not been issued to such holder) shall thereafter be the lesser of (i) the Fixed Conversion Price on the Conversion Date specified in the Notice of Conversion which resulted in the Conversion Default and (ii) the lowest Closing Bid Price for the Common Stock during the period beginning on, and including, such Conversion Date through and including the earlier of (x) the day such shares of Common Stock are delivered to the holder and (y) the day on which the holder regains its rights as a holder of Series A Preferred Stock with respect to such unconverted shares of Series A Preferred Stock pursuant to the provisions of Article XIV.F hereof. If there shall occur a Conversion Default of the type described in clause (y) of Article VI.A, then the Fixed Conversion Price with respect to any conversion thereafter shall be the lowest Closing Bid Price for the Common Stock during the period beginning on, and including, the date of the occurrence of such Conversion Default through and including the Default Cure Date. The Fixed

thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to purchase for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B), a portion of the holder's Series A Preferred Stock such that, after giving effect to such purchase, the holder's allocated portion of the Reserved Amount exceeds 135% of the total number of shares of Common Stock issuable to such holder upon conversion of its Series A Preferred Stock. If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of such Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C.

C. Adjustment to Conversion Price. If the Corporation is prohibited, at any time, from issuing shares of Common Stock upon conversion of Series A Preferred Stock to any holder because the Corporation does not then have available a sufficient number of authorized and reserved shares of Common Stock, then the Fixed Conversion Price in respect of any shares of Series A Preferred Stock held by any holder (including shares of Series A Preferred Stock submitted to the Corporation for conversion, but for which shares of Common Stock have not been issued to any such holder) shall be adjusted as provided in Article VI.B.

VI. FAILURE TO SATISFY CONVERSIONS

A. Conversion Default Payments. If, at any time, (x) a holder of shares of Series A Preferred Stock submits a Notice of Conversion and the Corporation fails for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and VII, respectively) to deliver, on or prior to the fourth (4th) business day following the expiration of the Delivery Period for such conversion, such number of unlegended shares of Common Stock to which such holder is entitled upon such conversion, or (y) the Corporation provides notice to any holder of Series A Preferred Stock at any time of its intention not to issue unlegended shares of Common Stock upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount) (each of (x) and (y) being a "**Conversion Default**"), then the Corporation shall pay to the affected holder, in the case of a Conversion Default described in clause (x) above, and to all holders, in the case of a Conversion Default described in clause (y) above, an amount equal to:

$$(.24) \times (D/365) \times (\text{the Default Amount})$$

where:

"D" means the number of days after the expiration of the Delivery Period through and including the Default Cure Date;

D. Required Conversion at Maturity. If the Corporation does not elect to exercise its redemption rights set forth in Article VIII.D hereof, subject to the limitations set forth in Paragraph C(i) of this Article IV and provided all shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock are then (i) authorized and reserved for issuance, (ii) registered under the Securities Act of 1933, as amended, for resale by the holders of such shares of Series A Preferred Stock and (iii) eligible to be traded on either the Nasdaq SmallCap Market, The Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, each share of Series A Preferred Stock issued and outstanding on the seventh anniversary of the Issuance Date thereof (the "**Maturity Date**"), automatically shall be converted into shares of Common Stock on such date in accordance with the conversion formulas set forth in Paragraph A of this Article IV (the "**Required Conversion at Maturity**"); provided, however, in such case the Conversion Price shall equal the lower of (i) the average of the Closing Bid Prices for the Common Stock for the five (5) trading days immediately preceding the Maturity Date and (ii) the Fixed Conversion Price; provided, further, the Maturity Date shall be extended for a period equal to the number of days any Conversion Default, Trading Market Trigger Event, Trading Market Prohibition or Redemption Event is in existence. If the Required Conversion at Maturity occurs, the Corporation and the holders of Series A Preferred Stock shall follow the applicable conversion procedures set forth in Paragraph B of this Article IV; *provided, however*, that the holders of Series A Preferred Stock are not required to deliver a Notice of Conversion to the Corporation or its transfer agent.

V. RESERVATION OF SHARES OF COMMON STOCK

A. Reserved Amount. On or before January 15, 1999, the Corporation shall reserve, from the authorized but unissued shares of Common Stock, for issuance upon conversion of the Series A Preferred Stock, 200% of the number of shares which would be issuable if the outstanding shares of Series A Preferred Stock were converted in their entirety on the Issuance Date based on the Conversion Price in effect on the Issuance Date, and thereafter the number of authorized but unissued shares of Common Stock so reserved (the "**Reserved Amount**") shall not be decreased and shall at all times be sufficient to provide for the conversion of the Series A Preferred Stock outstanding at the then current Conversion Price thereof. The Reserved Amount shall be allocated to the holders of Series A Preferred Stock as provided in Article XIV.C.

B. Increases to Reserved Amount. If the Reserved Amount for any three consecutive trading days (the last of such three trading days being the "**Authorization Trigger Date**") shall be less than 135% of the number of shares of Common Stock issuable upon conversion of the then outstanding shares of Series A Preferred Stock, the Corporation shall immediately notify the holders of Series A Preferred Stock of such occurrence and shall take immediate action (including, if necessary, seeking stockholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 200% of the number of shares of Common Stock then issuable upon conversion of the outstanding Series A Preferred Stock. In the event the Corporation fails to so increase the Reserved Amount within 90 days after an Authorization Trigger Date (such event being the "**Reserved Amount Trigger Events**), each holder of Series A Preferred Stock shall

accountant's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

C. Limitations on Conversions. The conversion of shares of Series A Preferred Stock shall be subject to the following limitations (each of which limitations shall be applied independently):

(i) Cap Amount. If, notwithstanding the representations and warranties of the Corporation contained in the Securities Purchase Agreement, dated as of September 30, 1998, between the Corporation and the purchasers of the Series A Preferred Stock named therein, the Corporation is prohibited by the rules or regulations of any securities exchange or quotation system on which the Common Stock is then listed or traded, from listing or issuing a number of shares of Common Stock in excess of a prescribed amount (the "**Cap Amount**") without the approval of the Corporation's stockholders, then the Corporation shall not be required to list or issue, as applicable, shares in excess of the Cap Amount unless the Corporation has obtained the required approvals. The Cap Amount which, as of the Issuance Date, shall be 5.97 million shares, shall be allocated pro rata to the holders of Series A Preferred Stock as provided in Article XIV.C. In the event a holder of Series A Preferred Stock submits a Notice of Conversion and the Corporation is prohibited from listing or issuing shares of Common Stock to satisfy such Notice of Conversion as a result of the operation of this subparagraph (i), such holder shall be entitled to the rights set forth in Article VII hereof.

(ii) No Five Percent Holders. Except in connection with a Required Conversion at Maturity (as defined below), in no event shall a holder of shares of Series A Preferred Stock be entitled to receive shares of Common Stock upon a conversion to the extent that the sum of (x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (exclusive of shares issuable upon conversion of the unconverted portion of the shares of Series A Preferred Stock or the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, the warrants (the "**Warrants**") issued by the Corporation pursuant to the Securities Purchase Agreement) subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series A Preferred Stock with respect to which the determination of this subparagraph is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (x) above. The restriction contained in this subparagraph (ii) shall not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock and each holder of outstanding shares of Series A Preferred Stock shall approve such alteration, amendment, deletion or change.

shares of Common Stock upon a conversion unless either the Preferred Stock Certificates are delivered to the Corporation or the transfer agent as provided above, or the holder notifies the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by Article XIV.B hereof.

(i) Delivery of Common Stock Upon Conversion. Upon the surrender of Preferred Stock Certificates from a holder of Series A Preferred Stock accompanied by a Notice of Conversion, the Corporation shall, subject to the Corporation's redemption rights set forth in Article VIII.D, no later than the later of (a) the third business day following the Conversion Date and (b) the business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of documentation pursuant to Article XIV.B) (the "**Delivery Period**"), issue and deliver to the holder or its nominee, (x) that number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock being converted and (y) a certificate representing the number of shares of Series A Preferred Stock not being converted, if any. If the Corporation's transfer agent is participating in the Depository Trust Company ("**DTC**") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder thereof is not then required to return such certificate for the placement of a legend thereon, the Corporation may cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("**DTC Transfer**"). If the aforementioned conditions to a DTC Transfer are not satisfied or a DTC Transfer is otherwise not effected, the Corporation shall deliver to the holder physical certificates representing the Common Stock issuable upon conversion. Further, a holder may instruct the Corporation to deliver to the holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

(ii) Taxes. The Corporation shall pay any and all taxes which may be imposed upon the Corporation with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series A Preferred Stock.

(iii) No Fractional Shares. If any conversion of Series A Preferred Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be the next higher whole number of shares.

(iv) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, the Corporation shall submit the disputed calculations to an independent outside accountant reasonably acceptable to the holder of Series A Preferred Stock being converted via facsimile at any time prior to the expiration of the Delivery Period. The accountant, at the expense of the party in error, shall audit the calculations and notify the Corporation and the holder of the results as soon as practicable following the date it receives the disputed calculations. The

Conversion Price

(ii) (a) The Corporation shall have the right, in its sole discretion, upon receipt of a Notice of Conversion, to redeem the Premium subject to such conversion for a sum of cash equal to the amount of the Premium being so redeemed. All cash redemption payments hereunder shall be paid in lawful money of the United States of America at such address for the holder as appears on the record books of the Corporation (or at such other address as such holder shall hereafter give to the Corporation by written notice). In the event the Corporation so elects to redeem the Premium in cash and fails to pay such holder the applicable redemption amount to which such holder is entitled by depositing a check in the U.S. Mail to such holder within four (4) business days of receipt by the Corporation of a Notice of Conversion (in the case of a redemption in connection with an Optional Conversion), the Corporation shall thereafter forfeit its right to redeem such Premium in cash and such Premium shall thereafter be converted into shares of Common Stock in accordance with Article IV.A(i).

(b) Each holder of Series A Preferred Stock shall have the right to require the Corporation to provide advance notice to such holder stating whether the Corporation will elect to redeem the Premium in cash pursuant to the Corporation's redemption rights discussed in subparagraph (a) of this Article IV.A(ii). A holder may exercise such right from time to time by sending notice (an "**Election Notice**") to the Corporation, by facsimile, requesting that the Corporation disclose to such holder whether the Corporation would elect to redeem the Premium for cash in lieu of issuing shares of Common Stock therefor if such holder were to exercise its right of conversion pursuant to this Article IV.A. The Corporation shall, no later than the close of business on the second business day following receipt of an Election Notice, disclose to such holder whether the Corporation would elect to redeem the Premium in connection with a conversion pursuant to a Notice of Conversion delivered over the subsequent ten (10) business day period. If the Corporation does not respond to such holder within such two business day period via facsimile, the Corporation shall, with respect to any conversion pursuant to a Conversion Notice delivered within the subsequent ten (10) business day period, forfeit its right to redeem such Premium in accordance with subparagraph (a) of this Article IV.A(ii) and shall be required to convert such Premium into shares of Common Stock.

B. Mechanics of Conversion. In order to effect an Optional Conversion, a holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation or the transfer agent for the Common Stock and (y) surrender or cause to be surrendered the original certificates representing the Series A Preferred Stock being converted (the "**Preferred Stock Certificates**"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation or the transfer agent. Upon receipt by the Corporation of the Notice of Conversion by fax from a holder, the Corporation shall, within one business day, send, via fax, a confirmation (the "**Notice of Conversion Confirmation**") to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion, and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue

(i) The Corporation's quarterly sales for the Corporation's first fiscal quarter in 1999, as reported in the Corporation's Quarterly Report on Form 10-Q (**"Form 10-Q"**) for such quarter, shall be not less than $4,500,000.

(ii) The Corporation's quarterly sales for each of the Corporation's fiscal quarters commencing with the second fiscal quarter of 1999 and for each fiscal quarter thereafter, as reported in Form 10-Q or in the Corporation's Annual Report on Form 10-K (**"Form 10-K"**), as applicable, for each such quarter, shall be not less than $6,000,000.

(iii) The Corporation's quarterly cash flow from operations shall be positive for each of the Corporation's fiscal quarters, commencing with the fourth fiscal quarter of 1998 and for each fiscal quarter thereafter, as reported in Form 10-Q or Form 10-K, as applicable.

G. **"N"** means the number of days from, but excluding, the Issuance Date.

H. **"Premium"** means an amount equal to (.10)x(N/365)x(1,000).

I. **"Variable Conversion Price"** means the average of the Closing Bid Prices for the Common Stock (as defined below) during the ten (10) consecutive trading days ending on the trading day immediately preceding such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such ten (10) trading day period).

IV. CONVERSION

A. Conversion at the Option of the Holder. (i) Subject to the limitations on conversions contained in Paragraph C of this Article IV and to the Corporation's right of redemption contained in Article VIII.D, each holder of shares of Series A Preferred Stock may, at any time and from time to time on or after the Issuance Date, convert (an **"Optional Conversion"**) each of its shares of Series A Preferred Stock into a number of fully paid and nonassessable shares of the Corporation's Class A Common Stock, $.01 par value per share (the **"Common Stock"**), determined in accordance with the following formula if the Corporation timely redeems the Premium thereon in cash in accordance with subparagraph (ii) below:

$$\frac{1{,}000}{\text{Conversion Price}}$$

or in accordance with the following formula if the Corporation does not timely redeem the Premium thereon in accordance with subparagraph (ii) below:

$$\underline{1{,}000 + \text{the Premium}}$$

III. CERTAIN DEFINITIONS

For purposes of this Certificate of Designation, the following terms shall have the following meanings:

A. **"Closing Bid Price"** means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series A Preferred Stock. If Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, **"Bloomberg"**), or if the foregoing does not apply, the last reported bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series A Preferred Stock, with the costs of such appraisal to be borne by the Corporation.

B. **"Conversion Date"** means, for any Optional Conversion, the date on which the notice of conversion in the form attached hereto (the **"Notice of Conversion"**) is delivered by fax, as evidenced by a mechanically or electronically generated confirmation thereof, (or delivered by other means resulting in notice) to the Corporation on the Conversion Date indicated in the Notice of Conversion.

C. **"Conversion Price"** means the Fixed Conversion Price if no Milestone Failure has occurred and, if a Milestone Failure has occurred, the lower of the Fixed Conversion Price and the Variable Conversion Price, each in effect as of such date and subject to adjustment as provided herein. Notwithstanding the foregoing, at all times prior to the one (1) year anniversary of the Issuance Date, the Conversion Price means the Fixed Conversion Price, in effect as of such date and subject to adjustment as provided herein.

D. **"Fixed Conversion Price"** means $1.20.

E. **"Issuance Date"** means the date of the Closing (as defined in that certain Securities Purchase Agreement by and among the Corporation and the purchasers named therein with respect to the initial issuance of the Series A Preferred Stock (the **"Securities Purchase Agreement"**).

F. **"Milestone Failure"** means the Corporation's failure to achieve one or more of the following milestones:

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 11/10/1998
981432543 - 2179925

CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES OF SERIES A CONVERTIBLE PREFERRED STOCK OF ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

(Pursuant to Section 151 of the
Delaware General Corporation Law)

Advanced Environmental Recycling Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law;

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $1.00 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

Series A Convertible Preferred Stock:

I. DESIGNATION AND AMOUNT

The designation of this series, which consists of 1,500 shares of Preferred Stock, is the Series A Convertible Preferred Stock (the "**Series A Preferred Stock**") and the stated value shall be One Thousand U.S. Dollars ($1,000.00) per share (the "**Stated Value**").

II. NO DIVIDENDS

The Series A Preferred Stock will bear no dividends, and the holders of the Series A Preferred Stock shall not be entitled to receive dividends on the Series A Preferred Stock.

CONSENT OF STOCKHOLDERS
OF
ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

* * *

THE UNDERSIGNED, who together hold more than fifty percent of the outstanding stock of Advanced Environmental Recycling Technologies, Inc., a Delaware corporation (the "Corporation"), do hereby consent to and adopt the following resolution pursuant to section 228 of the General Corporation Law of the State of Delaware:

"RESOLVED that Article FOURTH, subsection (a), of the Certificate of Incorporation of this Corporation be amended to read as follows:

'**FOURTH:** (a) The total number of shares of all classes of stock which the Corporation is authorized to issue is Sixty-Two Million Five Hundred Thousand (62,500,000) shares, consisting of Five Million (5,000,000) shares of Preferred Stock having a par value of $1.00 per share, Fifty Million (50,000,000) shares of Class A Common Stock having a par value of $.01 per share, and Seven Million Five Hundred Thousand (7,500,000) shares of Class B Common Stock having a par value of $.01 per share.'"

JOE G. BROOKS — Dated: 8-22-89

J. DOUGLAS BROOKS, Exec V.P. — Dated: 8-22-89

MARJORIE S. BROOKS — Dated: 8/22/89

2180-001\007.njl(a)

AUG-22-1989 13:01 FROM A.E.R.T., INC. TO

899234101

FILED 3:45 pm

AUG 22 1989

Secretary of State

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

* * *

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution, which provides for an increase in the number of authorized shares of the Corporation's $.01 par value Class A Common Stock from 22,500,000 shares to 50,000,000 shares, was duly adopted by the Corporation's Board of Directors and, upon written notice, approved by written consent of the Corporation's stockholders, all in accordance with sections 242 and 228 of the General Corporation Law of the State of Delaware:

"RESOLVED that Article FOURTH, subsection (a), of the Certificate of Incorporation of this Corporation be amended to read as follows:

'FOURTH: (a) The total number of shares of all classes of stock which the Corporation is authorized to issue is Sixty-Two Million Five Hundred Thousand (62,500,000) shares, consisting of Five Million (5,000,000) shares of Preferred Stock having a par value of $1.00 per share, Fifty Million (50,000,000) shares of Class A Common Stock having a par value of $.01 per share, and Seven Million Five Hundred Thousand (7,500,000) shares of Class B Common Stock having a par value of $.01 per share.'"

IN WITNESS WHEREOF, ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC. has caused this Certificate to be signed and attested by its duly authorized officers this 22 day of August, 1989.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

BY: Joe G. Brooks
JOE G. BROOKS, President

ATTEST:

Marjorie S. Brooks
MARJORIE S. BROOKS, Secretary

2180-001\006.nj1(b)

the powers, preferences and rights of the shares of Class B Common Stock and any qualifications, limitations or restrictions thereof.

(2) Except for the differences as set forth in this Division C or in any certificate of designation, the Class B Common Stock shall be identical in all respects to the Class A Common Stock of the Corporation.

(3) In addition to all other voting rights provided by law, each share of Class B Common Stock shall entitle the holder thereof to five (5) votes on all matters submitted to a vote of the shareholders of the Corporation.

(4) Except as otherwise provided herein, in any certificate of designation, or by law, the holders of shares of Class B Common Stock and the holders of shares of Class A Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation.

(5) At the option of the holder thereof, each share of the Class B Common Stock may be converted at any time into one share of Class A Common Stock of the Corporation. Each share of Class B Common Stock will convert automatically into one share of Class A Common Stock upon its sale or transfer to any person other than an original holder of Class B Common Stock, and upon the death of the holder thereof if not then transferred by bequest or inheritance to an original holder of Class B Common Stock.'"

IN WITNESS WHEREOF, Advanced Environmental Recycling Technologies, Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this 6th day of June, 1989.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

BY: J. Douglas Brooks - Vice Pres
J. DOUGLAS BROOKS,
Vice President

ATTEST:

Marjorie S. Brooks, Secretary
MARJORIE S. BROOKS, Secretary

2180-001\003.njl

DIVISION A

THE PREFERRED STOCK

(1) The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

(2) Each share of Preferred Stock shall entitle the holder thereof to such number of votes (which may be a fraction of one vote or no vote) as shall be fixed by the Board of Directors prior to the issuance thereof. Holders of Preferred Stock shall not be entitled to receive notice of any meeting of shareholders of the Corporation at which they are not entitled to vote.

DIVISION B

THE CLASS A COMMON STOCK

(1) Subject to any prior rights and preferences of the Preferred Stock, the holders of the Class A Common Stock shall be entitled to receive, when and in such manner as declared by the Board of Directors in their discretion, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

(2) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after payment or provision for payment of the debts and other liabilities of the Corporation and after setting aside any preferential amounts due the holders of the Preferred Stock, the remaining assets of the Corporation shall be distributed pro rata to the holders of the Class A Common Stock in accordance with their respective rights and interests.

(3) Subject to any special voting rights of holders of shares of Preferred Stock as fixed by the Board of Directors in any resolution or resolutions, each share of Class A Common Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of shareholders of the Corporation.

DIVISION C

THE CLASS B COMMON STOCK

(1) Except as fixed by this Certificate of Incorporation, the Board of Directors is authorized to fix

899163016

935 Am
FILED

JUN 12 1989

[signature]
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

* * *

Advanced Environmental Recycling Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution was duly approved and adopted by the Corporation's Board of Directors and stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

"RESOLVED that, Article FOURTH of the Certificate of Incorporation of this Corporation be, and hereby is, amended to read as follows:

'**FOURTH:** (a) The total number of shares of all classes of stock which the Corporation is authorized to issue is Thirty-Five Million (35,000,000) shares, consisting of Five Million (5,000,000) shares of Preferred Stock having a par value of $1.00 per share, Twenty-Two Million Five Hundred Thousand Shares (22,500,000) shares of Class A Common Stock having a par value of $0.01 per share, and Seven Million Five Hundred Thousand (7,500,000) shares of Class B Common Stock having a par value of $0.01 per share.

(b) No stockholder of the Corporation shall be entitled to any preemptive rights or other right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class of stock now or hereafter authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors in its discretion may fix. The Board of Directors may issue shares of stock of any class of this Corporation, or purchase shares of stock of any class, without offering any such shares of stock of any class or any notes, debentures, bonds or other securities, either in whole or in part, to the existing stockholders of any class.

(c) Cumulative voting shall not be allowed in election of directors or for any other purpose.

of shares of stock and other securities and property which such holder would have been entitled to receive upon such consolidation, merger, sale or transfer, or reclassification if he had held the Common Stock issuable upon the conversion of such share of Class B Common Stock immediately prior to such consolidation, merger, sale or transfer, or reclassification.

(c) In the case of a stock split or a reverse stock split with respect to the Common Stock, appropriate steps shall be taken to simultaneously cause a split or reverse split of shares of Class B Common Stock in equivalent proportion and to amend the Certificate of Incorporation to effect such stock split or reverse stock split; provided, however, that each share of Class B Common Stock outstanding following such stock split or reverse stock split shall continue to be entitled to five (5) votes on each matter submitted to a vote of shareholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Class B Common Stock to be signed by its President and attested to by its Secretary, and has caused its corporate seal to be affixed hereto, this 1 day of March, 1989.

By: [signature]
JOSEPH G. BROOKS, President

ATTEST:

[signature]
MARJORIE BROOKS, Secretary

Class B Common Stock converted, and shall deliver to such person certificates representing the newly issued shares of Common Stock. The shares of Class B Common Stock converted shall immediately be retired and shall not be reissued.

4. Reserves

The Corporation shall at all times reserve and keep available, out of its authorized but unissued capital stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, the number of shares of Common Stock equal to the number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Class B Common Stock.

5. All Other Rights and Restrictions

Except for the differences set forth in the Certificate of Incorporation and in this Certificate of Designation, the Class B Common Stock shall be identical in all respects to the Common Stock of the Corporation and the holders of Class B Common Stock shall be treated as if they held Common Stock of the Corporation. Accordingly, but without limiting the generality of the foregoing:

(a) No dividend or distribution in cash, stock or other property may be made to the holders of Common Stock or Class B Common Stock unless a like and simultaneous dividend or distribution is made to both the holders of the Common Stock and the holders of the Class B Common Stock. For example, upon a dividend of one (1) share of Common Stock to holders of Common Stock for each five (5) shares of Common Stock held, a dividend shall also be made of one (1) share of Common Stock to holders of Class B Common Stock for each five (5) shares of Class B Common Stock held.

(b) Except as otherwise provided in (c) below (with respect to a stock split or a reverse stock split), no reclassification or any other adjustment or modification of the rights or preferences shall be effected (including, without limitation, pursuant to a merger, consolidation or liquidation involving the Corporation) with respect to either the Common Stock or Class B Common Stock unless both the Common Stock and the Class B Common Stock are reclassified or the rights or preferences are adjusted or modified in exactly the same manner and at the same time. For example, in case of any consolidation or merger of the Corporation with or into any other corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Common Stock), or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or the reclassification of the Common Stock into any form of capital stock of the Corporation, whether in whole or in part, the holder of each share of Class B Common Stock shall after such consolidation, merger, sale or transfer, or reclassification have the right to convert such share of Class B Common Stock into the kind and amount

with respect to such shares, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated as the record holder of such shares of Common Stock.

As soon as practicable after the presentation and surrender of Class B Common Stock certificates as herein provided, the Corporation shall cause to be issued to the person entitled to receive such shares one (1) share of Common Stock for each share of Class B Common Stock converted, and shall deliver to such person certificates representing the newly issued shares of Common Stock. If less than all shares of Class B Common Stock represented by a surrendered certificate are converted, a new certificate representing the shares not converted shall be issued. The shares of Class B Common Stock converted shall immediately be retired and shall not be reissued.

3. Automatic Conversion

Notwithstanding a holder's optional conversion rights, each share of Class B Common Stock shall convert automatically into one (1) fully paid non-assessable share of Common Stock upon its sale or transfer to any person other than an original record holder of Class B Common Stock, and upon the death of the holder thereof if not then transferred by bequest or inheritance to an original record holder of Class B Common Stock. An "original record holder" for the purposes hereof shall be a record holder receiving any shares of Class B Common Stock at any time upon original issuance by the Corporation. A "sale or transfer" of shares shall be deemed not to include the creation of a security interest in such shares by pledge, hypothecation or otherwise, if the shares are not transferred of record to the pledgee, or if the pledgee, though the shares are transferred of record, delivers to the original record holder and files of record with the Company a proxy (irrevocable except in the event of foreclosure) conferring all voting rights with respect to such shares upon the original record holder; nor shall a "sale or transfer" include the placing of such shares into any form of escrow account, so long as voting rights with respect thereto are reserved by the original record holder. The certificates representing the converted shares of Class B Common Stock shall be deemed to represent the appropriate number of shares of Common Stock until such certificates are surrendered to the Corporation. The holder of the converted shares must present and surrender the certificate or certificates representing the converted shares during usual business hours at the Corporation's principal office or such other place as the Corporation shall designate. If required by the Corporation, the certificates representing the converted shares of Class B Common Stock must be accompanied by instruments of transfer in form satisfactory to the Corporation, duly executed by the holder of such shares or his authorized representative. As soon as practicable after the presentation and surrender of the Class B Common Stock certificates, the Corporation shall cause to be issued to the person entitled to receive such shares one (1) share of Common Stock for each share of

899062034

FILED 10AM

MAR 3 1989

SECRETARY OF STATE

CERTIFICATE OF DESIGNATION
OF CLASS B COMMON STOCK

PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE

* * *

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority conferred in Article Four of its Certificate of Incorporation, and in accordance with Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors adopted the following resolution fixing the rights, preferences and restrictions of the entire class of Class B Common Stock, consisting of 7,500,000 authorized shares:

RESOLVED, that the powers, preferences and rights of the shares of Class B Common Stock and the qualifications, limitations and restrictions thereof are as follows:

1. Voting Powers

Each share of Class B Common Stock shall entitle the holder thereof to five (5) votes on all matters submitted to a vote of the shareholders of the Corporation.

2. Optional Conversion Right

At the option of the holder thereof, each share of Class B Common Stock may be converted at any time into one (1) fully paid non-assessable share of Common Stock of the Corporation. To effect the conversion, the certificate or certificates representing the shares of Class B Common Stock to be converted shall be presented and surrendered during usual business hours at the Corporation's principal office or such other place as the Corporation may designate. The surrendered certificates must be accompanied by a written notice of the election of the holder to convert the shares represented by such certificates. The notice shall state the name and address of the person to whom the shares of Common Stock issuable upon conversion shall be issued. If required by the Corporation, the certificates representing the shares of Class B Common Stock must be accompanied by instruments of transfer in form satisfactory to the Corporation, duly executed by the holder of such shares or his authorized representative.

The conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates are presented and surrendered, and notice of election to convert, with any required instrument of transfer, is received. At such time, the holder of the shares of Class B Common Stock to be converted shall cease to be a stockholder of the Corporation

2180-000/009.njl
mrb:03/01/89(h)

Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(e) Indemnification of Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

ELEVENTH: The name and mailing address of the incorporator of the Corporation is:

MARJORIE S. BROOKS P. O. Box 1237
Springdale, AR 72765

I, **THE UNDERSIGNED**, being the Incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereunto set my hand and seal this 15th day of November, 1988.

Marjorie S. Brooks
MARJORIE S. BROOKS

service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Division or otherwise (hereinafter an "undertaking").

(b) Right of Indemnitee to Bring Suit. If a claim under paragraph (a) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law; and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article or otherwise shall be on the Corporation.

(c) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this

Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

TENTH: (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which

(2) Except for the differences as set forth in this Division C or in any certificate of designation, the Class B Common Stock shall be identical in all respects to the Common Stock of the Corporation.

(3) In addition to all other voting rights provided by law, each share of Class B Common Stock shall entitle the holder thereof to five (5) votes on all matters submitted to a vote of the shareholders of the Corporation.

(4) Except as otherwise provided herein, in any certificate of designation, or by law, the holders of shares of Class B Common Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation.

(5) At the option of the holder thereof, each share of the Class B Common Stock may be converted at any time into one share of Common Stock of the Corporation. Each share of Class B Common Stock will convert automatically into one share of Common Stock upon its sale or transfer to any person other than an original holder of Class B Common Stock, and upon the death of the holder thereof if not then transferred by bequest or inheritance to an original holder of Class B Common Stock.

FIFTH: The Corporation is to have perpetual existence.

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter and repeal the bylaws of the Corporation.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

EIGHTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware or by this Certificate of Incorporation. All rights conferred herein are granted subject to this reservation.

NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General

DIVISION A

THE PREFERRED STOCK

(1) The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

(2) Each share of Preferred Stock shall entitle the holder thereof to such number of votes (which may be a fraction of one vote or no vote) as shall be fixed by the Board of Directors prior to the issuance thereof. Holders of Preferred Stock shall not be entitled to receive notice of any meeting of shareholders of the Corporation at which they are not entitled to vote.

DIVISION B

THE COMMON STOCK

(1) Subject to any prior rights and preferences of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, when and in such manner as declared by the Board of Directors in their discretion, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

(2) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after payment or provision for payment of the debts and other liabilities of the Corporation and after setting aside any preferential amounts due the holders of the Preferred Stock, the remaining assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

(3) Subject to any special voting rights of holders of shares of Preferred Stock as fixed by the Board of Directors in any resolution or resolutions, each share of Common Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of shareholders of the Corporation.

DIVISION C

THE CLASS B COMMON STOCK

(1) Except as fixed by this Certificate of Incorporation, the Board of Directors is authorized to fix the powers, preferences and rights of the shares of Class B Common Stock and any qualifications, limitations or restrictions thereof.

8803280055 FILED

DEC 2 1988
9AM
[signature]
SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

OF

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

* * *

FIRST: The name of the Corporation is Advanced Environmental Recycling Technologies, Inc.

SECOND: The address of the Corporation's registered office in the State of Delaware is 212 Bank of Delaware, in the City of Dover, County of Kent. The name of its registered agent at that address is Agents for Delaware Corporations, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: (a) The total number of shares of all classes of stock which the Corporation is authorized to issue is Thirty-Five Million (35,000,000) shares, consisting of Five Million (5,000,000) shares of Preferred Stock having a par value of $1.00 per share, Twenty-Two Million Five Hundred Thousand Shares (22,500,000) shares of Common Stock having a par value of $0.01 per share, and Seven Million Five Hundred Thousand (7,500,000) shares of Class B Common Stock having a par value of $0.01 per share.

(b) No stockholder of the Corporation shall be entitled to any preemptive rights or other right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class of stock now or hereafter authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors in its discretion may fix. The Board of Directors may issue shares of stock of any class of this Corporation, or purchase shares of stock of any class, without offering any such shares of stock of any class or any notes, debentures, bonds or other securities, either in whole or in part, to the existing stockholders of any class.

(c) Cumulative voting shall not be allowed in election of directors or for any other purpose.

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE EIGHTH DAY OF OCTOBER, A.D. 2012.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

Jeffrey W. Bullock, Secretary of State

2179925 8300

121106819

AUTHENTICATION: 9899454

DATE: 10-08-12

You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware

The First State

CERTIFICATE OF AMENDMENT, FILED THE TWELFTH DAY OF OCTOBER, A.D. 1999, AT 3 O'CLOCK P.M.

CERTIFICATE OF RENEWAL, FILED THE TWENTY-THIRD DAY OF MAY, A.D. 2002, AT 9 O'CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTY-NINTH DAY OF OCTOBER, A.D. 2007, AT 4:42 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE EIGHTEENTH DAY OF AUGUST, A.D. 2009, AT 4 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE SEVENTH DAY OF SEPTEMBER, A.D. 2010, AT 9:50 O'CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE SEVENTEENTH DAY OF MARCH, A.D. 2011, AT 6:58 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE SIXTEENTH DAY OF AUGUST, A.D. 2011, AT 8:30 O'CLOCK A.M.

CERTIFICATE OF CORRECTION, FILED THE TWENTY-NINTH DAY OF MAY, A.D. 2012, AT 8 O'CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.".

SECRETARY OF STATE · DELAWARE

Jeffrey W. Bullock, Secretary of State

2179925 8100H

AUTHENTICATION: 9899453

121106819

DATE: 10-08-12

You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE SECOND DAY OF DECEMBER, A.D. 1988, AT 9 O'CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE THIRD DAY OF MARCH, A.D. 1989, AT 10 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWELFTH DAY OF JUNE, A.D. 1989, AT 9:35 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF AUGUST, A.D. 1989, AT 3:45 O'CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TENTH DAY OF NOVEMBER, A.D. 1998, AT 1 O'CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TENTH DAY OF NOVEMBER, A.D. 1998, AT 1:01 O'CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TENTH DAY OF NOVEMBER, A.D. 1998, AT 1:02 O'CLOCK P.M.

SECRETARY OF STATE — DELAWARE

Jeffrey W. Bullock, Secretary of State

2179925 8100H

121106819

AUTHENTICATION: 9899453

DATE: 10-08-12

You may verify this certificate online at corp.delaware.gov/authver.shtml